CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Exhibit 4.1

INDENTURE

dated as of January 29, 2015

by and between

LONGTRAIN LEASING III, LLC,

a Delaware limited liability company,

as the Issuer of the Equipment Notes

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee for the Equipment Notes

2.98% Fixed Rate Secured Railcar Equipment Notes, Class A-1

4.06% Fixed Rate Secured Railcar Equipment Notes, Class A-2

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

- i -

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

- ii -

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

- iii -

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

ANNEXES, EXHIBITS AND SCHEDULES

Annex A	Index of Defined Terms
Annex B	Scheduled Targeted Principal Balances

Exhibit A-1	Form of Certificate to be Given by Noteholders
Exhibit A-2	Form of Certificate to be Given by Euroclear or Clearstream
Exhibit A-3	Form of Certificate to Depository Regarding Interest
Exhibit A-4	Form of Depositary Certificate Regarding Interest
Exhibit A-5	Form of Transfer Certificate for Exchange or Transfer from 144A Book Entry Note to Regulation S Book Entry Note
Exhibit A-6	Form of Initial Purchaser Exchange Instructions
Exhibit A-7	Form of Certificate to be Given by Transferee of Beneficial Interest in a Regulation S Temporary Book-Entry Note
Exhibit A-8	Form of Transfer Certificate for Exchange or Transfer from Unrestricted Book-Entry Note to 144A Book-Entry Note
Exhibit A-9	Forms of 144A Book-Entry Note
Exhibit A-10	Forms of Regulation S Temporary Book-Entry Note
Exhibit A-11	Forms of Unrestricted Book-Entry Note
Exhibit B	Form of Investment Letter to be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit C-1	Form of Monthly Report
Exhibit C-2	Form of Annual Report
Exhibit D	Form of Payment Date Schedule

Schedule 1	Account Information
Schedule 2	Railcars as of the Closing Date

- iv -

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

This INDENTURE, dated as of January 29, 2015 (as modified, amended or supplemented from time to time by Indenture Supplements, this “Indenture”) between LONGTRAIN LEASING III, LLC, a Delaware limited liability company, as the issuer of the Equipment Notes hereunder (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee for the Equipment Notes (the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Indenture Trustee are executing and delivering this Indenture in order to provide for the issuance by the Issuer of the Equipment Notes; and

WHEREAS, except as otherwise provided herein, the obligations of the Issuer under the Equipment Notes issued pursuant to this Indenture and the other Secured Obligations shall be secured on a pari passu basis by the Collateral further granted and described below;

NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

GRANTING CLAUSES

The Issuer hereby pledges, transfers, assigns, and otherwise conveys to the Indenture Trustee for the benefit and security of the Noteholders and other Secured Parties, and grants to the Indenture Trustee for the benefit and security of the Noteholders and other Secured Parties, a Security Interest in and Encumbrance on, all of the Issuer’s right, title and interest, whether now existing or hereafter created or acquired and wherever located, in, to and under the assets and property described below (collectively, the “Collateral”):

(a) Each of the Management Agreement, the Lease Administration Agreement, the Collateral Agency Agreement, the Contribution and Sale Agreement, the Administrative Services Agreement, any Bill of Sale and any Assignment and Assumption Agreement, and in the case of any of the aforementioned agreements as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”);

(b) (i) all Railcars listed on Schedule 2 hereto and all other Railcars transferred to the Issuer from time to time, whether pursuant to the Contribution and Sale Agreement or otherwise, and any and all substitutions and replacements therefor, (ii) all licenses, manufacturer’s warranties and other warranties, Supporting Obligations (including in respect of any Lease), Payment Intangibles, Accounts, Instruments, Chattel Paper (including Leases and all related Lease Payments, and including Leases arising from renewals or lease remarketings in respect of such Railcars), Related Assets, General Intangibles and all other rights and obligations related to any Assigned Agreement, Railcars or Leases, including, without limitation, all rights, powers, privileges, options and other benefits of the Issuer to receive moneys and other property due and to become due under or pursuant to the Assigned Agreements, Railcars or Leases, including, without limitation, all rights, powers, privileges, options and other benefits to receive and collect rental payments, income, revenues, profits and other amounts, payments, tenders or security (including any cash collateral) from any other party thereto (including, in the case of Leases, from the Lessees thereunder); (iii) all rights, powers, privileges, options and other benefits of the Issuer to receive

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

proceeds of any casualty insurance, condemnation award, indemnity, warranty or guaranty with respect to the Assigned Agreements, Railcars or Leases; (iv) all claims of the Issuer for damages arising out of or for breach of or default under any Assigned Agreement or in respect of any Lease; and (v) the rights, powers, privileges, options and other benefits of the Issuer to perform under each Assigned Agreement and Lease, to compel performance and otherwise exercise all remedies thereunder and to terminate each Assigned Agreement and Lease;

(c) all (i) Railroad Mileage Credits allocable to such Railcars in accordance with the Marks thereon, and any payments in respect of such credits; (ii) tort claims or any other claims of any kind or nature related to such Railcars and any payments in respect of such claims; and (iii) other payments owing by any Person (including any railroads or similar entities) in respect of or attributable to such Railcars or the use, loss, damage, casualty, condemnation of such Railcars or the Marks associated therewith, in each case whether arising by contract, operation of law, course of dealing, industry practice or otherwise;

(d) all Securities Accounts and Deposit Accounts and all Investment Property therein (including, without limitation, all (i) securities, whether certificated or uncertificated, (ii) Financial Assets, Investment Property and Securities Entitlements, (iii) commodity contracts and (iv) commodity accounts) in which the Issuer has now, or acquires from time to time after the Closing Date, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property with respect thereto, and including, without limitation, each Transaction Account and any Permitted Investments purchased with funds on deposit in any Transaction Accounts, and all income from the investment of funds therein;

(e) all insurance policies maintained by the Issuer or for its benefit (including, without limitation, all insurance policies maintained by the Manager or ARI for the benefit of the Issuer) covering all or any portion of the Collateral, and all payments thereon or with respect thereto;

(f) all Contracts, Documents, General Intangibles, Instruments, Inventory, Supporting Obligations, Equipment, Letter of Credit Rights and Commercial Tort Claims;

(g) all other assets and property of the Issuer, whether now existing or from time to time acquired; and

(h) all Proceeds, accessions, profits, products, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Issuer described in the preceding clauses (including, without limitation, the Issuer’s claims for indemnity thereunder and payments with respect thereto).

Such Security Interests are granted and made in trust and subject to the terms and conditions of this Indenture as collateral security for the payment and performance in full by the Issuer of all of the Outstanding Obligations and for the prompt payment in full by the Issuer of the respective amounts due and the prompt performance in full by the Issuer of all of its other obligations described in this Indenture and the other Operative Agreements to which the Issuer is a party (collectively, the “Secured Obligations”).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

For the avoidance of doubt it is expressly understood and agreed that, to the extent the UCC is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision.

The Indenture Trustee acknowledges such Security Interests, accepts the duties created hereby in accordance with the provisions hereof and agrees to hold such Security Interests for the use and benefit of all present and future Secured Parties.

The Issuer hereby irrevocably authorizes the Indenture Trustee at any time, and from time to time, to file, without the signature of the Issuer, in any filing office in any UCC jurisdiction necessary or desirable to perfect the Security Interests granted herein, any initial financing statements, continuation statements and amendments thereto that (i) indicate or describe the Collateral regardless of whether any particular asset constituting Collateral falls within the scope of Article 9 of the UCC in the same manner as described herein or in any other manner as the Indenture Trustee may determine in its sole discretion is necessary or desirable to ensure the perfection of the Security Interests granted herein, or (ii) provide any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Issuer is an organization, the type of organization and any organization identification number issued to the Issuer. The Issuer agrees to furnish the information described in clause (ii) of the preceding sentence to the Indenture Trustee promptly upon the Indenture Trustee’s request. Nothing in the foregoing shall be deemed to create an obligation of the Indenture Trustee to file any financing statement, continuation statements or amendment thereto.

1. Priority.

The Issuer intends the Security Interests in favor of the Indenture Trustee to be prior to all other Encumbrances in respect of the Collateral, and the Issuer has taken and shall take or cause to be taken all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Noteholders and other Secured Parties, a first priority, perfected Security Interest in the Collateral, to the extent that perfection can be achieved by the filing of a UCC-1 financing statement in any UCC jurisdiction and/or other similar filings with the STB. With respect to Leases related to Railcars where the Lessee thereunder is domiciled or maintains its chief executive office in Canada, the Issuer has taken and shall take or cause to be taken all actions necessary or advisable to obtain and maintain, in favor of the Indenture Trustee, a first priority, perfected Security Interest in the related Railcars including, without limitation, making all such filings, registrations and recordings with the Registrar General of Canada as are necessary or advisable to obtain and maintain a first priority, perfected Security Interest in such Railcars. Notwithstanding the foregoing, the Issuer shall not be required to make any filings, registrations or recordation in Mexico or under any Provincial Personal Property Security Act or other non-federal legislation in Canada. The Indenture Trustee shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party under all Applicable Law in addition to, and not in limitation of, the other rights, remedies and recourses granted to the Indenture Trustee by this Indenture or any law relating to the creation and perfection of Security Interests in the Collateral.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

2. Continuance of Security.

(a) Except as otherwise provided under “Releases” below, the Security Interests created under this Indenture shall remain in force as continuing security to the Indenture Trustee, for the benefit of the Noteholders and other Secured Parties, until the repayment and performance in full of all Secured Obligations, notwithstanding any intermediate payment or satisfaction of any part of the Secured Obligations or any settlement of account or any other act, event or matter whatsoever, and shall secure the Secured Obligations, including, without limitation, the ultimate balance of the moneys and liabilities hereby secured.

(b) No assurance, security or payment which may be avoided or adjusted under the law, including under any enactment relating to bankruptcy or insolvency and no release, settlement or discharge given or made by the Indenture Trustee on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Indenture Trustee to recover the Secured Obligations from the Issuer (including any moneys which it may be compelled to pay or refund under the provisions of any applicable insolvency legislation of any applicable jurisdiction and any costs payable by it pursuant to or otherwise incurred in connection therewith) or to enforce the Security Interests granted under this Indenture to the full extent of the Secured Obligations and accordingly, if any release, settlement or discharge is or has been given hereunder and there is subsequently any such avoidance or adjustment under the law, it is expressly acknowledged and agreed that such release, settlement or discharge shall be void and of no effect whatsoever.

(c) If an Event of Default under Section 4.01(f) or Section 4.01(g) hereof has occurred as at the date of any payment made by the Issuer to the Indenture Trustee (provided that the Indenture Trustee shall have no duty to inquire or investigate and shall not be deemed to have knowledge of the same absent written notice received by a responsible officer of the Indenture Trustee), the Indenture Trustee shall retain the Security Interests contained in or created pursuant to this Indenture until the expiration of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Secured Obligations notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Indenture Trustee on, or as a consequence of, such payment or discharge of liability.

3. No Transfer of Duties.

The Security Interests granted hereby are granted as security only and shall not (i) transfer or in any way affect or modify, or relieve the Issuer from, any obligation to perform or satisfy any term, covenant, condition or agreement to be performed or satisfied by the Issuer under or in connection with this Indenture or any Issuer Document or any Collateral or (ii) impose any obligation on any of the Secured Parties or the Indenture Trustee to perform or observe any such term, covenant, condition or agreement or impose any liability on any of the Secured Parties or the Indenture Trustee for any act or omission on the part of the Issuer or any Affiliate of the Issuer relative thereto or for any breach of any representation or warranty on the part of the Issuer or such Affiliate contained therein or made in connection therewith unless otherwise expressly provided therein.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

4. Collateral.

(a) Generally. On the Closing Date, all Leases shall be delivered to and held by the Collateral Agent pursuant to the Collateral Agency Agreement, holding the same for the benefit of their respective owners and, if applicable, pledgees (including the Issuer and the Indenture Trustee). The Issuer will have the rights and duties of a “Pledgor” under the Collateral Agency Agreement, ARL shall be a “Manager” under the Collateral Agency Agreement and the Indenture Trustee will have the rights of a “Financing Party” thereunder. Subject to subsections (c) and (d) of this Granting Clause 4, until the termination of the Security Interest granted hereby, if the Issuer shall acquire (by purchase, contribution, substitution, replacement or otherwise) any additional Leases at any time or from time to time after the date hereof, the Issuer shall promptly deliver such Lease to the Collateral Agent in accordance with the terms of the Collateral Agency Agreement.

(b) Safekeeping. The Indenture Trustee agrees to maintain any Collateral received by it and all records and documents relating thereto at such address or addresses as may from time to time be specified by the Indenture Trustee in writing to each Secured Party and the Issuer. The Indenture Trustee shall keep all Collateral and related documentation that are in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the Permitted Investments and Transaction Accounts included in the Collateral in such a manner as shall enable the Indenture Trustee, the Secured Parties and the Issuer to verify the accuracy of such recordkeeping. The Indenture Trustee’s books and records shall at all times show that, to the extent any Collateral is held by the Indenture Trustee, such Collateral shall be held by the Indenture Trustee as agent of and custodian for the Secured Parties, and such Collateral is not the property of the Indenture Trustee. The Indenture Trustee shall promptly report to each Secured Party and the Issuer any failure on its part to hold the Collateral as provided in this subsection and will promptly take appropriate action to remedy any such failure.

(c) Notifications. The Indenture Trustee at the expense of the Issuer shall promptly forward to the Issuer and the Manager a copy of each notice, request, report, or other document relating to any Issuer Document included in the Collateral that is received by a Responsible Officer of the Indenture Trustee from any Person other than the Issuer or the Manager on and after the Closing Date.

(d) Releases. If at any time all or any part of the Collateral is to be sold, transferred, assigned or otherwise disposed of by the Issuer or the Indenture Trustee or any Person on its or their behalf (but in any such case only as required or permitted by the Operative Agreements), the Indenture Trustee shall, upon receipt of written notice from the Issuer, which notice shall be delivered at least five (5) Business Days prior to such sale, transfer, assignment or disposal, on or prior to the date of such sale, transfer, assignment or disposal (but not to be effective until the date of such sale, transfer, assignment or disposal) (or, in the case of a Lessee’s exercise of a purchase option, on, immediately prior to or after the date of such purchase, as may be requested by the Issuer), at the expense of the Issuer, execute such instruments of release prepared by the Issuer, in recordable form, if necessary, in favor of the Issuer or any other Person as the Issuer may reasonably request, deliver the relevant part of the Collateral in its possession to the Issuer, otherwise release the Security Interest evidenced by this Indenture on such Collateral and release and deliver such Collateral to the Issuer and issue confirmation, to the relevant purchaser, transferee, assignee, insurer, and such other Persons as the Issuer may direct, upon being requested to do so by the Issuer, that the relevant Collateral is no longer subject to the Security Interests. Any such release to the Issuer shall be deemed to release or reassign as appropriate in respect of the Collateral such grants and assignments arising hereunder.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

At the request of the Issuer, upon the payment in full of all Secured Obligations, including, without limitation, the payment in full in cash of all unpaid principal of and accrued interest on the Equipment Notes, the Indenture Trustee shall release the Security Interests in the Portfolio and the other Collateral hereunder. In connection therewith, the Indenture Trustee agrees, at the expense of the Issuer and without the necessity of any consent from any Secured Party, to execute such instruments of release, in recordable form if necessary, in favor of the Issuer as the Issuer may reasonably request in respect of the release of such Portfolio and other Collateral from the Security Interests, and to otherwise release the Security Interests evidenced by this Indenture in and with respect to such Collateral to the Issuer and to issue confirmation to such Persons as the Issuer may direct, upon being requested to do so by the Issuer, that such Collateral is no longer subject to the Security Interests.

In connection with an Optional Redemption, concurrently with the deposit of the Redemption Price into the Redemption/Defeasance Account, if such Optional Redemption shall not effect a redemption in whole of the Equipment Notes then Outstanding, the Indenture Trustee shall be deemed to have been authorized to permit a release of Collateral in accordance with this paragraph if requested to do so by the Issuer or the Manager on its behalf. In order to effect any such Collateral release, the Manager on behalf of the Issuer will identify in a Release Identification Letter a pool of individual Railcars and Leases (i) that were originally acquired by the Issuer on or prior to the date of such Optional Redemption, and (ii) that if such pool were released from the lien of this Indenture, would not result in (A) the Issuer being in violation of the Concentration Limits immediately after such proposed release of Collateral, (B) the Issuer’s remaining portfolio of Railcars immediately after such proposed release of Collateral having an average age which is more than twenty percent (20%) greater than the average age of the Issuer’s portfolio of Railcars immediately prior to such proposed release of Collateral, (C) the Issuer’s remaining portfolio of Leases immediately after such proposed release of Collateral having an average remaining term which is less than eighty percent (80%) of the average remaining term of the Issuer’s portfolio of Leases immediately prior to such proposed release of Collateral, and (D) the Book LTV Ratio immediately after such proposed release of Collateral being greater than the Book LTV Ratio immediately prior to such proposed release of Collateral.

For this purpose:

“Release Identification Letter” means a letter from the Manager (on behalf of the Issuer) addressed to the Indenture Trustee that identifies a pool of Railcars and Leases referred to in the preceding paragraph and certifies as to the satisfaction of the conditions in clause (ii) of the preceding paragraph. The Indenture Trustee shall be entitled to rely conclusively and exclusively on a Release Identification Letter without further investigation in connection with any release contemplated by the preceding paragraph.

“Book LTV Ratio” means, as of any date of determination, a ratio equivalent to a fraction, the numerator of which is the Outstanding Principal Balance of the Equipment Notes as of such date of determination, and the denominator of which is the sum of the Adjusted Values of the Railcars as of such date of determination.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

5. Exercise of the Issuer’s Rights Concerning Certain Agreements.

The Issuer hereby agrees that, if an Event of Default has occurred and is continuing, so long as this Indenture has not been terminated and the Security Interests on the Collateral released, the Indenture Trustee (acting at the Direction of the Requisite Majority) shall have the exclusive right to exercise and enforce all of the rights of the Issuer set forth in:

(a) Section 13 of the Management Agreement;

(b) Sections 4.9, 5.7, 9 or 10.2 of the Lease Administration Agreement;

(c) Sections 3 or 4 of the Administrative Services Agreement; and

(d) Section 5 of the Collateral Agency Agreement.

In furtherance of the foregoing, the Issuer hereby irrevocably appoints the Indenture Trustee as its attorney-in-fact to exercise all rights described in this Granting Clause provision in its place and stead.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. For purposes of this Indenture, the terms set forth in Annex A hereto shall have the meanings indicated in such Annex A.

Section 1.02 Rules of Construction. Unless the context otherwise requires:

(a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP.

(b) The terms “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(c) Unless otherwise indicated in context, all references to Articles, Sections, Appendices, Exhibits or Annexes refer to an Article or Section of, or an Appendix, Exhibit or Annex to, this Indenture.

(d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(e) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f) References in this Indenture to an agreement or other document (including this Indenture) mean the agreement or other document and all schedules, exhibits, annexes and other materials that are part of such agreement and include references to such agreement or document as amended, supplemented, restated or otherwise modified in accordance with its terms and the provisions of this Indenture, and the provisions of this Indenture apply to successive events and transactions.

(g) References in this Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

(h) References in this Indenture to the Equipment Notes include the terms and conditions applicable to the Equipment Notes; and any reference to any amount of money due or payable by reference to the Equipment Notes shall include any sum covenanted to be paid by the Issuer under this Indenture in respect of the Equipment Notes.

(i) References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(j) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless this Indenture or any other Operative Agreement otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly.

(k) For purposes of determining the balance of amounts credited to and/or deposited in a Transaction Account, the “value” of Permitted Investments deposited in and/or credited to a Transaction Account shall be the lower of the acquisition cost thereof and the then fair market value thereof and the “value” of Dollars and cash equivalents of Dollars (other than cash equivalents of Dollars included in the definition of Permitted Investments) shall be the face value thereof.

Section 1.03 Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate stating that, in the opinion of the signers thereof, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided, however, that the foregoing shall not apply to any specified actions herein with respect to which specific conditions and requirements shall be identified as applicable.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Indenture Supplement shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture and/or such Indenture Supplement relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.04 Acts of Noteholders.

(a) Any direction, consent, waiver or other action provided by this Indenture in respect of the Equipment Notes of any Class or the Collateral to be given or taken by the Indenture Trustee at the Direction of Noteholders (including a Requisite Majority) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders or Requisite Majority, as applicable, in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, to each Rating Agency where it is hereby expressly required pursuant to this Indenture and to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders or Requisite Majority signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Indenture Trustee or the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner that the Indenture Trustee deems sufficient.

(c) In determining whether Noteholders or any Requisite Majority shall have given any direction, consent, request, demand, authorization, notice, waiver or other Act (any of the foregoing may be referred to as a “Direction”) under this Indenture (including without limitation any consent pursuant to Sections 4.04 or 9.02(a) hereof), Equipment Notes legally or beneficially owned by any Issuer Group Member shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Indenture Trustee shall be protected in relying upon any such Direction, only Equipment Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, if any such Persons legally or beneficially own 100% of the Equipment Notes then Outstanding then the Equipment Notes shall not be so disregarded as aforesaid.

(d) The Issuer may at its option, by delivery of an Officer’s Certificate to the Indenture Trustee, set a record date other than the Record Date to determine the Noteholders in respect of the Equipment Notes entitled to give any Direction in respect of the Equipment Notes. Such record date shall be the record date specified in such Officer’s Certificate which shall be a date not more than thirty (30) days prior to the first solicitation of Noteholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of record at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Equipment Notes have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Equipment Notes shall be computed as of such record date; provided that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

(e) Any Direction or other action by a Holder of an Equipment Note (including a Requisite Majority) shall bind the Holder of every Equipment Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon the Equipment Note.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

ARTICLE II

THE EQUIPMENT NOTES

Section 2.01 Authorization, Issuance and Authentication of the Equipment Notes; Amount of Outstanding Principal Balance; Terms; Form; Execution and Delivery. The Equipment Notes shall be issued pursuant to this Indenture. The Equipment Notes will be paid in accordance with the Flow of Funds, or otherwise in accordance with provisions in this Indenture authorizing or providing for optional redemptions, defeasance and/or Collateral Disposition Principal Payments.

(a) Upon satisfaction of and compliance with the requirements and conditions to closing set forth herein, the Equipment Notes to be executed and delivered on the Closing Date shall be executed by the Issuer and delivered to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate and deliver Equipment Notes upon the Issuer’s request and direction set forth in an Officer’s Certificate of the Issuer signed by one of its Responsible Officers, without further action on the part of the Issuer. Notwithstanding anything to the contrary contained hereunder, any such authentication may be made on separate counterparts and by facsimile.

(b) There shall be issued, delivered and authenticated on the Closing Date to each of the Noteholders identified on the Equipment Notes, Equipment Notes in the principal amounts and maturities and bearing interest at the Stated Rate, in each case in registered form and substantially in the form set forth in Exhibits A-9, A-10 and A-11 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, typewritten or engraved thereon, as may be required to comply with the rules of any securities exchange on which the Equipment Notes may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Issuer, such determination by the Issuer to be evidenced by its execution of the Equipment Notes.

(i) The Equipment Notes (or Class thereof) sold in reliance on Rule 144A shall be represented by a single permanent 144A Book-Entry Note which will be deposited with the Indenture Trustee or an agent of the Indenture Trustee as custodian for and registered in the name of Cede & Co. as nominee of DTC.

(ii) The Equipment Notes (or Class thereof) offered and sold outside of the United States in reliance on Regulation S shall be represented by a Regulation S Temporary Book-Entry Note, which will be deposited with the Indenture Trustee or an agent of the Indenture Trustee as custodian for and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in each Regulation S Temporary Book-Entry Note may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in a 144A Book-Entry Note or a Definitive Note in accordance with the certification requirements described in Section 2.07 hereof.

(iii) A beneficial owner of an interest in a Regulation S Temporary Book-Entry Note may receive payments in respect of such Regulation S Temporary Book-Entry Notes only after

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

delivery to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form set forth in Exhibit A-1 to this Indenture, and upon delivery by Euroclear or Clearstream, as the case may be, to the Indenture Trustee and Note Registrar of a certification or certifications substantially in the form set forth in Exhibit A-2 to this Indenture. The delivery by a beneficial owner of the certification referred to above shall constitute its irrevocable instruction to Euroclear or Clearstream, as the case may be, to arrange for the exchange of the beneficial owner’s interest in the Regulation S Temporary Book-Entry Note for a beneficial interest in the Unrestricted Book-Entry Note after the Exchange Date in accordance with the paragraph below.

(iv) Not earlier than the Exchange Date, interests in each Regulation S Temporary Book-Entry Note will be exchangeable for interests in the related permanent global note (an “Unrestricted Book-Entry Note”). Each Unrestricted Book-Entry Note will be deposited with the Indenture Trustee and registered in the name of Cede & Co. as nominee of DTC. After (1) the Exchange Date and (2) receipt by the Indenture Trustee and Note Registrar of written instructions from Euroclear or Clearstream, as the case may be, directing the Indenture Trustee and Note Registrar to credit or cause to be credited to either Euroclear’s or Clearstream’s, as the case may be, depositary account a beneficial interest in the Unrestricted Book-Entry Note in a principal amount not greater than that of the beneficial interest in the Regulation S Temporary Book-Entry Note, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the principal amount of the Regulation S Temporary Book-Entry Note and increase the principal amount of the Unrestricted Book-Entry Note, in each case by the principal amount of the beneficial interest in the Regulation S Temporary Book-Entry Note to be so transferred, and to credit or cause to be credited to the account of a Direct Participant a beneficial interest in the Unrestricted Book-Entry Note having a principal amount equal to the reduction in the principal amount of such Regulation S Temporary Book-Entry Note.

(v) Upon the exchange of the entire principal amount of the Regulation S Temporary Book-Entry Note for beneficial interests in the Unrestricted Book-Entry Note, the Indenture Trustee shall cancel the Regulation S Temporary Book-Entry Note in accordance with the Indenture Trustee’s policies in effect from time to time.

(vi) No interest in the Regulation S Book-Entry Notes may be held by or transferred to a United States Person except for exchanges for a beneficial interest in a 144A Book-Entry Note or a Definitive Note as described below.

(c) The Equipment Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of an Authorized Representative of the Issuer.

(d) Each Equipment Note bearing the manual or facsimile signatures of any individual who was at the time the Equipment Note was executed an Authorized Representative of the Issuer shall bind the Issuer, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of the Equipment Notes or any payment thereon.

(e) No Equipment Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

clauses (b) and (e) above and authenticated by or on behalf of the Indenture Trustee as provided in clause (b) above. Such signatures shall be conclusive evidence that the Equipment Note has been duly executed and authenticated under this Indenture. Each Equipment Note shall be dated the date of its authentication.

Section 2.02 Restrictive Legends. Each 144A Book-Entry Note, each Regulation S Temporary Book-Entry Note, each Unrestricted Book-Entry Note and each Definitive Note (and all Equipment Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear a legend on the face thereof substantially in the form set forth below (unless counsel to the Issuer advises that a different legend or additional legend is required for any reason):

[For Book-Entry Notes Only:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A” ), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

EACH PURCHASER OF A NOTE (OR ANY INTEREST THEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT (A) EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS; OR (2) (A) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL, CHURCH OR FOREIGN PLAN, A VIOLATION OF APPLICABLE LAW) AND (B) THE NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF SECTION 2510.3-101 OF REGULATIONS ISSUED BY THE UNITED STATES DEPARTMENT OF LABOR, AND

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

AGREES TO SO TREAT THE NOTES; AND (B) IT WILL NOT SELL OR OTHERWISE TRANSFER THE NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN THIS SENTENCE.

THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY

[For Regulation S Book-Entry Notes:

EACH INVESTOR THAT IS A PERSON WHO IS NOT A U.S. PERSON AND TO WHOM THE OFFER AND SALE OF THE NOTES MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S (“PERMITTED NON-U.S. PERSON”) UNDERSTANDS THAT THE NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY BOOK-ENTRY NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK-ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS FORTY (40) DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

Section 2.03 Note Registrar and Paying Agent.

(a) With respect to the Equipment Notes, there shall at all times be maintained an office or agency in the location set forth in Section 13.04 hereof where Equipment Notes may be presented or surrendered for registration of transfer or for exchange (each, a “Note Registrar”), and for payment thereof (each, a “Paying Agent”) and where notices to or demands upon the Issuer in respect of the Equipment Notes may be served. For so long as any Equipment Note is listed on any stock exchange, the Issuer shall appoint and maintain a Paying Agent and a Note Registrar in the jurisdiction in which such stock exchange is located. The Issuer shall cause each Note Registrar to keep a register of the Equipment Notes for which it is acting as Note Registrar and of their transfer and exchange (the “Register”). Written

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

notice of the location of each such other office or agency and of any change of location thereof shall be given by the Indenture Trustee to the Issuer and the Holders of the Equipment Notes. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Indenture Trustee. Notwithstanding anything to the contrary in this Indenture, the entries in the Register shall be conclusive, in the absence of manifest error, and the Issuer, the Indenture Trustee, and the Noteholders shall treat each Person in whose name an Equipment Note is registered as the beneficial owner thereof for all purposes of this Indenture. No transfer of an Equipment Note shall be effective unless such transfer has been recorded in the Register as provided in this Section.

(b) Each Authorized Agent in the location set forth in Section 13.04 shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the United States or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the “Eligibility Requirements”). The Indenture Trustee shall initially be a Paying Agent and Note Registrar hereunder with respect to the Equipment Notes. Each Note Registrar other than the Indenture Trustee shall furnish to the Indenture Trustee, at stated intervals of not more than six months, and at such other times as the Indenture Trustee may request in writing, a copy of the Register maintained by such Note Registrar.

(c) Any corporation or national banking association into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation or national banking association succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

(d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Issuer may, and at the request of the Indenture Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Indenture Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Issuer shall give written notice of any such appointment made by it to the Indenture Trustee; and in each case the Indenture Trustee shall mail notice of such appointment to all Holders of the Equipment Notes as their names and addresses appear on the Register for the Equipment Notes.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(e) The Issuer agrees to pay, or cause to be paid, from time to time reasonable compensation to each Authorized Agent for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent (and which such payments or reimbursements shall be a part of Service Provider Fees).

Section 2.04 Paying Agent to Hold Money in Trust. The Indenture Trustee shall require each Paying Agent other than the Indenture Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Equipment Notes shall be deposited and held in trust for the benefit of the Holders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders with respect to which such money was deposited.

The Indenture Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such moneys.

Section 2.05 Method of Payment.

(a) On each Payment Date, the Indenture Trustee shall, or any applicable Paying Agent shall, pay to the Noteholders all interest, principal and premium, if any, on the Equipment Notes required to be paid on such Payment Date, in each case to the extent of the Available Collections Amount and pursuant to the Flow of Funds and solely to the extent such amount is received by the Indenture Trustee or the applicable Paying Agent at least one (1) Business Day prior to such Payment Date; provided, that in the event and to the extent that the Indenture Trustee or such Paying Agent has not received any such payment by 5:00 p.m. (New York City time) on the Business Day prior to such Payment Date or any Business Day thereafter, distribution thereof shall be made on the Business Day following the Business Day such payment is received; and provided further, that payment on a Regulation S Temporary Book-Entry Note shall be made to the Holder thereof only in conformity with Section 2.05(c) hereof. Each such payment on any Payment Date other than the final payment with respect to any Equipment Notes shall be made by the Indenture Trustee or Paying Agent to the Noteholders as of the Record Date for such Payment Date. The final payment with respect to any Equipment Note, however, shall be made only upon presentation and surrender of the Equipment Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Indenture Trustee or Paying Agent specified in the notice given by the Indenture Trustee or Paying Agent with respect to such final payment.

(b) Payments on a Payment Date shall be made by wire transfer to an account designated by such Noteholder at least five (5) Business Days prior to such Payment Date, or otherwise by check mailed to an applicable Noteholder on the applicable Record Date at its address appearing on the Register.

(c) The beneficial owner of a Regulation S Temporary Book-Entry Note may arrange to receive interest, principal and premium payments through Euroclear or Clearstream on such Regulation S Temporary Book-Entry Note only after delivery by such beneficial owner to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form of Exhibit A-3 hereto, and upon delivery of Euroclear or Clearstream, as the case may be, to the Paying Agent of a certification or

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

certifications substantially in the form of Exhibit A-4 hereto. No interest, principal or premium shall be paid to any beneficial owner and no interest, principal or premium shall be paid to Euroclear or Clearstream on such beneficial owner’s interest in a Regulation S Temporary Book-Entry Note unless Euroclear or Clearstream, as the case may be, has provided such a certification to the Paying Agent with respect to such interest, principal and/or premium.

Section 2.06 Minimum Denomination. Each Equipment Note shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Section 2.07 Exchange Option. If the holder (other than each Initial Purchaser) of a beneficial interest in an Unrestricted Book-Entry Note deposited with DTC wishes at any time to exchange its interest in the Unrestricted Book-Entry Note, or to transfer its interest in the Unrestricted Book-Entry Note to a Person who wishes to take delivery thereof in the form of an interest in the 144A Book-Entry Note, the holder may, subject to the rules and procedures of Euroclear or Clearstream and DTC, as the case may be, give directions for the Indenture Trustee and Note Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the 144A Book-Entry Note. Upon receipt by the Indenture Trustee and Note Registrar of (a) instructions from Euroclear or Clearstream (based on instructions from depositaries for Euroclear and Clearstream) or from a DTC Participant, as applicable, or DTC, as the case may be, directing the Indenture Trustee and Note Registrar to credit or cause to be credited a beneficial interest in the 144A Book-Entry Note equal to the beneficial interest in the Unrestricted Book-Entry Note to be exchanged or transferred (such instructions to contain information regarding the DTC Participant account to be credited with the increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Book-Entry Note, information regarding the DTC Participant account to be debited with the decrease), and (b) a certificate in the form of Exhibit A-8, given by the Noteholder (and the proposed transferee, if applicable), the Indenture Trustee and Note Registrar shall instruct DTC to reduce the Unrestricted Book-Entry Note by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Note to be exchanged or transferred, and the Indenture Trustee shall instruct DTC, concurrently with the reduction, to increase the principal amount of the 144A Book-Entry Note by the aggregate principal amount of the beneficial interest in the Unrestricted Book-Entry Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the 144A Book-Entry Note equal to the reduction in the principal amount of the Unrestricted Book-Entry Note.

If a holder (other than each Initial Purchaser) of a beneficial interest in the 144A Book-Entry Note wishes at any time to exchange its interest in the 144A Book-Entry Note for an interest in a Regulation S Book-Entry Note, or to transfer its interest in the 144A Book-Entry Note to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Book-Entry Note, the holder may, subject to the rules and procedures of DTC, give directions for the Indenture Trustee and Note Registrar to exchange or cause the exchange or transfer or cause the transfer of the interest for an equivalent beneficial interest in the Regulation S Book-Entry Note. Upon receipt by the Indenture Trustee and Note Registrar of (a) instructions given in accordance with DTC’s procedures from a DTC Participant directing the Indenture Trustee and Note Registrar to credit or cause to be credited a beneficial interest in the Regulation S Book-Entry Note in an amount equal to the beneficial interest in the 144A Book-Entry Note to be exchanged or transferred, (b) a written order given in accordance with DTC’s procedures

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

containing information regarding the account of the depositaries for Euroclear or Clearstream or another Clearing Agency Participant, as the case may be, to be credited with the increase and the name of the account and (c) certificates in the forms of Exhibits A-5 and A-7 hereto, respectively, given by the Noteholder and the proposed transferee of the interest, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the 144A Book-Entry Note by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Note to be so exchanged or transferred and the Indenture Trustee and Note Registrar shall instruct DTC, concurrently with the reduction, to increase the principal amount of the Regulation S Book-Entry Note by the aggregate principal amount of the beneficial interest in the 144A Book-Entry Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in the instructions a beneficial interest in the Regulation S Book-Entry Note equal to the reduction in the principal amount of the 144A Book-Entry Note.

Notwithstanding anything to the contrary herein, each Initial Purchaser may exchange beneficial interests in the Regulation S Temporary Book-Entry Note held by it for interests in the 144A Book-Entry Note only after delivery by such Initial Purchaser of instructions to DTC for the exchange, substantially in the form of Exhibit A-6 hereto. Upon receipt of the instructions provided in the preceding sentence, the Indenture Trustee and Note Registrar shall instruct DTC to reduce the principal amount of the Regulation S Temporary Book-Entry Note to be so transferred and shall instruct DTC to increase the principal amount of the 144A Book-Entry Note and credit or cause to be credited to the appropriate account a beneficial interest in the 144A Book-Entry Note having a principal amount equal to the amount by which the principal amount of the Regulation S Temporary Book-Entry Note was reduced upon the transfer pursuant to the instructions provided in the first sentence of this paragraph.

If a Book-Entry Note is exchanged for a Definitive Note, the Equipment Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of the three immediately preceding paragraphs (including the certification requirements intended to ensure that the exchanges or transfers comply with Rule 144A or Regulation S, as the case may be) and as may be adopted from time to time by the Indenture Trustee.

Section 2.08 Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Issuer shall issue, upon the written request of the Holder thereof and presentation of the Equipment Note or satisfactory evidence of destruction, loss or theft thereof to the Indenture Trustee or Note Registrar, and the Indenture Trustee shall authenticate and the Indenture Trustee or Note Registrar shall deliver in exchange therefor or in replacement thereof, a new Equipment Note of the same Class (if applicable), payable to such Holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Indenture Trustee or a Note Registrar and forwarded to the Issuer by the Indenture Trustee or such Note Registrar. If the Equipment Note being replaced has been destroyed, lost or stolen, the Holder thereof shall furnish to the Issuer, the Indenture Trustee or a Note Registrar (i) such security or indemnity as may be required by them to save the Issuer, the Indenture Trustee and such Note Registrar harmless and (ii) evidence satisfactory to the Issuer, the Indenture Trustee and such Note Registrar of the destruction, loss or theft of the Equipment Note and of the ownership thereof. The Noteholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Indenture Trustee and any Note Registrar) connected therewith.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Section 2.09 Payments of Transfer Taxes. Upon the transfer of any Equipment Note or Equipment Notes pursuant to Section 2.07 hereof, the Issuer or the Indenture Trustee may require from the party requesting such new Equipment Note or Equipment Notes payment of a sum to reimburse the Issuer or the Indenture Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

Section 2.10 Book-Entry Registration.

(a) Upon the issuance of any Book-Entry Notes, DTC or its custodian will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual beneficial interests represented by such Book-Entry Notes to the accounts of a Direct Participant. Ownership of beneficial interests in a Book-Entry Note will be limited to DTC Participants or Persons who hold interests through DTC Participants. Ownership of beneficial interests in the Book-Entry Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of Persons other than DTC Participants).

(b) So long as DTC, or its nominee, is the registered owner or holder of a Book-Entry Note, DTC or such nominee, as the case may be, will be considered the sole owner or Noteholder represented by such Book-Entry Note for all purposes under this Indenture and the Book-Entry Notes. Unless (a) DTC notifies the Issuer that it is unwilling or unable to continue as depository for a Book-Entry Note, (b) the Issuer elects to terminate the book-entry system for the Book-Entry Notes, or (c) an Event of Default has occurred and the Indenture Trustee acting at the Direction of the Requisite Majority certifies that continuation of a book-entry system through DTC (or a successor) for the Equipment Notes is no longer in the best interests of the Noteholders, owners of beneficial interests in a Book-Entry Note will not be entitled to have any portion of such Book-Entry Note registered in their names, will not receive or be entitled to receive physical delivery of Equipment Notes in definitive form and will not be considered to be the owners or Noteholders under this Indenture or the Book-Entry Notes. In addition, no beneficial owner of an interest in a Book-Entry Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, and/or those of Clearstream and Euroclear.

(c) Investors may hold their interest in a Regulation S Book-Entry Note through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the Exchange Date, investors also may hold such interests through organizations other than Clearstream and Euroclear that are DTC Participants. Clearstream and Euroclear will hold interests in a Regulation S Book-Entry Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn will hold such interests in a Regulation S Book-Entry Note in customers’ accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will initially act as depositary for Clearstream, and Morgan Guaranty Trust Company of New York, Brussels Office, will initially act as depositary for Euroclear. Investors may hold their interests in a 144A Book-Entry Note directly through DTC, if they are DTC Participants, or indirectly through organizations that are DTC Participants.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(d) All payments of principal and interest will be made by the Paying Agent on behalf of the Issuer in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to the Issuer.

None of the Issuer, the Note Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder. Neither the Issuer nor the Indenture Trustee shall be liable if the Indenture Trustee or the Issuer is unable to locate a qualified successor Noteholder.

Definitive Notes will be transferable and exchangeable for Definitive Notes at the office of the Indenture Trustee or the office of a Note Registrar upon compliance with the requirements set forth herein. In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the applicable Note Registrar.

(e) Any beneficial interest in one of the Book-Entry Notes that is transferred to a Person who takes delivery in the form of an interest in another Book-Entry Note will, upon transfer, cease to be an interest in such Book-Entry Note and become an interest in such other Book-Entry Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Book-Entry Note for as long as it remains such an interest.

(f) Any Definitive Note delivered in exchange for an interest in a 144A Book-Entry Note pursuant to Section 2.07 hereof shall bear the Private Placement Legend applicable to a 144A Book-Entry Note set forth in Section 2.02 hereof.

(g) Any Definitive Note delivered in exchange for an interest in an Unrestricted Book-Entry Note pursuant to Section 2.07 shall bear the Private Placement Legend applicable to a Unrestricted Book-Entry Note set forth in Section 2.02 hereof.

Section 2.11 Special Transfer Provisions.

(a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Equipment Note (other than a Regulation S Temporary Book-Entry Note) or any interest therein to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

(i) The Note Registrar shall register the transfer of any Equipment Note, whether or not the Equipment Note bears the Private Placement Legend, if the proposed transferee has delivered to the Note Registrar (A) an Investment Letter and (B) an Opinion of Counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.

(ii) If the proposed transferor is a Direct Participant holding a beneficial interest in the 144A Book-Entry Note, upon receipt by the Note Registrar of (x) the documents, if any,

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

required by paragraph (i) and (y) instructions given in accordance with DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Book-Entry Note in an amount equal to the principal amount of the beneficial interest in the 144A Book-Entry Note to be transferred, and the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a 144A Book-Entry Note or a Definitive Note issued in exchange for an interest in such 144A Book-Entry Note in accordance with this Section 2.11(b) to a QIB (excluding Non-U.S. Persons):

(i) If the Equipment Note to be transferred consists of (x) Definitive Notes, the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who delivers a certificate in the form of Exhibit A-8 hereto to the Issuer and the Note Registrar, or has otherwise advised the Issuer and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Issuer and the Note Registrar in writing, that it is purchasing the Equipment Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to it is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Issuer as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a 144A Book-Entry Note, the transfer of such interest may be effected only through the book-entry system maintained by DTC.

(ii) If the proposed transferee is a Direct Participant, and the Equipment Note to be transferred is a Definitive Note, upon receipt by the Note Registrar of the documents referred to in clause (i) and instructions given in accordance with DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the 144A Book-Entry Note in an amount equal to the principal amount at maturity of the Definitive Note to be transferred, and the Indenture Trustee shall cancel the Definitive Note so transferred.

(c) Transfers of Interests in a Regulation S Temporary Book-Entry Note. The following provisions shall apply with respect to registration of any proposed transfer of interests in a Regulation S Temporary Book-Entry Note:

(i) The Note Registrar shall register the transfer of any interest in a Regulation S Temporary Book-Entry Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor or transferee has delivered to the Note Registrar a certificate of the transferee substantially in the form of Exhibit A-7 hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of the Equipment Note stating, or has otherwise advised the Issuer and the Note Registrar in writing, that the sale has been made

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

in compliance with the provisions of Rule 144A to a transferee who has advised the Issuer and the Note Registrar in writing, that it is purchasing the Equipment Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to them is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Issuer as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(ii) If the proposed transferee is a Direct Participant that provides the documents referred to in clause (i)(y) above, upon receipt by the Note Registrar of such documents and instructions given in accordance with DTC’s and the Note Registrar’s procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the 144A Book-Entry Note, in an amount equal to the principal amount of the Regulation S Temporary Book-Entry Note to be transferred, and the Indenture Trustee shall decrease the amount of the Regulation S Temporary Book-Entry Note.

(d) Transfers of Interests in an Unrestricted Book-Entry Note. The Note Registrar shall register any transfer of interests in an Unrestricted Book-Entry Note, or a Definitive Note issued in exchange for an interest in a Regulation S Temporary Book-Entry Note or Unrestricted Book-Entry Note in accordance with Section 2.11(b) hereof, to U.S. Persons in accordance with Section 2.07, or to Non-U.S. Persons in accordance with the applicable procedures of Euroclear or Clearstream and their respective participants.

(e) Transfers to Non-U.S. Persons at any Time. With respect to any transfer of an Equipment Note to a Non-U.S. Person prior to the applicable Exchange Date, the Note Registrar shall register any proposed transfer of a Regulation S Temporary Book-Entry Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit A-7 hereto from the proposed transferor.

(f) ERISA Transfer Restrictions. Each purchaser and subsequent transferee of any Equipment Note (or any interest therein) will be deemed to have represented and warranted that (a) either (1) it is not acquiring the Equipment Note with Plan assets; or (2) (A) the acquisition and holding of the Equipment Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign Plan, a violation of Applicable Law) and (B) the Equipment Notes are rated investment grade or better and such Person believes that the Equipment Notes are properly treated as indebtedness without substantial equity features for purposes of Section 2510.3-101 of regulations issued by the United States Department of Labor, and agrees to so treat the Equipment Notes; and (b) it will not sell or otherwise transfer the Equipment Notes or any interest therein otherwise than to a purchaser or transferee that represents and agrees with respect to its purchase, holding, and disposition of the Equipment Notes to the same effect as the purchaser’s representation and agreement set forth in this sentence. Alternatively, regardless of the rating of the Equipment Notes, such Person may provide the Indenture Trustee with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Indenture Trustee, the Manager or any Successor Manager which opines that the purchase, holding and transfer of such Equipment Note or interest therein is permissible under Applicable Law, will not constitute or result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Applicable Law and will not subject the Issuer, the Indenture Trustee, the Manager or any Successor Manager to any obligation in addition to those undertaken in the Indenture.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(g) General. By its acceptance of any Equipment Note bearing the Private Placement Legend, each Holder of the Equipment Note acknowledges the restrictions on transfer of the Equipment Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer the Equipment Note only as provided in this Indenture. The Note Registrar shall not register a transfer of any Equipment Note unless such transfer complies with the restrictions on transfer of the Equipment Note set forth in this Indenture. In connection with any transfer of Equipment Notes, each Holder agrees by its acceptance of its Equipment Notes to furnish the Indenture Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Indenture Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

Section 2.12 Temporary Definitive Notes. Pending the preparation of Definitive Notes, the Issuer may execute and the Indenture Trustee may authenticate and deliver temporary Definitive Notes which are printed, lithographed, typewritten or otherwise produced, in any denomination, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Authorized Representative of the Issuer executing such temporary Definitive Notes may determine, as evidenced by his execution of such temporary Definitive Notes.

If temporary Definitive Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office of the Indenture Trustee, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Definitive Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor Definitive Notes, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.13 Statements to Noteholders.

(a) With respect to each Collection Period, the Issuer shall, not later than the last Business Day before the Payment Date immediately following the last day of such Collection Period, cause the Administrator or Manager to deliver to the Indenture Trustee, and the Indenture Trustee shall promptly thereafter (but not later than such Payment Date) make available via its website, currently located at www.usbank.com/abs, a report, substantially in the form attached as Exhibit C-1 hereto prepared by the Administrator or Manager and setting forth the information described therein (each, a “Monthly Report”). Each January, beginning in 2016, the Issuer shall cause the Administrator or Manager to deliver to the Indenture Trustee with the Monthly Report delivered in such month, and a report, substantially in the form attached as Exhibit C-2 hereto prepared by the Administrator or Manager and setting forth the information described therein (each, an “Annual Report”). The Indenture Trustee shall make available via its website listed above, a copy of each Annual Report. The Indenture Trustee shall also deliver, upon written request, in an electronic format to any Holder or other Secured Party and, at the written request of any Holder, to any prospective purchaser of any Equipment Notes from such Holder a copy of any Monthly Report or Annual Report.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(b) After the end of each calendar year but not later than the latest date permitted by law, the Administrator or Manager shall furnish to each Person who at any time during such calendar year was a Noteholder of record of any Equipment Notes, a statement (for example, a Form 1099 or any other means required by law) prepared by the Administrator or Manager containing such information as is required to be provided to such Person for United States federal income tax purposes with respect to the Equipment Notes for such calendar year or, in the event such Person was a Noteholder of record during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Administrator or Manager and which a Noteholder shall reasonably request as necessary for the purpose of such Noteholder’s preparation of its United States federal income or other tax returns.

(c) At such time, if any, as the Equipment Notes are issued in the form of Definitive Notes, the Indenture Trustee shall prepare and deliver a Form 1099 to each Holder of record of a Definitive Note for the period of its ownership of such Definitive Note as the same appears on the records of the Indenture Trustee.

Section 2.14 CUSIP, CINS and ISIN Numbers. The Issuer in issuing the Equipment Notes may use “CUSIP”, “CINS”, “ISIN” or other identification numbers (if then generally in use), and if so, the Indenture Trustee may use CUSIP, CINS, ISIN or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Equipment Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Equipment Notes; provided further, that failure to use CUSIP, CINS, ISIN or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

Section 2.15 Debt Treatment of Equipment Notes. The parties hereto agree, and the holders of the Equipment Notes and interests therein, by their purchase thereof shall be deemed to have agreed, to treat the Equipment Notes as debt for United States federal income tax purposes.

Section 2.16 Compliance with Withholding Requirements. Notwithstanding any other provision of this Indenture, the Issuer and Indenture Trustee shall comply with all United States federal income tax withholding requirements with respect to payments to Noteholders of interest, original issue discount (to the extent that the Issuer has provided the Indenture Trustee with any relevant information regarding the calculation of such original issue discount), or other amounts that are required to be withheld under the Code. The consent of the Noteholders shall not be required for any such withholding.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Section 2.17 Conditions to Issuance.

The Indenture Trustee shall not authenticate the Equipment Notes unless the Issuer shall have delivered a certificate to the Indenture Trustee to the effect that all conditions set forth in the Note Purchase Agreement shall have been satisfied.

Section 2.18 Interest Payments on the Equipment Notes.

(a) Interest on Equipment Notes. Interest on each Equipment Note shall (i) accrue during each Interest Accrual Period at a rate per annum equal to the applicable Stated Rate, (ii) be calculated on the basis of the number of days elapsed during such Interest Accrual Period in a 360-day year consisting of twelve thirty (30) day months, (iii) be calculated based on the Outstanding Principal Balance of such Equipment Note, and (iv) be payable on each Payment Date from Available Collections Amounts in accordance with the Flow of Funds. To the extent that the amount of interest which is due and payable on any Payment Date is not paid in full on such date, such shortfall shall be due and payable on the immediately succeeding Payment Date.

(b) Additional Interest. If the principal balance of, and accrued interest on, the Equipment Notes is not repaid in full by the Expected Principal Repayment Date, the Equipment Notes shall, in addition to the interest referred to in Section 2.18(a), earn Additional Interest at a rate of five percent (5%) per annum. Additional Interest shall (i) accrue during each Interest Accrual Period commencing on or after the Expected Principal Repayment Date, (ii) be calculated based on the number of days elapsed during such Interest Accrual Period in a 360-day year consisting of twelve thirty (30) day months, (iii) be calculated based on the Outstanding Principal Balance of such Equipment Note and (iv) be payable on each Payment Date from Available Collections Amount in accordance with the Flow of Funds. To the extent that the amount of Additional Interest which is payable on any Payment Date is not paid in full on such date, such shortfall shall be due and payable on the immediately succeeding Payment Date.

(c) Maximum Interest Rate. In no event shall the interest charged with respect to an Equipment Note exceed the maximum amount permitted by Applicable Law. If at any time the interest rate charged with respect to an Equipment Note exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Indenture and such Equipment Note shall be limited to the maximum rate permitted by Applicable Law.

Section 2.19 Principal Payments on the Equipment Notes.

(a) Scheduled Principal Amounts and other Principal Payments from Available Collections Amount. The Outstanding Principal Balance of the Equipment Notes shall be payable on each Payment Date from the Available Collections Amount in accordance with the Flow of Funds in an amount equal to (i) so long as no Early Amortization Event, Rapid Amortization Event or an Event of Default is continuing, the Scheduled Principal Payment Amount for such Equipment Note for such Payment Date to the extent that Available Collections Amounts are available for such purpose in accordance with the Flow of Funds, (ii) if an Early Amortization Event or Rapid Amortization Event, but not an Event of Default, has occurred and is continuing, the Scheduled Principal Payment Amount and the aggregate Outstanding Principal Balance on such Payment Date (after giving effect to any payment of the Scheduled Principal Payment Amount for the Equipment Notes actually paid on such Payment Date) to the extent that Available Collections Amounts are available for such purposes in accordance with the Flow of Funds or

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iii) if an Event of Default has occurred and is then continuing, the aggregate Outstanding Principal Balance (after giving effect to any payment of the Scheduled Principal Payment Amount for the Equipment Notes actually paid on such Payment Date) to the extent that Available Collections Amounts are available for such purposes in accordance with the Flow of Funds. Scheduled Principal Payment Amounts shall be paid to the Holders of the Class A-1 Notes on a pro rata basis based on the respective Outstanding Principal Balance of the Class A-1 Notes held by each such Holder. Incremental principal payments paid as the result of the existence of an Early Amortization Event shall be paid to the Holders of the Class A-1 Notes and Class A-2 Notes on a pro rata basis based on the respective Outstanding Principal Balance of the Class A-1 Notes and Class A-2 Notes prior to such payment. Incremental principal payments paid as the result of the existence of a Rapid Amortization Event shall be paid to the Holders of the Class A-2 Notes on a pro rata basis based on the respective Outstanding Principal Balance of the Class A-2 Notes held by each such Holder.

(b) Collateral Disposition Principal Payments. In addition to the principal payments described in Section 2.19(a), the principal balance of the Equipment Notes shall be repaid on each Payment Date in the amount of any Collateral Disposition Principal Payments payable in accordance with Section 3.05 hereof. The Collateral Disposition Principal Payment for any Payment Date shall be paid to the Class A-1 Notes and the Class A-2 Notes on a pro rata basis based on the respective Outstanding Principal Balances of the Class A-1 Notes and the Class A-2 Notes prior to such payment.

(c) Legal Final Maturity Date. The unpaid principal amount of all Equipment Notes, together with all unpaid interest (including all unpaid Additional Interest), indemnifications, fees, expenses, costs, and other amounts payable by the Issuer to the Noteholders and the Indenture Trustee pursuant to the terms of this Indenture, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Equipment Notes have been accelerated in accordance with the provisions of Article IV of this Indenture and (y) the Legal Final Maturity Date.

ARTICLE III

TRANSACTION ACCOUNTS; PRIORITY OF PAYMENTS

Section 3.01 Establishment of Transaction Accounts; Investments.

(a) Transaction Accounts. The Administrator, on behalf of and at the direction of the Issuer, will establish with the Indenture Trustee on or before the Closing Date and maintain all of the following accounts: (i) a collections account (the “Collections Account”), (ii) an optional replacement account (the “Optional Replacement Account”), (iii) an expense account (the “Expense Account”), and (iv) a liquidity reserve account (the “Liquidity Reserve Account”). From time to time thereafter, the Administrator, on behalf of and at the direction of the Issuer, will establish with the Indenture Trustee such other Transaction Accounts as may be authorized or required by this Indenture and the other Operative Agreements. The Administrator, on behalf of and at the direction of the Issuer, will establish with the Indenture Trustee, on or before the Closing Date, and may so establish and maintain one or more sub-accounts for each Class (each, a “Class Account”).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(b) The Collections Account, the Optional Replacement Account, the Expense Account, and the Liquidity Reserve Account shall bear the account numbers set forth on Schedule 1 hereto. All amounts from time to time held in each Transaction Account shall be held (a) in the name of the Indenture Trustee, for the benefit of the Secured Parties, and (b) in the custody and under the “Control” (as such term is defined in the UCC) of the Indenture Trustee, for the purposes and on the terms set forth in this Indenture, and all such amounts shall constitute a part of the Collateral and shall not constitute payment of any Secured Obligation or any other obligation of the Issuer until applied as hereinafter provided.

(c) Withdrawals and Transfers. The Indenture Trustee shall have sole dominion and “control” (as such term is defined in the UCC) over the Transaction Accounts (including, inter alia, the sole power to direct withdrawals from or transfers among the Transaction Accounts), and the Issuer shall have no right to withdraw, or to cause the withdrawal of funds or other investments held in the Transaction Accounts or to direct the investment of such funds or the liquidation of any Permitted Investments, in each case other than as expressly provided herein.

(d) Investments. For so long as any Equipment Notes remain Outstanding, the Indenture Trustee, at the written direction of the Administrator, shall invest and reinvest the funds on deposit in the Transaction Accounts in Permitted Investments; provided, however, that if an Event of Default has occurred and is continuing, the Administrator shall have no right to direct such reinvestment and the Indenture Trustee shall invest such amount in Permitted Investments described in clause (g) of such definition from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture. In the absence of written direction delivered to the Indenture Trustee from the Administrator, the Indenture Trustee shall invest any funds in Permitted Investments described in clause (g) of the definition thereof. The Indenture Trustee shall make such investments and reinvestments in accordance with the terms of the following provisions:

(i) the Permitted Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture on the Business Day immediately preceding the first Payment Date after which such investment is made; and

(ii) if any funds to be invested are not received in the Transaction Accounts by 12:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Permitted Investments.

(e) Earnings. Earnings on investments of funds in the Transaction Accounts shall be deposited in the Collections Account when received and credited as Collections for the Collection Period when so received.

(f) USB as Securities Intermediary; Control.

(i) USB shall act as the “securities intermediary” (within the meaning of the UCC) in respect of all securities and other property credited to the Transaction Accounts.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(ii) USB as securities intermediary agrees with the parties hereto that each Transaction Account shall be an account to which financial assets (within the meaning of the UCC) may be credited and undertakes to treat the Indenture Trustee as entitled to exercise rights that comprise such financial assets. USB as securities intermediary agrees with the parties hereto that each item of property credited to each Transaction Account shall be treated as such a financial asset. USB as securities intermediary acknowledges that the “securities intermediary’s jurisdiction” as defined in the UCC with respect to the Collateral, shall be the State of New York. USB as securities intermediary represents and covenants that it is not and will not be (as long as it is acting as securities intermediary hereunder) a party to any agreement in respect of the Collateral that is inconsistent with the provisions of this Indenture. USB as securities intermediary agrees that any item of property credited to any Transaction Account shall not be subject to any Security Interest, lien, or right of setoff in favor of the securities intermediary or anyone claiming through the securities intermediary (other than the Indenture Trustee).

(iii) It is the intent of the Indenture Trustee and the Issuer that each Transaction Account shall be a securities account of the Indenture Trustee and not an account of the Issuer. Nonetheless, USB as securities intermediary agrees that it will comply with any orders, including, without limitation, any entitlement orders, originated by the Indenture Trustee without further consent by the Issuer. USB as securities intermediary hereby further covenants that it will not agree with any Person (other than the Indenture Trustee) that it will comply with any orders, including, without limitation, any entitlement orders, originated by such Person.

(iv) Nothing herein shall imply or impose upon USB as securities intermediary any duty or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC (and USB as securities intermediary hereunder shall be entitled to all of the protections available to a securities intermediary under the UCC). Without limiting the foregoing, nothing herein shall imply or impose upon USB as securities intermediary any duties of a fiduciary nature (but not in limitation of any such duties of the Indenture Trustee hereunder).

(v) USB as securities intermediary hereby represents and warrants and agrees with the Issuer and for the benefit of the Indenture Trustee as follows:

(A) With respect to Permitted Investments that are book entry securities, such Permitted Investments will be credited to the Indenture Trustee’s securities account by accurate book entry.

(B) The securities intermediary shall not accept any orders, including, without limitation, any entitlement orders, from any other person except as authorized by the Indenture Trustee.

(C) To the extent determined by the actions of USB as securities intermediary, the Indenture Trustee shall at all times have “control” (as defined in Section 8-106 of the UCC) over the securities account and the Permitted Investments that are book entry securities.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(D) USB as securities intermediary has received no notice of, and has no knowledge of any “adverse claim” (as such term is defined in the UCC) as to the Collateral.

(E) USB as securities intermediary waives any lien, claim or encumbrance in favor of the securities intermediary in the Collateral.

(F) USB as securities intermediary is a “securities intermediary” as such term is defined in Section 8-102(a)(14) of the UCC and in the ordinary course of its business maintains “securities accounts” for others, as such terms are used in Section 8-501 of the UCC and as securities intermediary will be acting in such capacity hereunder.

(G) USB as securities intermediary is not a “clearing corporation,” as such term is defined in Section 8-102(a)(5) of the UCC.

(vi) Each of the Issuer and the Indenture Trustee hereby agrees and acknowledges that USB as securities intermediary, for the benefit of the Indenture Trustee and the Secured Parties, shall have “control” over each Transaction Account under and for purposes of Section 9-104(a)(1) of the UCC.

(g) Investment Disclosure. The Issuer and the Noteholders, by their acceptance of the Equipment Notes or their interests therein, acknowledge that shares or investments in Permitted Investments are not obligations of USB, or any parent or Affiliate of USB, are not deposits and are not insured by the FDIC. The Indenture Trustee or its Affiliates may be compensated by mutual funds or other investments comprising Permitted Investments for services rendered in its capacity as investment advisor, or other service provider, and such compensation is both described in detail in the prospectuses for such funds or investments, and is in addition to the compensation, if any, paid to USB in its capacity as Indenture Trustee hereunder. The Issuer and Noteholders agree that the Indenture Trustee shall not be responsible for any losses or diminution in the value of the Transaction Accounts occurring as a result of the investment of funds in the Transaction Accounts in accordance with the terms hereof.

The Issuer acknowledges that to the extent the regulations of the Comptroller of the Currency or other applicable regulatory agency grant the Issuer the right to receive brokerage confirmations of security transactions, the Issuer waives receipt of such confirmations.

The Issuer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any investments held hereunder, and, in general, to exercise each and every other power or right with respect to such investments as individuals generally have and enjoy with respect to their own assets and investments, including power to vote upon any matter relating to holders of such investments.

Section 3.02 Collections Account.

(a) Pursuant to and in accordance with the terms of the Lease Administration Agreement, the Collections shall be deposited into the Collections Account on a periodic basis.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(b) The Indenture Trustee shall, upon receipt thereof, deposit in the Collections Account all Collections and all other payments received by it in connection with the Portfolio.

(c) Additional funds may be deposited into the Collections Account from the Liquidity Reserve Account in accordance with Section 3.04 and the Optional Replacement Account in accordance with Section 3.05.

(d) On the Closing Date, at the direction of the Issuer, a portion of cash proceeds from the issuance of the Equipment Notes, together with the amount of any necessary Capital Contribution made by the Member to the Issuer, will be deposited in the Collections Account in order to assure sufficient funds are available for payments on the first Payment Date pursuant to Section 3.11(a) hereof.

Section 3.03 Withdrawal upon an Event of Default. After the occurrence of and during the continuance of an Event of Default, at the Direction of the Requisite Majority, and only to the extent specified in such Direction, the Indenture Trustee shall withdraw any or all funds then on deposit in any of the Transaction Accounts and transfer such funds to the Collections Account for application on the next upcoming Payment Date in accordance with the Flow of Funds.

Section 3.04 Liquidity Reserve Account.

(a) On the Closing Date, the Issuer shall deposit (or cause to be deposited) in the Liquidity Reserve Account, cash in an amount equal to the Liquidity Reserve Target Amount as of the Closing Date. Such deposit shall be funded from the Net Proceeds of the issuance of the Equipment Notes received on the Closing Date and/or from funds contributed by the Member to the Issuer as equity on or prior to such date.

(b) On each Payment Date on which the Available Collections Amount is to be distributed pursuant to the Flow of Funds, if (i) the Balance in the Liquidity Reserve Account is less than (ii) the Liquidity Reserve Target Amount as of such Payment Date, the Indenture Trustee shall, in accordance with the Payment Date Schedule delivered pursuant to Section 3.10(e) hereof, deposit funds into the Liquidity Reserve Account in order to restore the Balance therein to the Liquidity Reserve Target Amount as of such Payment Date, to the extent of the Available Collections Amount remaining to be applied thereto as provided in the Flow of Funds.

(c) If the Available Collections Amount on any Payment Date is insufficient to pay (A) the interest then due on the Outstanding Notes (excluding Additional Interest), and (B) all amounts senior to interest in the Flow of Funds (the sum of the amounts described in clauses (A) and (B), the “Shortfall Amount”), the Indenture Trustee shall, in accordance with the Payment Date Schedule delivered pursuant to Section 3.10(e) hereof, effect a draw on the Liquidity Reserve Account and make a deposit in the Collections Account for allocation as part of Available Collections Amount on the related Payment Date, in an amount equal to the lesser of (i) the Shortfall Amount and (ii) the balance in the Liquidity Reserve Account as of the related Determination Date as set forth in such Payment Date Schedule. If the balance in the Liquidity Reserve Account as of such Determination Date is less than the aggregate amount of such shortfalls for the related Payment Date, then any such balance remaining (after transfer to the Collections Account and allocation and application to amounts senior to interest on the Equipment Notes in the Flow

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

of Funds) will be allocated on such Payment Date to pay the components of such Shortfall Amount on a pro rata basis. After giving effect to such allocation and payment with respect to the interest then due on the Outstanding Equipment Notes (excluding Additional Interest), (a) the amount of such shortfall shall be the “Net Stated Interest Shortfall”, and (b) the Net Stated Interest Shortfall shall be added to the Stated Interest Amount for the next succeeding Payment Date.

(d) On each Payment Date on which the Available Collections Amount is to be distributed pursuant to the Flow of Funds, before making any distributions pursuant thereto, the Indenture Trustee, in accordance with the Payment Date Schedule delivered pursuant to Section 3.10(e) hereof, shall withdraw from the Liquidity Reserve Account and deposit in the Collections Account the amount by which the Balance in the Liquidity Reserve Account exceeds the Liquidity Reserve Target Amount (determined after giving effect to any payments of principal on Equipment Notes to be made on such Payment Date).

(e) Upon repayment in full of all Outstanding Equipment Notes, the Balance in the Liquidity Reserve Account (after giving effect to any withdrawals therefrom on such date pursuant to Section 3.04(c)), shall be deposited into the Collections Account for allocation pursuant to the Flow of Funds.

(f) The Issuer may attempt to procure a reduction in the amount of the Liquidity Reserve Target Amount from time to time, subject to obtaining a Rating Agency Confirmation and receiving the prior written consent of the Indenture Trustee (to be given only at the Direction of the Requisite Majority), following which the Liquidity Reserve Target Amount shall be the amount as so reduced.

Section 3.05 Optional Replacement Account.

(a) The Issuer shall deposit into the Optional Replacement Account all of the Net Disposition Proceeds realized from each Permitted Railcar Disposition (excluding Net Disposition Proceeds realized from any Scrap Value Disposition).

(b) The Issuer may elect to apply the Net Disposition Proceeds from a Permitted Railcar Disposition deposited in the Optional Replacement Account pursuant to Section 3.05(a) to effectuate a Replacement Exchange any time during the related Replacement Period. On each Delivery Date during the Replacement Period on which the Issuer acquires a Qualifying Replacement Railcar from the Transferor in such a Replacement Exchange, the Indenture Trustee, at the written direction of the Manager or the Administrator accompanied by a written statement of the Manager or the Administrator that all of the conditions for payment of the Purchase Price for such Additional Railcar(s) specified in the Contribution and Sale Agreement have been satisfied, and that the requirements of Section 5.03(b) hereof or 5.03(c) hereof, as applicable, have been satisfied, will transfer funds from the Optional Replacement Account to the Transferor in an amount equal to the Purchase Price for such Additional Railcar(s).

(c) On any Payment Date occurring within one hundred eighty (180) days of the deposit of Net Disposition Proceeds with respect to the Railcars that are subject to a Permitted Discretionary Sale or a Permitted Regulatory Sale in the Optional Replacement Account, the Issuer may elect to utilize such Net Disposition Proceeds not otherwise reinvested in a Replacement Exchange to fund (i) the Collateral Disposition Principal Payment and (ii) any Make-Whole Amount that may be payable in connection with such Collateral Disposition Principal Payment. If the Issuer elects to make such payment, the Indenture

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Trustee, at the written direction of the Manager or the Administrator, shall withdraw the Net Disposition Proceeds related to such Permitted Railcar Disposition and apply such amounts as follows: (i) first, to any Make-Whole Amount due in connection with such Permitted Railcar Disposition and (ii) second, to the related Collateral Disposition Principal Payment.

(d) The Indenture Trustee, at the written direction of the Manager or the Administrator, shall utilize, on the next Payment Date after the end of a Replacement Period, the Net Disposition Proceeds on deposit in the Optional Replacement Account related to such Permitted Railcar Disposition to fund (i) first, the Make-Whole Amount that may be due in connection with such Permitted Railcar Disposition and (ii) second, to the related Collateral Disposition Principal Payment.

Section 3.06 Expense Account.

(a) On the Closing Date, the Administrator shall direct the Indenture Trustee in writing to (i) pay to such Persons as shall be specified by the Administrator such Issuance Expenses as shall be due and payable in connection with the issuance and sale of the Equipment Notes on such Closing Date, and (ii) transfer to the Expense Account the Required Expense Deposit, in each case out of the Net Proceeds of the Equipment Notes issued on such Closing Date or the proceeds of a Capital Contribution by the Member to the Issuer or from any combination thereof.

(b) On each Payment Date, the Administrator will, in accordance with the priority of payments set forth in the Flow of Funds, direct the Indenture Trustee, in writing, to pay or reimburse any Operating Expenses that have been actually incurred or that are due and payable on such Payment Date and to transfer to the Expense Account funds in an amount equal to the Required Expense Deposit.

(c) On any Business Day between Payment Dates, the Administrator may direct the Indenture Trustee, in writing, to withdraw funds from the Expense Account in order to pay or reimburse any Operating Expenses that the Administrator certifies in such writing are Operating Expenses that have been actually incurred or that are then due and payable.

(d) On the Legal Final Maturity Date, after payment of all Operating Expenses due on the Legal Final Maturity Date, the Indenture Trustee shall transfer the Balance in the Expense Account to the Collections Account for distribution in accordance with the Flow of Funds.

Section 3.07 [Reserved].

Section 3.08 Redemption/Defeasance Account.

(a) Upon the sending of a Redemption Notice in respect of the Equipment Notes or any Class thereof, or an election by the Issuer to effect a legal defeasance or covenant defeasance of the Equipment Notes or any Class thereof pursuant to Article XII hereof, the Indenture Trustee will establish a Redemption/Defeasance Account to retain the proceeds to be used in order to redeem or defease such Equipment Notes or any Class thereof.

(b) Amounts shall be deposited into any Redemption/Defeasance Account in accordance with Section 3.13 hereof.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(c) On each Redemption Date, the Indenture Trustee, at the written direction of the Administrator, shall transfer a portion of the proceeds of any Optional Redemption equal to the Redemption Price of such Equipment Notes from the Redemption/Defeasance Account, established in respect of such Optional Redemption in accordance with Section 3.13 hereof, to the Collections Account.

(d) On each Payment Date, in respect of any Equipment Notes that are the subject of a legal defeasance or covenant defeasance, amounts then on deposit in the Redemption/Defeasance Account shall be transferred pursuant to Section 3.11(c) hereof.

Section 3.09 [Reserved].

Section 3.10 Calculations.

(a) As soon as reasonably practicable after each Determination Date, but in no event later than 12:00 p.m. (New York City time) on the third (3rd) Business Day prior to the immediately succeeding Payment Date, the Issuer shall cause the Administrator or the Manager, based on information known to it or Relevant Information provided to it, to determine (x) the amount of Collections received during the Collection Period ending immediately prior to such Determination Date (including the amount of any investment earnings on the Balances in the Collections Account, if any, as of such Determination Date) or otherwise available for distribution on such Payment Date hereunder and (y) the amount of funds to be withdrawn from the Optional Replacement Account on such Payment Date and shall calculate the following amounts:

(i) (A) the Balances in each of the Transaction Accounts on such Determination Date, and (B) the amount of investment earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein during such Collection Period;

(ii) (A) the Required Expense Amount for such Payment Date and (B) the excess, if any, of the Required Expense Reserve for such Payment Date over the Balance in the Expense Account after payment of all Operating Expenses on such Payment Date (the “Required Expense Deposit”);

(iii) the Available Collections Amount for such Payment Date, net of the amounts described in Section 4.02(c)(i) if an Event of Default has occurred and is continuing on such Payment Date;

(iv) the Stated Interest Shortfall, if any, for the Equipment Notes, and the amounts, if any, required to be transferred from the Liquidity Reserve Account to the Collections Account pursuant to Section 3.04 hereof, and the Net Stated Interest Shortfall, if any;

(v) the amount of Collateral Disposition Principal Payment and Make-Whole Amounts to be withdrawn;

(vi) all other amounts required to be reported in the Monthly Report and not included on the Payment Date Schedule to be provided pursuant to Section 3.10(e); and

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(vii) any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the Operative Agreements, including the preparation of the Monthly Report and Annual Report; provided that, if the Administrator has not received all of the Relevant Information for such Payment Date, the Administrator shall make reasonable assumptions for purposes of the calculations contemplated by this Section 3.10.

(b) Calculation of Interest Amounts, etc. Not later than 12:00 p.m. (New York City time) on the third (3rd) Business Day prior to each Payment Date, the Issuer shall cause the Administrator or the Manager to make the following calculations or determinations with respect to interest amounts due for each Class on such Payment Date:

(i) the Stated Interest Amount for the Equipment Notes, separated by Class; and

(ii) the Additional Interest Amount, if any, separated by Class.

(c) Calculation of Principal Payments and Distributions to the Issuer. Not later than 12:00 p.m. (New York City time) on the third (3rd) Business Day prior to each Payment Date, the Issuer shall cause the Administrator or the Manager to calculate or determine the following with respect to principal payments on the Equipment Notes due or otherwise distributable on such Payment Date and the amounts thereof distributable to the Issuer on such Payment Date:

(i) the Outstanding Principal Balance of the Equipment Notes (and Classes) on such Payment Date immediately prior to any principal payment on such date;

(ii) the amounts of the principal payments, if any, to be made in respect of the Equipment Notes on such Payment Date, including the Scheduled Principal Payment Amounts and any unpaid Scheduled Principal Payment Amounts for prior Payment Dates;

(iii) the amount of any Collateral Disposition Principal Payment to be made on such Payment Date, and the Class or Classes as to which such payments are to be made; and

(iv) the amounts, if any, distributable to the Issuer on such Payment Date.

(d) Calculation of Payment Date Shortfalls. Not later than 12:00 p.m. (New York City time) on the third (3rd) Business Day prior to each Payment Date, the Issuer shall cause the Administrator or the Manager to perform the calculations necessary to determine the following:

(i) the amount, if any, by which the Stated Interest Amounts due in respect of the Equipment Notes on such Payment Date exceed the Available Collections Amount for such Payment Date remaining after payment in full of all amounts senior thereto in the Flow of Funds, but prior to giving effect to any transfer of funds to the Collections Account from the Liquidity Reserve Account pursuant to Section 3.04 (the “Stated Interest Shortfall”);

(ii) the Net Stated Interest Shortfall in respect of the Equipment Notes;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iii) the amount, if any, of the Scheduled Principal Payment Amount then due and payable that will not be paid on such Payment Date out of the Available Collections Amount for such Payment Date; and

(iv) if such Payment Date is the Legal Final Maturity Date for any Equipment Notes or Class thereof, the amount, if any, by which the Outstanding Principal Balance of such Equipment Notes or Class thereof exceeds the Available Collections Amount after payment in full of amounts senior thereto or pari passu therewith in the Flow of Funds (such remainder, a “Final Principal Payment Shortfall”).

(e) Application of the Available Collections Amount. Not later than 1:00 p.m. (New York City time) on the third (3rd) Business Day prior to each Payment Date, the Issuer will, or will cause the Administrator or the Manager to, prepare and deliver to the Indenture Trustee written instructions (a “Payment Date Schedule”) setting forth the payments, transfers, deposits, and distributions to be made in respect of the Available Collections Amount (and, if applicable, amounts transferred from the Liquidity Reserve Account) pursuant to the Flow of Funds. On each Payment Date, the Indenture Trustee, based solely on such Payment Date Schedule, will distribute funds in an amount equal to the Available Collections Amount for such Payment Date in accordance with the order of priority set forth in Section 3.11 hereof (such allocation provisions, the “Flow of Funds”).

(f) Relevant Information. The Issuer, or the Administrator on its behalf, shall cause each Service Provider having Relevant Information in its possession to make such Relevant Information available to the Issuer, Administrator, and the Manager not later than 1:00 p.m., New York City time, at least five (5) Business Days prior to each Payment Date.

Section 3.11 Payment Date Distributions from the Collections Account.

(a) Regular Distributions. On each Payment Date, so long as no Event of Default has occurred and is continuing, and after the withdrawals and transfers provided for in Section 3.02 hereof have been made, the Available Collections Amount will be applied, based on the Payment Date Schedule, in the following order of priority, and in each case after the payment of any Railroad Mileage Credit reimbursements made pursuant to Section 3.11(e) hereof:

(1) to the payment or reimbursement of the portion of the Required Expense Amount described in clause (i) of the definition thereof to the applicable payees, (including the Approved Excess Expenditure Amount) and to the Expense Account in an amount equal to portion of the Required Expense Amount described in clause (ii) of the definition thereof;

(2) to the payment to the applicable Service Providers of the relevant Service Provider Fees, pro rata based upon amounts due (including the Senior Portion of Management Fee);

(3) to the repayment of any outstanding Manager Advances (together with interest thereon as provided in the Management Agreement);

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(4) to the payment of all current and past due interest on the Equipment Notes, other than current or past due Additional Interest;

(5) a deposit to the Liquidity Reserve Account equal to the positive difference (if any) between (i) the Liquidity Reserve Target Amount and (ii) the balance in the Liquidity Reserve Account;

(6) an amount equal to the Scheduled Principal Payment Amount for such Payment Date to be paid to the Class A-1 Notes;

(7) if an Early Amortization Event has occurred and is then continuing, to the payment of the Outstanding Principal Balances of the Class A-1 Notes and the Class A-2 Notes, on a pro rata basis, until the respective Outstanding Principal Balances for each such Class are reduced to zero;

(8) if a Rapid Amortization Event has occurred, to the payment of the Outstanding Principal Balance of the Class A-2 Notes until such Outstanding Principal Balance is reduced to zero;

(9) to the payment of all current and past due Additional Interest accrued on the Equipment Notes;

(10) to the payment of Issuer indemnity payments payable to the Initial Purchasers;

(11) to pay or reimburse the Issuer (or the Manager on its behalf) for costs of Optional Modifications and to the Manager, for reimbursement of that portion of any Excess Expenditure Amount that is not an Approved Excess Expenditure Amount (the “Unapproved Excess Expenditure Amount”);

(12) to pay the remaining Subordinate Portion of Management Fee; and

(13) to the Issuer, all remaining amounts, which shall, unless the Issuer decides otherwise, be distributed to the Member; provided, however, that if the Debt Service Coverage Ratio (calculated without taking into account Capital Contributions described in clause (a)(i)(z) in the definition thereof) determined in respect of the current Payment Date (commencing on the seventh (7th) Payment Date after the Closing Date) is less than 1.05 to 1.00, then the Issuer shall retain all such remaining amounts in the Collections Account until the next Payment Date, on which date it will continue to be included within the Available Collections Amount and will be applied on such next Payment Date in accordance with the Flow of Funds, as applicable.

(b) Event of Default Distributions. On each Payment Date, if an Event of Default has occurred and is then continuing, the Available Collections Amount will be applied, based on the Payment Date Schedule, in the following order of priority, after payment of amounts due to the Indenture Trustee under this Indenture, and in each case after the payment of any Railroad Mileage Credit reimbursements made pursuant to Section 3.11(e) hereof:

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(1) to the payment or reimbursement of the portion of the Required Expense Amount described in clause (i) of the definition thereof to the applicable payees (including the Approved Excess Expenditure Amount), and to the Expense Account in an amount equal to the portion of the Required Expense Amount described in clause (ii) of the definition thereof;

(2) to the payment to the applicable Service Providers of the Service Provider Fees, pro rata based on amounts then due (including the Senior Portion of Management Fee);

(3) to the repayment of any outstanding Manager Advances (together with interest thereon as provided in the Management Agreement);

(4) to the payment of all current and past due interest on the Equipment Notes, other than current or past due Additional Interest;

(5) to the payment of the Outstanding Principal Balances of the Class A-1 Notes and the Class A-2 Notes, on a pro rata basis, until the respective Outstanding Principal Balances for each such Class are reduced to zero;

(6) to the payment of all current and past due Additional Interest on the Equipment Notes;

(7) to the payment of Issuer indemnity payments payable to the Initial Purchasers;

(8) to pay or reimburse the Issuer (or the Manager on its behalf) for costs of Optional Modifications and to the Manager for reimbursement of the Unapproved Excess Expenditure Amount;

(9) to pay the remaining Subordinate Portion of Management Fee; and

(10) to the Issuer, all remaining amounts, which shall be distributed to the Member, unless the Issuer decides otherwise.

(c) Redemption. On any Payment Date on which any Equipment Notes or Class thereof is to be the subject of an Optional Redemption, the Administrator, on behalf of the Indenture Trustee, shall distribute the amounts in the applicable Redemption/Defeasance Account in payment of the applicable Redemption Price to the Holders of Equipment Notes or any Class thereof, as applicable, as provided in the relevant Redemption Notice.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(d) Payments by Wire Transfer. All payments to be made pursuant to this Section 3.11 to Persons other than Noteholders shall be made through a wire transfer of funds to the applicable Person. All payments to Noteholders shall be governed by Section 2.05.

(e) Reimbursement for Certain Railroad Mileage Credits. Prior to the payment of any amounts pursuant to paragraphs (a) and (b) in this Section 3.11, the Indenture Trustee shall remit to the Lease Administrator (for reimbursement to any affected Lessees) on each Payment Date, from amounts on deposit in the Collections Account, an amount equal to the Railroad Mileage Credits allocable to the Railcars for the immediately preceding Collection Period to the extent that such Railroad Mileage Credits were received by the Issuer in error or had not been reflected as an adjustment of the rental or other payments owing to the related Lessee.

Section 3.12 Voluntary Redemptions. The Issuer shall have the option to prepay or redeem (x) the Class A-1 Notes, in whole or in part, on any Payment Date and (y) the Class A-2 Notes, in whole or in part, on any Payment Date occurring on or after the Payment Date occurring in January 2018. Any Optional Redemption in part, will be achieved by a pro rata prepayment of the Outstanding Principal Balance of the applicable Equipment Notes; provided, however, that an Optional Redemption of the Class A-1 Notes may occur without any accompanying Optional Redemption of the Class A-2 Notes prior to the Payment Date in January 2018. In connection with any voluntary redemption of the Equipment Notes, the Indenture Trustee shall, unless an Event of Default is then continuing, at the request of the Issuer release Collateral in accordance with paragraph 4(d) (Collateral—Releases) of the Granting Clauses of this Indenture; provided, however, that such release of Collateral shall not constitute an aggregate Adjusted Value which is greater than the amount of such voluntary redemption.

Section 3.13 Procedure for Redemptions.

(a) Method of Redemption. In the case of any Optional Redemption, the Issuer will deposit, or will cause to be deposited, in the Redemption/Defeasance Account an amount equal to the Redemption Price of the Equipment Notes or portion thereof to be redeemed. Once a Redemption Notice in respect of an Optional Redemption is published, the applicable outstanding principal amount of the Equipment Notes (or Class thereof) to which such Redemption Notice applies will become due and payable on the Redemption Date stated in such Redemption Notice at its Redemption Price. All Equipment Notes that are redeemed will be surrendered to the Indenture Trustee for cancellation and will be cancelled by the Indenture Trustee, and accordingly may not be reissued or resold.

(b) Deposit of Redemption Amount. On or before any Redemption Date in respect of an Optional Redemption under Section 3.12, the Issuer shall, to the extent an amount equal to the Redemption Price of the Equipment Notes to be redeemed and any transaction expenses as of the Redemption Date is not then held by the Issuer or on deposit in the Redemption/Defeasance Account, deposit or cause to be deposited such amount in the Redemption/Defeasance Account.

(c) Equipment Notes Payable on Redemption Date. After notice has been given under Section 3.13(d) hereof as to the Redemption Date in respect of any Optional Redemption, the Outstanding Principal Balance of the Equipment Notes to be redeemed on such Redemption Date in the amount identified in such notice shall become due and payable on the Redemption Date at the Redemption Price

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

at the Corporate Trust Office of the Indenture Trustee, and from and after such Redemption Date (unless there shall be a default in the payment of the applicable amount to be redeemed) such principal amount shall cease to bear interest. Upon surrender of any Equipment Note for redemption in accordance with such notice, the Redemption Price of the Equipment Note shall be paid as provided for in Section 3.11(d) hereof. If any Equipment Note to be redeemed shall not be so paid, or shall only be paid in part in accordance with the terms of such notice, the remaining Outstanding Principal Balance thereof shall continue to bear interest from the Redemption Date until paid at the interest rate applicable to the Equipment Note.

(d) Redemption Notice. In respect of any Optional Redemption of any Equipment Notes or Class thereof to be made out of amounts available for such purposes, the Indenture Trustee will give a Redemption Notice to each Holder of the Equipment Notes to be redeemed, provided that the Indenture Trustee shall have determined in advance of giving any such Redemption Notice that funds are or will, on the applicable Redemption Date, be available therefor. Such Redemption Notice must be given at least twenty (20) days but not more than sixty (60) days before such Redemption Date. Each Redemption Notice must state (i) the applicable Redemption Date, (ii) the Equipment Notes being redeemed and, if applicable, the portion of the Outstanding Principal Balance of the Equipment Notes that is to be redeemed (and in respect thereof, the Redemption Price will be distributed to the Holders of the applicable Equipment Notes pro rata and the Indenture Trustee’s notice shall contain information to that effect), (iii) the Redemption Price of the Equipment Notes to be redeemed, including a description of the portion thereof, if applicable, consisting of a Make-Whole Amount, (iv) for an Optional Redemption of an entire Class of Equipment Notes or of all Outstanding Equipment Notes, that the Equipment Notes to be redeemed must be surrendered (which action may be taken by any Holder of the Equipment Notes or its authorized agent) to the Indenture Trustee to collect the Redemption Price on the Equipment Notes, and (v) that, unless the Issuer defaults in the payment of the Redemption Price, if any, interest on the portion of the Outstanding Principal Balance of the Equipment Notes called for redemption will cease to accrue on and after the Redemption Date.

Section 3.14 Adjustments in Scheduled Targeted Principal Balances; Make-Whole Amounts.

(a) Adjustments in Scheduled Targeted Principal Balances. The Scheduled Targeted Principal Balances in respect of the Class A-1 Notes will be adjusted downward for each Payment Date that follows a payment by the Issuer in respect of the Class A-1 Notes of any Collateral Disposition Principal Payment, any Optional Redemption and any accelerated principal payments actually paid during the continuation of an Early Amortization Event. Such downward adjustment in each case will be in the proportion that such repayment amount bears to the unpaid principal balance of the Class A-1 Notes at the time of (and prior to giving effect to) the related principal repayment. Within ten (10) Business Days after each Payment Date on which any Collateral Disposition Principal Payment, Optional Redemption or accelerated principal payment is paid as the result of an Early Amortization Event, the Issuer shall amend Annex B hereto to reflect such downward adjustment and deliver such revised Annex B to the Indenture Trustee. Such revised Annex B shall automatically replace the then existing Annex B.

(b) Make-Whole Amounts. The Issuer shall have the option to prepay or redeem (x) the Class A-1 Notes, in whole or in part, on any Payment Date and (y) the Class A-2 Notes, in whole or in

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

part, on any Payment Date occurring on or after the Payment Date occurring in January 2018. Any Optional Redemption in part will be achieved by a pro rata prepayment of the Outstanding Principal Balance of the Class A-1 Notes and the Class A-2 Notes; provided, however, that an Optional Redemption of the Class A-1 Notes may occur without any accompanying Optional Redemption of the Class A-2 Notes prior to the Payment Date in January 2018. Any such Optional Redemption or prepayment of the Class A-1 Notes and/or the Class A-2 Notes shall include accrued and unpaid interest on the principal balance of the Equipment Notes to be redeemed or prepaid and, subject to certain exceptions described below, the applicable Make-Whole Amount.

A Make-Whole Amount shall be applicable to any Collateral Disposition Principal Payment made by the Issuer on any Payment Date in connection with a Permitted Discretionary Sale, a Permitted Regulatory Sale (except as described in the next paragraph below) or a Scrap Value Disposition to the same extent that a Make-Whole Amount would be payable in respect of an Optional Redemption of a corresponding principal amount of Class A-1 Notes or Class A-2 Notes, as applicable, if prepaid on such date (and assuming for this purpose that an Optional Redemption of the Class A-2 Notes was permitted during the period prior to the Payment Date in January 2018).

No Make-Whole Amount shall be applicable to any Collateral Disposition Principal Payment of the Equipment Notes made by the Issuer in connection with (x) the exercise by the Lessee under any Lease of any purchase option thereunder, (y) the receipt by the Issuer of any casualty proceeds with respect to a Railcar or (z) any Permitted Regulatory Sale as long as the Manager certifies that the related Change in Law would result in a Required Modification, the costs of which would exceed ten percent (10%) of the Initial Appraised Value of such affected Railcar.

No Make-Whole Amount shall be payable with respect to any prepayment or redemption of the Class A-1 Notes made after the Payment Date occurring in January 2018; and no Make-Whole Amount shall be payable with respect to any prepayment or redemption of the Class A-2 Notes made after the Payment Date occurring in January 2022.

(c) Notice to Rating Agencies. The Issuer shall give each applicable Rating Agency prior written notice of a Collateral Disposition Principal Payment in respect of all or a portion of the Equipment Notes pursuant to this Section 3.14.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01 Events of Default. Each of the following events shall constitute an “Event of Default” hereunder, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied (but only if such remedy occurs prior to the date when the Indenture Trustee shall have commenced any remedial action in respect thereof):

(a) failure to pay interest on the Equipment Notes (other than Additional Interest), in each case when such amount becomes due and payable, and such default continues for a period of five (5) or more Business Days;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(b) failure to make payment in full in cash of the Outstanding Principal Balance of the Equipment Notes on or prior to the Legal Final Maturity Date;

(c) failure to pay any amount (other than a payment default for which provision is made in clauses (a) and (b) of this Section 4.01) when due and payable in connection with the Equipment Notes, to the extent that there are on any Payment Date amounts available in the Collections Account or the Liquidity Reserve Account or, with respect to any amounts representing Net Disposition Proceeds from a Permitted Railcar Disposition, whether or not previously deposited in the Optional Replacement Account, the failure to apply such amounts to a Collateral Disposition Principal Payment when required in accordance with this Indenture, and in any such case such default continues for a period of five (5) or more Business Days after such Payment Date;

(d) failure by the Issuer or the Transferor, in respect of Operative Agreements to which either is a party, other than any noncompliance otherwise addressed in this Section 4.01, to comply with any of the other covenants, obligations, conditions or provisions binding on it under this Indenture or any other Operative Agreement to which it is a party, if any such failure continues for a period of thirty (30) days or more after written notice thereof has been given to the Issuer (provided that if such failure is capable of remedy and the Administrator has promptly provided the Indenture Trustee with a certificate stating that the Issuer or the Transferor (as applicable) has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such failure or breach, then such period of time shall be extended, so long as the Issuer or the Transferor (as applicable) is diligently pursuing such remedy but in any event no longer than sixty (60) days after such written notice was provided to the Issuer);

(e) any representation or warranty made by the Issuer under this Indenture or any other Operative Agreement or related certificate shall prove to be untrue or incorrect in any material respect when made, and such untruth or incorrectness, if curable, shall continue unremedied for a period of thirty (30) days or more after written notice thereof has been given to the Issuer (provided that if such untruth or incorrectness is capable of remedy and the Administrator has promptly provided the Indenture Trustee with a certificate stating that the Issuer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such untruth or incorrectness, then such period of time shall be extended so long as the Issuer is diligently pursuing such remedy but in any event no longer than sixty (60) days after such written notice was given to the Issuer);

(f) a court having jurisdiction in respect of the Issuer enters a decree or order for (i) relief in respect of the Issuer under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or (iii) the winding-up or liquidation of the affairs of the Issuer and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within sixty (60) days from entry thereof;

(g) the Issuer (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law, (ii) consents to the appointment of or taking possession by a

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for all or substantially all of the property and assets of the Issuer or (iii) effects any general assignment for the benefit of creditors, admits in writing its inability to pay its debts generally as they come due, voluntarily suspends payment of its obligations or becomes insolvent;

(h) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Issuer and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default if and for so long as (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer (subject to customary deductible or co-payment) covering payment thereof and (y) such insurer, which shall be rated at least “A-” by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

(i) the Issuer is required to register as an investment company under the Investment Company Act of 1940, as amended;

(j) the Issuer shall have asserted that this Indenture or any other Operative Agreement to which it is a party is not valid and binding on the parties thereto or any court, governmental authority or agency having jurisdiction over any of the parties to this Indenture or such other Operative Agreement shall find or rule that any material provision of any of such agreements is not valid or binding on the parties thereto;

(k) the Indenture Trustee, acting at the Direction of a Requisite Majority, shall have elected to remove the Manager as a result of a Manager Termination Event (or to terminate its and the Issuer’s participation in the Lease Administration Agreement in accordance with the provisions of the Lease Administration Agreement), and a Successor Manager (or successor Lease Administrator, as the case may be) shall not have assumed the duties of the Manager (or Lease Administrator, as the case may be) within one hundred eighty (180) days after the date of such election;

(l) as of any Payment Date, the Outstanding Principal Balance of all Equipment Notes exceeds the sum of the Adjusted Values of the Railcars as of the last day of the month preceding such Payment Date plus the amounts on deposit in the Optional Replacement Account as of such Payment Date;

(m) the Issuer shall use or permit the use of the Railcars or any portion thereof in a way which is not permitted by the provisions of Section 5.04(q) hereof specifically referencing railcar usage, provided that such unauthorized use shall not constitute an Event of Default for a period of forty-five (45) days after the Issuer’s obtaining actual knowledge thereof so long as (i) such unauthorized use is not the result of any willful action of the Issuer and (ii) such unauthorized use is capable of being cured and the Issuer diligently pursues such cure throughout such 45-day period; or

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(n) the Issuer shall have defaulted in any material respect in the performance of any of its covenants and agreements in this Indenture relating to Railcar Dispositions (except as otherwise addressed in clause (c) above in connection with the making of Collateral Disposition Principal Payments), and such default shall continue unremedied for a period of thirty (30) days.

Section 4.02 Remedies Upon Event of Default.

(a) Upon the occurrence of an Event of Default of the type described in Section 4.01(f) or 4.01(g), the Outstanding Principal Balance of, and accrued interest on, the Equipment Notes, together with all other amounts then due and owing to the Noteholders, shall become immediately due and payable without further action by any Person. If any other Event of Default occurs and is continuing, then the Indenture Trustee, acting at the Direction of the Requisite Majority, may declare the principal of and accrued interest on all Equipment Notes then Outstanding to be due and payable immediately, by written notice to the Issuer, the Manager and the Administrator (a “Default Notice”), and upon any such declaration such principal and accrued interest shall become immediately due and payable. At any time after the Indenture Trustee has declared the Outstanding Principal Balance of the Equipment Notes to be due and payable and prior to the exercise of any other remedies pursuant to this Indenture, the Indenture Trustee (at the Direction of the Requisite Majority), by written notice to the Issuer, the Manager and the Administrator may, except in the case of (i) a default in the deposit or distribution of any payment required to be made on the Equipment Notes, (ii) a payment default on the Equipment Notes or (iii) a default in respect of any covenant or provision of this Indenture that cannot by the terms hereof be modified or amended without the consent of each Noteholder affected thereby, rescind and annul such declaration and thereby annul its consequences, if (1) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of interest on the Equipment Notes, and the principal of and premium, if any, on the Equipment Notes that would have become due otherwise than by such declaration of acceleration, (2) the rescission would not conflict with any judgment or decree, and (3) all other defaults and Events of Default, other than nonpayment of interest and principal on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived.

(b) If an Event of Default shall occur and be continuing, the Indenture Trustee may, and shall, if given a Direction in writing by the Requisite Majority, do any or all of the following:

(i) Institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Equipment Notes or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any moneys adjudged due;

(ii) Subject to the quiet enjoyment rights of any Lessee of a Railcar, conduct proceedings to sell, hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law; provided that, the Indenture Trustee shall incur no liability as a result of the sale of the Collateral or any part thereof at any sale pursuant to this Section 4.02 conducted in a commercially reasonable manner, and the Issuer hereby waives any claims against the Indenture Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained, even if the Indenture Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iii) Institute any Proceedings from time to time for the complete or partial foreclosure of the Encumbrance created by this Indenture with respect to the Collateral;

(iv) Institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

(v) Exercise any remedies of a secured party under the UCC or any Applicable Law and take any other appropriate action to protect and enforce the rights and remedies of the Issuer, the Indenture Trustee or the Noteholders under this Indenture or any Assigned Agreement;

(vi) Appoint a receiver or a manager over the Issuer or its assets; and

(vii) Exercise its rights under Section 3.03 hereof.

(c) If the Equipment Notes have been declared due and payable following an Event of Default, any money collected by the Indenture Trustee pursuant to this Indenture or otherwise, and any moneys that may then be held or thereafter received by the Indenture Trustee, shall be applied to the extent permitted by law in the following order, at the date or dates fixed by the Indenture Trustee;

(i) First, to the payment of all costs and expenses of collection incurred by the Indenture Trustee (including the reasonable fees and expenses of any counsel to the Indenture Trustee), and all other amounts due the Indenture Trustee under this Indenture; and

(ii) Second, as set forth in the applicable provision of the Flow of Funds.

(d) The Indenture Trustee shall provide each Rating Agency with a copy of any Default Notice it receives or delivers pursuant to this Indenture. Within thirty (30) days after the occurrence of an Event of Default in respect of Equipment Notes, the Indenture Trustee shall give notice to the Noteholders of Equipment Notes, transmitted by mail, of all uncured or unwaived Defaults actually known to a Responsible Officer of the Indenture Trustee on such date; provided that the Indenture Trustee may withhold such notice with respect to a Default (other than a payment default with respect to interest, principal or premium, if any) if it determines in good faith that withholding such notice is in the interest of the affected Noteholders.

(e) The Issuer hereby agrees that if an Event of Default shall have occurred and is continuing, the Indenture Trustee or any permitted delegee thereof is hereby irrevocably authorized and empowered to act as the attorney-in-fact for the Issuer with respect to the giving of any instructions or notices under this Indenture.

(f) If an Event of Default shall have occurred and is continuing, (i) upon the written Direction of the Requisite Majority, the Indenture Trustee shall render an accounting of the current balance of each Transaction Account and (ii) the Indenture Trustee shall, if permitted by the Lease Administration Agreement, request that the Lease Administrator deliver to the Indenture Trustee a copy of the Cash Receipts Allocation Summary relating to any funds in the Lockbox Account during the continuance of such Event of Default.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(g) If an Event of Default shall have occurred and is continuing, and only in such event, upon the written Direction of the Requisite Majority, the Indenture Trustee shall be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under this Indenture (which rights and remedies shall include the right to direct the withdrawal and disposition of amounts on deposit in the Transaction Accounts and the deposit thereof in the Collections Account) and which the Requisite Majority directs it to take under this Indenture, including realization and foreclosure on the Collateral.

(h) The Indenture Trustee may after the occurrence of and during the continuance of an Event of Default exercise any and all rights and remedies of the Issuer under or in connection with the Assigned Agreements (including, without limitation, the Management Agreement and any successor agreement therefor) and otherwise in respect of the Collateral, including, without limitation, any and all rights of the Issuer to demand or otherwise require payment of any amount under, or performance of any provision of, any Assigned Agreement. In addition, after the occurrence of and during the continuance of an Event of Default, upon the Direction of the Requisite Majority, the Indenture Trustee may exercise the rights under the Lease Administration Agreement to direct the applicable Lessees to make rental payments to such account as the Indenture Trustee shall specify, for application to the Collections Account, and upon a Manager Termination Event (as defined in the Management Agreement) in respect of which the Manager has been replaced, and in each case upon the Direction of the Requisite Majority, the Indenture Trustee may exercise the rights under the Lease Administration Agreement to direct the applicable Lessees to make rental payments to such account as the Indenture Trustee shall specify, for application to the Collections Account.

(i) The Issuer agrees that, whether or not an Event of Default has occurred and is continuing, so long as this Indenture has not been terminated and the Security Interests on the Collateral released, the Indenture Trustee at the Direction of the Requisite Majority shall have the exclusive right to exercise and enforce all of the rights of the Issuer under those provisions of the Operative Agreements set forth on numbered paragraph 5 of the Granting Clauses of this Indenture.

Section 4.03 Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Equipment Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder holds Equipment Notes and has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b) the Holders of at least twenty-five percent (25%) of the aggregate Outstanding Principal Balance of the Equipment Notes give a written Direction to the Indenture Trustee to pursue a remedy hereunder;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(c) such Holder or Holders offer to the Indenture Trustee an indemnity reasonably satisfactory to the Indenture Trustee against any costs, expenses and liabilities to be incurred in complying with such request;

(d) the Indenture Trustee does not comply with such request within sixty (60) days after receipt of the request and the offer of indemnity; and

(e) during such sixty (60) day period, a Requisite Majority does not give the Indenture Trustee a Direction inconsistent with such request.

No one or more Noteholders may use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Equipment Notes over any other Holder or to enforce any right under this Indenture, except in the manner herein provided.

Section 4.04 Waiver of Existing Defaults.

(a) The Indenture Trustee acting at the Direction of the Requisite Majority may waive any existing Default or Event of Default hereunder and its consequences, except any waiver in respect of a covenant or provision hereof which, pursuant to Section 9.02(a), cannot be modified or amended without the consent of such Persons as are required to amend such covenant or provision in addition to the consent of the Requisite Majority.

(b) Upon any waiver made in accordance with Section 4.04(a), such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Each such notice of waiver shall also be notified to each Rating Agency.

(c) Any written waiver of a Default or an Event of Default given by Holders of the Equipment Notes to the Indenture Trustee and the Issuer in accordance with the terms of this Indenture shall be binding upon the Indenture Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 4.05 Restoration of Rights and Remedies. If the Indenture Trustee or any Holder of Equipment Notes has instituted any proceeding to enforce any right or remedy that it has, if applicable, under this Indenture, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or such Holder, then in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding has been instituted.

Section 4.06 Remedies Cumulative. Each and every right, power and remedy herein given to the Indenture Trustee (or the Requisite Majority) specifically or otherwise in this Indenture shall

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee (or the Requisite Majority) and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee (or the Requisite Majority) in the exercise of any such right, remedy or power or in the pursuance of any such remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence.

Section 4.07 Authority of Courts Not Required. The parties hereto agree that, to the greatest extent permitted by law, the Indenture Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by law.

Section 4.08 Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of interest on, principal of, or premium, if any, on the Equipment Notes on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

Section 4.09 Indenture Trustee May File Proofs of Claim. The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of any Noteholder allowed in any judicial proceedings relating to the Issuer, its creditors or its property.

Section 4.10 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 4.10 does not apply to a suit instituted by the Indenture Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest, principal, or premium, if any, on the Equipment Notes on or after the respective due dates expressed in the Equipment Notes, or a suit by a Noteholder or Noteholders of more than 10% of the Outstanding Principal Balance of any Equipment Notes (exclusive of Equipment Notes or interests therein held by any Issuer Group Member).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.01 Representations and Warranties. The Issuer represents and warrants to the Indenture Trustee as of the Closing Date and each Delivery Date, as follows:

(a) Due Organization.

(i) The Issuer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to carry on its business as now conducted or to enter into and perform its obligations under the Issuer Documents and the Operative Agreements to which the Issuer is a party, has the organizational power and authority to carry on its business as now conducted, has the requisite organizational power and authority to execute, deliver and perform its obligations under the Issuer Documents and the Operative Agreements to which the Issuer is a party.

(ii) Each of the LLC Agreement and each other organizational document of the Issuer has been duly executed and delivered by each party thereto and constitutes a legal, valid and binding obligation of each such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

(iii) Since the date of formation of the Issuer, the Issuer has not conducted business under any other name and does not have any trade names, or “doing business under” or “doing business as” names. The Issuer has not reorganized in any jurisdiction (whether the United States, any state thereof, the District of Columbia, Puerto Rico, Guam or any possession or territory of the United States, or any foreign country or state) other than the State of Delaware.

(b) Special Purpose Status. The Issuer has not engaged in any activities since its organization (other than those incidental to its organization and other appropriate limited liability company steps and arrangements for the payment of fees to, and director’s and officer’s insurance for, its member, and independent manager), the execution of the Issuer Documents and the Operative Agreements to which it is a party and the activities referred to in or contemplated by such agreements.

(c) Non-Contravention. The Issuer’s acquisition of Railcars pursuant to the Contribution and Sale Agreement, the other transactions contemplated by the Contribution and Sale Agreement, the creation of the Equipment Notes and the issuance, execution and delivery of, and the compliance by the Issuer with the terms of each of the Operative Agreements and the Equipment Notes:

(i) do not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Issuer or with any existing law, rule or regulation applying to or affecting the Issuer or any judgment, order or decree of any government, governmental body or court having jurisdiction over Issuer;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(ii) do not infringe the terms of, or constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Issuer is a party or by it or its assets, property or revenues are bound; and

(iii) do not constitute a default by the Issuer under, or result in the creation of any Encumbrance (except for Permitted Encumbrances of the type described in clause (i), (ii) or (v) of the definition thereof) upon the property of the Issuer under the LLC Agreement or any indenture, mortgage, contract or other agreement or instrument to which the Issuer is a party or by which the Issuer or any of its properties may be bound or affected.

(d) Due Authorization. The Issuer’s acquisition of Railcars pursuant to the Contribution and Sale Agreement, the other transactions contemplated by the Contribution and Sale Agreement, the creation, execution and issuance of the Equipment Notes, the execution and issue or delivery by the Issuer of the Operative Agreements executed by it and the performance by it of its obligations hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by it have been duly authorized by all necessary limited liability company action of the Issuer.

(e) Validity and Enforceability. This Indenture constitutes, and the Operative Agreements to which the Issuer is a party, when executed and delivered and, in the case of the Equipment Notes, when issued and authenticated, will constitute valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or to laws of prescription or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Issuer.

(f) No Event of Default or Early Amortization Event. No Event of Default or Early Amortization Event has occurred and is continuing and no event has occurred that, with the passage of time, the giving of notice or both, would become an Event of Default or Early Amortization Event.

(g) No Encumbrances. Subject to the Security Interests created in favor of the Indenture Trustee and the Flow of Funds, and except for Permitted Encumbrances, there exists no Encumbrance over the assets of the Issuer that ranks prior to or pari passu with the obligation to make payments on the Equipment Notes.

(h) No Consents. No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of the Issuer or any Governmental Authority on the part of the Issuer is required in the United States, Canada or Mexico (subject to the proviso set forth below) in connection with the execution and delivery by the Issuer of the Operative Agreements to which the Issuer is a party or in order for the Issuer to perform its obligations thereunder in accordance with the terms thereof, other than: (i) notices required to be filed with the STB and the Registrar General of Canada, which notices shall have been filed on the Closing Date, (ii) as may be required under existing laws, ordinances, governmental rules and regulations to be obtained, given, accomplished or renewed at any time after the Closing Date in connection with the operation and maintenance of the Railcars and in accordance with the Operative Agreements that are routine in nature and are not normally applied for prior to the time they are required, and which the Issuer has no reason to believe will not be timely obtained, (iii) as may be required under the Operative Agreements in

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

consequence of any transfer of ownership of the Railcars and (iv) filing and recording to perfect the Security Interests under this Indenture as required hereunder; provided, that the parties hereto agree that the Issuer shall not be required to make any such filings or recordings in Mexico or under any Provincial Personal Property Security Act or other non-federal legislation in Canada.

(i) No Litigation. There is no claim, action, suit, investigation or proceeding pending against, or to the knowledge of the Issuer, threatened against or affecting the Issuer, before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Indenture (including the Exhibits and Schedules attached hereto) and/or the Operative Agreements.

(j) Employees, Subsidiaries. The Issuer has no employees. The Issuer has no Subsidiaries.

(k) Ownership. The Issuer is the owner of the Collateral free from all Encumbrances and claims whatsoever other than Permitted Encumbrances.

(l) No Filings. Under the laws of Delaware and New York (and including United States federal law) in force at the date hereof, it is not necessary or desirable that this Indenture or any Operative Agreement to which the Issuer is a party be filed, recorded or enrolled with any court or other authority in any such jurisdictions or that any material stamp, registration or similar tax be paid on or in relation to this Indenture or any of the other Operative Agreements (other than filings (x) of UCC financing statements against the Issuer with respect to the Collateral, (y) with the STB and in Canada in respect of the Security Interests in the Railcars, and (z) any filings with the U.S. Securities and Exchange Commission, as necessary or appropriate).

(m) Other Representations. The representations and warranties made by the Issuer in any of the other Operative Agreements are true and accurate as of the date made.

(n) Other Regulations. The Issuer is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(o) Insurance. The Railcars described on each Delivery Schedule delivered from time to time under the Contribution and Sale Agreement are, at the time of the related Conveyance to the Issuer, covered by the insurance required by Section 5.04(f) hereof, and all premiums due prior to the applicable Delivery Date in respect of such insurance shall have been paid in full and such insurance as of the applicable Delivery Date is in full force and effect.

(p) No Event of Default or Casualty Occurrence. At the time of each Conveyance of Railcars under the Contribution and Sale Agreement, (i) no Event of Default has occurred and is continuing, (ii) no Manager Termination Event has occurred and is continuing, (iii) to the knowledge of the Issuer, no Casualty Occurrence or event that, with the giving of notice, the passage of time or both, would constitute a Casualty Occurrence with respect to any of the Railcars so Conveyed, has occurred, and (iv) to the knowledge of the Issuer, no Railcar being Conveyed under the Contribution and Sale Agreement on such date has suffered damage or contamination which, in the Issuer’s reasonable judgment, makes repair uneconomic or renders such Railcar unfit for commercial use.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(q) Beneficial Title. On each Delivery Date upon which a Conveyance occurs under the Contribution and Sale Agreement, (i) the Transferor has, and shall pursuant to the related Bill of Sale have, conveyed all legal and beneficial title of the Issuer to such Railcars being so Conveyed free and clear of all Encumbrances (other than Permitted Encumbrances) and such Conveyance will not be void or voidable under any Applicable Law and (ii) the Transferor has assigned, and the Assignment and Assumption Agreement to be delivered on the related Delivery Date shall upon acceptance thereof by the Issuer assign, to the Issuer, all legal and beneficial title of such Transferor to the related Leases, free and clear of all Encumbrances (other than Permitted Encumbrances), and the Assignment and Assumption Agreement will not be void or voidable under any Applicable Law.

(r) Nature of Business. The Issuer is not engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Equipment Notes will be used by the Issuer for a purpose which violates, or would be inconsistent with, Section 7 of the Securities Exchange Act of 1934, as amended, or Regulations T, U and X of the Federal Reserve System (terms for which meanings are provided in Regulations T, U and X of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, being used in this Section 5.01(r) with such meanings).

(s) No Default under Organizational Documents. The Issuer is not in violation of any term of the LLC Agreement or in violation or breach of or in default under any other agreement, contract or instrument to which it is a party or by which it or any of its property may be bound.

(t) Issuer Compliance. The Issuer is in compliance in all material respects with all laws, ordinances, governmental rules, regulations, orders, judgments, decrees, determinations and awards to which it is subject and the Issuer has obtained all required licenses, permits, franchises and other governmental authorizations material to the conduct of its business.

(u) Railcar Compliance. Each Railcar Conveyed on a Delivery Date, taken as a whole, and each major component thereof, complies in all material respects with all Applicable Laws and regulations, all requirements of the manufacturer for maintaining in full force and effect any applicable warranties and the requirements, if any, of any applicable insurance policies, conforms with the specifications for such Railcar contained in the related Appraisal (to the extent a copy of such Appraisal or a relevant excerpt therefrom has been delivered to the Issuer) and is substantially complete such that it is ready and available to operate in commercial service and otherwise perform the function for which it was designed; and the railcar identification Marks shown on the related Bill of Sale are the Marks then used on the Railcars set forth on such Bill of Sale.

(v) Taxes. On each Delivery Date upon which a Conveyance occurs under the Contribution and Sale Agreement, all sales, use or transfer taxes, if any, due and payable upon the purchase of the Railcars by the Issuer from the Transferor will have been paid or such transactions will then be exempt from any such taxes, and the Issuer will cause any required forms or reports in connection with such taxes to be filed in accordance with Applicable Laws and regulations.

(w) Lease Terms. Each Railcar Conveyed on the relevant Delivery Date is subject to a Permitted Lease, which Lease (together with the other Leases that are or have been the subject of such Conveyances) contains rental and other terms which are no different, taken as a whole, from those for similar railcars in the Managed Fleet.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(x) Eligibility. Each Railcar described on its relevant Delivery Schedule constitutes an Eligible Railcar as of the date of its Conveyance to the Issuer.

(y) Assignment of Leases. (i) Each Lease conveyed on the relevant Delivery Date is freely assignable from the Transferor to the Issuer and from the Issuer to any other Person (including, without limitation, any transferee in connection with the Indenture Trustee’s exercise of rights or remedies under this Indenture) or, if any such Lease is not freely assignable, then consents to such assignments determined by the Manager in good faith to be sufficient for their intended purposes have been obtained prior to the relevant Delivery Date, (ii) no assignment described in this Section 5.01(y) is void or voidable or will result in a claim for damages or reduction in rental or other payments, in each case pursuant to the terms and conditions of any such Lease and (iii) no consent, approval or filing is required under such Lease in connection with the execution and delivery of the Operative Agreements.

(z) Purchase Options. With respect to any Railcars Conveyed on the relevant Delivery Date that is subject to a Lease containing a purchase option granted to the Lessee under such Lease, (i) such purchase option is exercisable by the applicable Lessee for a purchase price not less than (at the time of such purchase) an amount equal to the sum of the Adjusted Values of the Railcars subject to such purchase option, and (ii) the sum of (x) the aggregate Adjusted Values of all Railcars subject to such Lease and all Railcars subject to any other Lease containing a purchase option and (y) the aggregate sum of the Adjusted Values of all Railcars that the Issuer has sold pursuant to Permitted Discretionary Sales does not exceed five percent (5%) of the aggregate Adjusted Value of all Railcars held by the Issuer on the Closing Date. Any such purchase option complying with each of the foregoing limitations described in clauses (i) and (ii) above is referred to herein and in the other Operative Agreements as a “Permitted Purchase Option”.

(aa) Permitted Lease. After giving effect to the transfers contemplated under the Operative Agreements, such Leases conform to the definition of Permitted Lease.

(bb) Concentration Limits. After giving effect to the Issuer’s acquisition of Railcars in connection with each Conveyance occurring on or after the Closing Date, the Portfolio on the date of such Conveyance complies with all Concentration Limits.

(cc) Security Interest Representations.

(i) This Indenture creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Indenture Trustee, for the benefit of the Noteholders, which security interest is prior to all other Encumbrances (subject to Permitted Encumbrances), and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii) The Railcars constitute “goods” or “inventory” within the meaning of the UCC. The Leases constitute “tangible chattel paper” or “accounts” within the meaning of the UCC. The Lease receivables constitute “accounts” or “proceeds” of the Leases within the meaning of the UCC. The Transaction Accounts constitute “securities accounts” within the meaning of the UCC. The Issuer’s contractual rights under any hedge agreements, the Contribution and Sale Agreement and the Management Agreement constitute “general intangibles” within the meaning of the UCC.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iii) The Issuer owns and has good and marketable title to the Collateral, free and clear of any Lien (whether senior, junior, or pari passu), claim or encumbrance of any Person, except for Permitted Encumbrances.

(iv) The Issuer shall cause the filing of all (x) appropriate filings with the STB and the Registrar General of Canada and (y) appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Indenture Trustee in this Indenture. All financing statements filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

(v) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral, except as permitted pursuant to the Indenture. The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement or document of similar import (i) relating to the security interest granted to the Indenture Trustee in this Indenture or any Indenture Supplement or (ii) that has been terminated. The Issuer has no actual knowledge of any judgment or tax lien filings against the Issuer.

(vi) The Transferor shall cause the filing of all appropriate financing statements or documents of similar import in the proper filing office (including appropriate filings with the STB and the Registrar General of Canada) in the appropriate jurisdictions under Applicable Law in order to perfect the security interest of the Issuer (and the Indenture Trustee as its assignee) in the Railcars and the Leases (to the extent that such Leases are related to the Railcars) granted to the Issuer in the Contribution and Sale Agreement.

(vii) The Issuer has received all necessary consents and approvals required by the terms of this Indenture for the pledge to the Indenture Trustee of the Issuer’s interest and rights in the Collateral as described herein.

(viii) The Issuer has taken all steps necessary to cause USB (in its capacity as securities intermediary) to identify in its records the Indenture Trustee as the Person having a Security Entitlement in each of the Transaction Accounts.

(ix) The Transaction Accounts are not in the name of any Person other than the Indenture Trustee. The Issuer has not given its consent to USB (as the securities intermediary of the Transaction Accounts) to comply with entitlement orders of any Person other than the Indenture Trustee.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(x) Except as contemplated in respect of Permitted Encumbrances, no creditor of the Issuer (other than the Manager under the Management Agreement and the Lease Administrator under the Lease Administration Agreement) has in its possession any goods that constitute or evidence the Collateral.

(xi) The representations and warranties set forth in this Section shall survive until this Indenture is terminated in accordance with the terms hereof. Any breaches of the representations and warranties set forth in this Section may be waived by the Indenture Trustee, only with the prior written consent of the Requisite Majority and with prior written notice to each Rating Agency.

Section 5.02 General Covenants. The Issuer covenants with the Indenture Trustee as follows:

(a) No Release of Obligations. The Issuer will not take any action which would amend, terminate (other than any termination in connection with the replacement of such agreement on terms substantially no less favorable to the Issuer than the agreement being terminated) or discharge or prejudice the validity or effectiveness of this Indenture (other than as permitted herein) or any other Operative Agreement or permit any party to any such document to be released from such obligations, except that, in each case, as permitted or contemplated by the terms of such documents, and provided that, in any case, (i) the Issuer will not take any action which would result in any amendment or modification to the services standard, conflicts standard, duty of care or similar concern in such agreements and (ii) there must be at all times a Lease Administrator and a Manager with respect to all Railcars and related Leases.

(b) Encumbrances. The Issuer will not create, incur, assume or suffer to exist any Encumbrance on the Collateral other than any Permitted Encumbrance.

(c) Indebtedness. The Issuer will not incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, whether present or future, Indebtedness, other than Indebtedness in respect of Equipment Notes issued in accordance with the terms of this Indenture.

(d) Restricted Payments. The Issuer will not (i) declare or pay any dividend or make any distribution on its Stock; provided that, so long as no Event of Default shall have occurred and be continuing and to the extent there are available funds therefor in the Collections Account on the applicable Payment Date, the Issuer may make payments on its limited liability company membership interests to the extent of the aggregate amount of distributions made to the Issuer pursuant to the Flow of Funds; (ii) until all of the Secured Obligations have been paid and satisfied in full, purchase, redeem, retire or otherwise acquire for value any membership interest in the Issuer; (iii) make any interest, principal or premium, if any, payment on the Equipment Notes or make any voluntary or optional repurchase, defeasance, prepayment or other acquisition or retirement for value of Indebtedness of the Issuer other than in accordance with the Equipment Notes, this Indenture and the Operative Agreements, provided that the Issuer may defease or effect an Optional Redemption in respect of any of the Equipment Notes using Capital Contributions received from its sole Member together with Collections that would otherwise be distributable to the Issuer in accordance with the Flow of Funds; or (iv) make any investments, other than Permitted Investments and investments described under Section 5.02(f) hereof.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

The term “investment” for purposes of the above restriction shall mean any loan or advance to a Person, any purchase or other acquisition of any Stock or Indebtedness of such Person, any capital contribution to such Person or any other investment in such Person.

(e) Business Activities. The business purpose to be conducted or promoted by the Company is limited to the following activities and none other:

(i) to enter into and perform the Contribution and Sale Agreement, the Management Agreement, the Indenture, the Note Purchase Agreement, the Administrative Services Agreement, and each other Operative Agreement to which it is a party and any amendments, restatements, supplements, replacements, refinancings, or modifications thereto and each other document contemplated by such Operative Agreements, and to exercise all rights, duties and obligations under such agreements;

(ii) to acquire from time to time from the Transferor all right, title and interest in, to and under (i) railcars and any related leases, including without limitation any right to payment, whether constituting an account, chattel paper, instrument, general intangible or otherwise, and any related assets, property and rights, including without limitation security interests and mileage credits, (ii) any agreements, documents, books and records relating to any of the foregoing, and (iii) monies collections, payments and all other proceeds of any kind in respect of the foregoing (the items referred to in clauses (i), (ii) and (iii) being referred to collectively as “Assets”);

(iii) to own, hold, service, have serviced, sell, assign, pledge and otherwise deal with Assets in accordance with the terms of the Indenture and the other Operative Agreements;

(iv) to enter into and perform obligations pursuant to the Indenture including issuing the Notes thereunder;

(v) to enter into any agreement providing for the acquisition, sale, financing, refinancing, hedging, management, servicing, pledge or transfer of the Assets or interests in the Assets in accordance with the terms of the Operative Agreements;

(vi) to retain, maintain or reacquire an interest or interests in the Assets in accordance with the terms of the Operative Agreements;

(vii) to lend or otherwise invest proceeds from the Assets and any other income in accordance with the terms of the Operative Agreements;

(viii) to execute and deliver the Operative Agreements, and perform its obligations under the Operative Agreements;

(ix) to make distributions to the Member to the extent permitted by Applicable Law; and

(x) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(f) Limitation on Consolidation, Merger and Transfer of Assets. The Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to merge with or into the Issuer (any such consolidation, merger, sale, conveyance, transfer, lease or other disposition, a “Merger Transaction”), unless:

(i) the resulting entity is a special purpose entity, the charter of which is substantially similar to the LLC Agreement, and, after such Merger Transaction, payments from such resulting entity to the Noteholders do not give rise to any withholding tax payments less favorable to the Noteholders than the amount of any withholding tax payments which would have been required had such Merger Transaction not occurred and such entity is not subject to taxation as a corporation or an association or a publicly traded partnership taxable as a corporation;

(ii) (A) such Merger Transaction has been unanimously approved by the members of the Issuer (including the Independent Manager) and (B) the surviving successor or transferee entity shall expressly assume all of the obligations of the Issuer in and under this Indenture, the Equipment Notes and each other Operative Agreement to which the Issuer is then a party (with the result that, in the case of a transfer only, the Issuer thereupon will be released);

(iii) both before, and immediately after giving effect to such Merger Transaction, no violation of a Concentration Limit, Event of Default or Early Amortization Event shall have occurred and be continuing;

(iv) each of (A) a Rating Agency Confirmation and (B) the consent of the Indenture Trustee (acting at the Direction of a Requisite Majority) has been obtained with respect to such Merger Transaction;

(v) for United States federal income tax purposes, such Merger Transaction does not result in the recognition of gain or loss by any Noteholder; and

(vi) the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such Merger Transaction complies with the above criteria and, if applicable, Section 5.03(a) hereof and that all conditions precedent provided for herein relating to such transaction have been complied with.

(g) Limitation on Transactions with Affiliates. The Issuer will not, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer, except upon fair and reasonable terms no less favorable to the Issuer than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate, provided, that the foregoing restriction does not limit or apply to the following:

(i) any transaction in connection with the establishment of the Issuer, its initial capitalization, any Capital Contributions made subsequent to the Closing Date in accordance with the terms of the Operating Agreement and the acquisition of its initial Portfolio or pursuant to the terms of the Operative Agreements;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(ii) the payment of reasonable and customary regular fees to, and the provision of reasonable and customary liability insurance in respect of, the members and managers of the Issuer;

(iii) any payments on or with respect to the Equipment Notes or otherwise in accordance with the Flow of Funds;

(iv) any acquisition of Additional Railcars or any Permitted Railcar Acquisition complying with Section 5.03(b) hereof;

(v) any payments of the types referred to in clause (i) or (ii) of Section 5.02(d) hereof and not prohibited thereunder; or

(vi) the sale of Railcars as part of a single transaction providing for the redemption or defeasance of the entire Outstanding Principal Balance of all Equipment Notes in accordance with the terms of this Indenture.

(h) Limitation on the Issuance, Delivery and Sale of Equity Interests. Except as expressly permitted by the LLC Agreement, the Issuer will not directly or indirectly, issue, deliver or sell any Stock to any Person other than the Member. Except as expressly prohibited by the LLC Agreement, the Member shall be permitted to contribute funds or assets to the Issuer (any such contribution of funds or assets, a “Capital Contribution”). Any Capital Contribution by the Member is voluntary and under no circumstances shall the Issuer, the Indenture Trustee, or any Noteholder compel the Member to make any Capital Contribution to the Issuer. The Member shall specify the intended use for each such Capital Contribution.

Notwithstanding the foregoing, no issuance, delivery, sale, transfer or other disposition of any equity interest in the Issuer will be effective, and any such issuance, delivery, sale transfer or other disposition will be void ab initio, if it would result in the Issuer being classified as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes.

(i) Bankruptcy and Insolvency.

(i) The Issuer will promptly provide the Indenture Trustee and the Rating Agency with written notice of the institution of any proceeding by or against the Issuer seeking to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for all or for any substantial part of its property. The Issuer will not take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents or any provision of the LLC Agreement unless receiving the prior written consent of the Requisite Majority (such consent not to be unreasonably withheld) and a Rating Agency Confirmation in respect thereof.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(ii) The Issuer will at all times have at least one (1) Independent Manager.

(iii) The Issuer shall cause each party to any Operative Agreement, and each party to any other agreement to which the Issuer is a party that is incidental or related to any Operative Agreement, that in either such case renders the Issuer a debtor to such party (and for the avoidance of doubt not to include any Lease), to covenant and agree that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the Equipment Notes, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer.

(j) Payment of Principal, Premium, if any, and Interest. The Issuer will duly and punctually pay the principal, premium, if any, and interest on the Equipment Notes in accordance with the terms of this Indenture and the Equipment Notes.

(k) Limitation on Employees. The Issuer will not employ or maintain any employees other than as required by any provisions of local law. Members and managers of the Issuer shall not be deemed to be employees for purposes of this Section 5.02(k).

(l) Ratings of Equipment Notes. For so long as any Equipment Notes are Outstanding, the Issuer shall pay all fees of the Rating Agency and shall respond to reasonable requests for information from the Rating Agency in order to permit the Rating Agency to maintain a rating with respect to the Equipment Notes.

(m) Tax Election of the Issuer. The Issuer shall not elect or agree to elect to be treated as an association taxable as a corporation for United States federal income tax or any state income or franchise tax purposes.

(n) Separate Entity Characteristics. The Issuer shall at all times:

(i) maintain its own separate books and records and bank accounts separate from those of any other Person;

(ii) hold all of its assets in its own name;

(iii) observe all limited liability company and other organizational formalities;

(iv) maintain an arm’s length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(v) pay the salaries of its own employees from its own funds;

(vi) maintain a sufficient number of employees in light of its contemplated business operations;

(vii) not acquire the obligations or securities of its Affiliates, including partners, members or shareholders, as appropriate, except as permitted by Article III of the LLC Agreement;

(viii) not buy or hold evidence of indebtedness issued by any other Person (other than leases intended for security, cash and Permitted Investments);

(ix) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(x) use separate stationery and checks bearing its own name, and, if invoices to Lessees are to be rendered jointly with Affiliates, such invoices shall separately identify those charges relating to the Collateral;

(xi) not pledge its assets for the benefit of any other Person, other than with respect to Permitted Encumbrances;

(xii) hold itself out as a separate entity from that of the Member or any other Person;

(xiii) correct any known misunderstanding regarding its separate identity;

(xiv) not (other than for tax purposes) identify itself as a division of any other person or entity;

(xv) maintain adequate capital in light of its contemplated business operations; provided, however, the foregoing shall not require the Member to make additional Capital Contributions to the Issuer;

(xvi) file its own tax returns, if any, as may be required under Applicable Law, to the extent (i) not part of a consolidated group filing a consolidated return or returns or (ii) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under Applicable Law;

(xvii) conduct its business in its own name and comply with all organizational formalities to maintain its separate existence;

(xviii) maintain separate financial statements prepared in accordance with U.S. GAAP; in the event that the financial statements of the Issuer are consolidated with the financial statements of any other Person, the Issuer shall cause to be included on the financial statement that the Issuer’s assets and credit are not available to satisfy the debts of such other entity or Person;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(xix) pay its own liabilities only out of its own funds, provided, however, the foregoing shall not require the Member to make any additional Capital Contributions to the Issuer or prohibit the Member from making additional Capital Contributions to the Issuer;

(xx) not hold out its credit or assets as being available to satisfy the obligations of others;

(xxi) not acquire any securities of the Member; and

(xxii) cause the Member, officers, agents and other representatives of the Issuer to act at all times with respect to the Issuer consistently and in furtherance of the foregoing.

(o) Rule 144A.

So long as any of the Equipment Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Exchange Act, or rule 12g3-2(b) thereunder, (i) provide to any Noteholder of such restricted securities, or to any prospective Noteholder of such restricted securities designated by a Noteholder, upon the request of such Noteholder or prospective Noteholder, any information required to be provided by Rule 144A(d)(4) under the Securities Act and (ii) update such information to prevent such information from becoming materially false and materially misleading in a manner adverse to any Noteholder.

(p) Use of Proceeds.

The proceeds from the issuance of the Equipment Notes shall be used as follows: (i) to pay the costs of issuance of the Equipment Notes; (ii) to pay all or part of the purchase price for the initial Portfolio pursuant to the Contribution and Sale Agreement; (iii) to repay certain indebtedness secured respectively by, among other things, certain identified initial Railcars owing under the following credit facilities: (a) the Term Loan Agreement dated as of October 16, 2014, by and among Longtrain Leasing II, LLC, as borrower, Credit Suisse AG, New York Branch, as agent and secured party, and GIFS Capital Company, LLC, a commercial paper conduit which receives liquidity support from an Affiliate of Credit Suisse Securities (USA) LLC (one of the initial purchasers), as initial lender and (b) the Amended and Restated Credit Agreement, dated as of January 15, 2014, by and among Longtrain Leasing I, LLC, as borrower, American Railcar Industries, Inc., as seller, Key Equipment Finance, a division of KeyBank National Association, as administrative agent and lender, and the other lenders party thereto from time to time, including the following initial lenders: Crédit Industriel et Commercial, Comerica Leasing Corporation, DVB Bank SE (an Affiliate of one of the Initial Purchasers), Regions Commercial Equipment Finance, LLC, First Bank, EverBank Commercial Finance, Inc. and BBVA Compass Financial Corporation; (iv) to fund the initial deposit to the Liquidity Reserve Account and (v) for other general corporate purposes.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(q) Perfection Requirements.

The Issuer will not (a) change any of (i) its name or (ii) the name under which it does business or (b) amend any provision of the LLC Agreement or become organized under the laws of any other jurisdiction, in each case without the prior written consent of the Requisite Majority.

(r) OFAC Matters.

The Issuer shall not in any manner which would violate the laws of the United States, other than pursuant to a license issued by OFAC (i) lease, or consent to any sublease of, any of the Railcars to any Person that is a Prohibited Person or (ii) derive any of its assets or operating income from investments in or transactions with any such Prohibited Person.

(s) Capital Contributions. At any time the Issuer may receive additional Capital Contributions from the Member of (i) cash or (ii) additional tank railcars or covered hopper railcars. Any such Capital Contributions made in:

(i) tank railcars or covered hopper railcars shall be manufactured by ARI or one of its Affiliates, all of which shall be in compliance with all then applicable regulatory requirements on the date on which such railcar was manufactured and which shall comply with all Required Modifications applicable to Railcars on the date on which such railcar is acquired by the Issuer; and

(ii) cash shall be included as a component of the Available Collections Amount for purposes of making distributions on a Payment Date in accordance with the Flow of Funds. Any such Capital Contributions of cash made pursuant to, and subject to the limitations set forth herein and in the Operative Agreements, shall also be included in the calculation of the Debt Service Coverage Ratio. However, any amounts that might otherwise have been allocated under the Flow of Funds to the repayment of a portion of the principal balance of the Equipment Notes if an Early Amortization Event would have occurred or continued absent such Capital Contribution will, except in certain limited circumstances, be released to the Issuer and, except at the option of the Issuer, upon such release shall no longer be available to pay the obligations of the Issuer, including principal and interest payments on the Equipment Notes.

All such Capital Contributions are strictly voluntary and none of the Issuer, the Indenture Trustee or any Noteholder can compel the Member to make any such Capital Contribution. In addition, if the Member makes any such Capital Contribution, it may choose to discontinue making any additional Capital Contribution in the future.

Section 5.03 Portfolio Covenants. The Issuer covenants with the Indenture Trustee as follows:

(a) Railcar Dispositions. The Issuer will not sell, transfer or otherwise dispose of any Railcar or any interest therein, except that the Issuer may sell, transfer or otherwise dispose of or part with possession of (i) any Parts, or (ii) one or more Railcars (each, a “Sold Railcar”) as follows (any such sale, transfer or disposition described in this Section 5.03(a), a “Permitted Railcar Disposition”):

(i) A Railcar Disposition pursuant to a Permitted Purchase Option (such Disposition, a “Purchase Option Disposition”);

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(ii) A Railcar Disposition to an insurance company or the related Lessee in connection with the receipt of insurance or other third party proceeds in connection with the Casualty Occurrence of a Railcar (other than any consequent later sale of such affected Railcar for scrap or salvage value) (an “Involuntary Disposition”);

(iii) A Railcar Disposition for scrap or salvage due to a Change in Law, so long as the conditions set forth in Section 5.03(a)(iv)(B)(1) and Sections 5.03(a)(iv)(C) through (G) are complied with (a “Scrap Value Disposition”);

(iv) A Railcar Disposition in the ordinary course of business (other than a Railcar Disposition as a result of a Casualty Occurrence or a Purchase Option Disposition) so long as the following conditions are complied with (a “Permitted Discretionary Sale”):

(A) At the time of such Railcar Disposition, no Event of Default or Early Amortization Event shall have occurred and then be continuing;

(B) The Sold Railcars must be purchased by (1) a third party that is not an Affiliate of the Issuer, or (2) an Affiliate of the Issuer (such sale, a “Permitted Affiliate Sale”), provided that (i) the terms and conditions of a sale to an Affiliate are approved by the Independent Manager of the Issuer, (ii) an independent investment bank of nationally recognized standard selected by the Issuer has rendered a “fairness opinion” with respect to the terms and conditions of such Permitted Affiliate Sale, and (iii) such sale otherwise complies with the requirements of a Permitted Discretionary Sale;

(C) The Net Disposition Proceeds realized in such sale must be not less than the sum of the Adjusted Values of the Railcars subject to such sale or, in the case of a Permitted Affiliate Sale, the greater of the fair market value or the then Adjusted Value of such Railcar;

(D) Sold Railcars that were subject to Lease at the time of sale, if being replaced, must be replaced in a Replacement Exchange by Qualifying Replacement Railcars under Lease that generate at least the same amount of current monthly lease revenue and have a remaining Lease term at least equal to two-thirds (2/3) of the Lease term of such Sold Railcars;

(E) Sold Railcars that were not under Lease at the time of sale, if being replaced, must be replaced in a Replacement Exchange by Qualifying Replacement Railcars as to which, if not then under Lease, the Manager has a reasonable, good faith expectation that such Qualifying Replacement Railcars will generate at least the same amount of monthly lease revenue (once placed under Lease) as the Manager would have expected for the Sold Railcars;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(F) Such Railcar Dispositions, after giving effect to any expected reinvestment of the Net Disposition Proceeds in a Replacement Exchange, will not directly cause an Excess Concentration Condition;

(G) An appraisal from an independent appraiser comparable to that obtained for the initial Railcars is obtained for the Qualifying Replacement Railcars not earlier than thirty (30) days prior to conveyance to the Issuer, and the related appraised value of the Qualifying Replacement Railcars acquired in connection with a Permitted Discretionary Sale must at least equal the Adjusted Value of the sold Railcars at their time of sale; and

(H) All of the following have been satisfied: (x) Permitted Discretionary Sales shall be limited to not more than three (3) sales transactions per calendar year (beginning with 2015), (y) during any calendar year, Permitted Discretionary Sales may not occur with respect to Railcars representing greater than fifteen percent (15%) of the sum of the Adjusted Values of all Railcars, as measured based on the first day of such calendar year, and (z) during the period from the Closing Date to the Expected Principal Repayment Date, Permitted Discretionary Sales may not occur with respect to Railcars representing greater than forty percent (40%) of the sum of the Adjusted Values of all Railcars, as measured on the Closing Date;

(v) A Railcar Disposition in connection with a substitution or repurchase made in accordance with the terms of the Contribution and Sale Agreement (a “CSA Transfer”); or

(vi) A Railcar Disposition to a third party or an Affiliate due to a Change in Law so long as the conditions set forth in Sections 5.03(a)(iv)(A) through (F) are complied with (“Permitted Regulatory Sale”).

The Net Disposition Proceeds received in connection with a Permitted Railcar Disposition must be deposited into (i) in the case of a Scrap Value Disposition, the Collections Account or (ii) in the case of a Purchase Option Disposition, an Involuntary Disposition, a Permitted Discretionary Sale on a CSA Transfer, the Optional Replacement Account as described in Section 3.05 hereof

In the case of any of a Permitted Discretionary Sale, a Purchase Option Disposition or an Involuntary Disposition, the related sales of Railcars will be free and clear of the lien of this Indenture.

(b) Replacement Exchanges. Under a Replacement Exchange, the Issuer will be permitted (but not required) to purchase Qualifying Replacement Railcars from the Transferor or, in connection with a Permitted Discretionary Sale, a Purchase Option Disposition, an Excess Concentration Condition, an Involuntary Disposition or a Permitted Regulatory Sale, acquire Qualifying Replacement Railcars (i) in a substitution exchange with the Transferor effected in accordance with the terms of the Contribution and Sale Agreement or (ii) by acquiring one or more additional Railcars pursuant to a Capital Contribution from the Member.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(c) Railcar Acquisitions. After the Closing Date, the Issuer will not purchase or otherwise acquire a Railcar (or an interest therein), except that the Issuer will be permitted to: (i) purchase or otherwise acquire, directly or indirectly, one or more Railcars constituting Qualifying Replacement Railcars in connection with any Replacement Exchange and/or any substitution made in accordance with the terms of the Contribution and Sale Agreement, and (ii) acquire one or more additional Railcars pursuant to a Capital Contribution from the Member, so long as, in each case of clause (i) and (ii) (except as indicated below), each of the following requirements are satisfied on or prior to such purchase or other acquisition:

(A) no Event of Default or Early Amortization Event shall have occurred and be continuing or would directly result therefrom;

(B) after giving effect to the acquisition, the Portfolio will comply with the Concentration Limits;

(C) the Railcars being acquired have been the subject of an Appraisal showing an Initial Appraised Value;

(D) the Railcars being acquired consist of tank railcars or covered hopper railcars manufactured by ARI or one of its Affiliates;

(E) the Railcars are acquired from the Transferor pursuant to the Contribution and Sale Agreement;

(F) the Purchase Price for each such Railcar does not exceed its Initial Appraised Value;

(G) except in connection with Railcars being acquired in a Replacement Exchange for Railcars that were not subject to a Lease at the time of the disposition thereof by the Issuer, the Railcars being acquired are each subject to a Permitted Lease; and all actions (including the applicable UCC, STB or Registrar General of Canada filings) shall have been taken to cause the Railcars being assigned to be subject to a first priority Security Interest in favor of the Indenture Trustee for the benefit of the Secured Parties (provided that no such actions will be required to be taken in Mexico or under any Provincial Personal Property Security Act or other non-federal legislation in Canada); and

(H) the Railcars will be free and clear of Encumbrances other than Permitted Encumbrances.

(d) Permitted Railcar Acquisition. A Railcar acquisition by the Issuer complying with the provisions in subsection (c) immediately above constitutes a “Permitted Railcar Acquisition”. If two (2) or more Railcars are being acquired in a Permitted Railcar Acquisition, the foregoing requirements in subsection (c) will be determined on an aggregate basis.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(e) Modification Payments and Capital Expenditures. The Issuer will not make any capital expenditures for the purpose of effecting any optional improvement or modification of any Railcar or Parts outside of the ordinary course of business, except that the Issuer (x) may make Optional Modifications in accordance with the provisions of Section 5.04(v)(ii) and (y) shall make Required Modifications in accordance with the provisions of Section 5.04(v)(i) and, subject to the following limitations on the manner in which such Required Modifications and Optional Modifications may be funded:

(i) Required Modifications shall be funded (i) as an Operating Expense from amounts on deposit in the Collections Account in accordance with the Flow of Funds, (ii) from funds on deposit in the Expense Account in accordance with Section 3.06, and/or (iii) from Capital Contributions to the Issuer;

(ii) Optional Modifications may be funded from (A) amounts otherwise distributable to the Issuer pursuant to the Flow of Funds, or (B) from Capital Contributions to the Issuer.

(f) Leases.

(i) The Issuer will not surrender possession of any Railcar to any Person (other than the Manager pursuant to the Management Agreement) other than for purposes of maintenance or overhaul or pursuant to a Permitted Lease or for storage purposes pending the Manager’s procurement of a Permitted Lease thereon.

(ii) The Issuer will, and will cause the Manager to, in general use the pro forma lease agreement or agreements of the Manager, as such pro forma lease agreement or agreements may be revised from time to time by the Manager (collectively, the “Pro Forma Leases”) for use by the Manager on behalf of the Issuer, as a starting point in the negotiation of such Future Lease. The terms of the Pro Forma Lease may be revised from time to time by the Manager, provided that any such revisions shall be consistent with the terms of this Indenture and the Management Agreement.

Section 5.04 Operating Covenants. The Issuer agrees as follows; provided, that no covenant contained in the subsections under this Section 5.04 with respect to the use or operation of Railcars shall be deemed to have been breached by virtue of any act or omission of a Lessee or sub-lessee, or of any Person (other than an Affiliate of the Issuer) which has possession of a Railcar for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of a Railcar (other than seizure or confiscation arising from a breach by the Issuer or an Affiliate thereof) (any, a “Third Party Event”), so long as (i) neither the Issuer nor the Manager has consented to such Third Party Event; and (ii) the Issuer (or the Manager on behalf of the Issuer) as the lessor of such Railcar promptly takes such commercially reasonable actions as a leading railcar operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, among other things, the laws of the jurisdiction in which such Railcar is located or operated), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Railcar:

(a) Ownership. The Issuer will (i) on all occasions on which the ownership of each Railcar is relevant, make it clear to third parties that title to the same is held by the Issuer and (ii) not do, or knowingly permit to be done, or omit, or knowingly permit to be omitted, any act or thing which might reasonably be expected to jeopardize the rights of the Issuer as owner of each Railcar, except as contemplated by the Operative Agreements.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(b) Compliance with Law; Maintenance of Permits. The Issuer will (i) comply in all material respects with all Applicable Laws, (ii) obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Railcars owned by it, (iii) not cause or knowingly permit any Lessee to operate any Railcar under any Lease in any material respect contrary to any Applicable Law or governmental regulation and (iv) not knowingly permit any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee’s use and operation of any Railcar under any operating Lease.

(c) Forfeiture. The Issuer will not do anything, and will not knowingly permit any Lessee to do anything, which may reasonably be expected to expose any Railcar to forfeiture, impoundment, detention, appropriation, damage or destruction (other than any forfeiture, impoundment, detention or appropriation which is being contested in good faith by appropriate proceedings) unless (i) adequate resources have been made available by the Issuer or the applicable Lessee for any payment which may arise or be required in connection with such forfeiture, impounding, detention or appropriation or proceedings taken in respect thereof and (ii) such forfeiture, impounding, detention or appropriation or the continued existence thereof does not give rise to any material likelihood of the assets to which such forfeiture, impounding, detention or appropriation relates or any interest in such assets being sold, permanently forfeited or otherwise lost. In the event of a forfeiture, impoundment, detention or appropriation of such Railcar not constituting a Casualty Occurrence, the Issuer will use all commercially reasonable efforts to obtain the prompt release of such Railcar.

(d) Maintenance of Assets. The Issuer will, with respect to each Railcar under Lease, cause such Railcar to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading railcar operating lessors and in accordance with the Management Agreement.

(e) Notification of Loss, Theft, Damage or Destruction. The Issuer will notify the Indenture Trustee, the Administrator, and the Manager in each Monthly Report of any loss, theft, damage or destruction to any Railcar or Railcars if the potential cost of repair or replacement of such assets (without regard to any insurance claim related thereto) may exceed One Million Dollars ($1,000,000) that the Issuer became aware of during the month covered by such Monthly Report.

(f) Insurance. The Issuer covenants with the Indenture Trustee as follows:

(i) Insurance. The Issuer will at all times, at its own expense, keep or cause the Manager under the Management Agreement to keep each Railcar insured with insurers of recognized responsibility in amounts and against risks and with deductibles, retentions, and terms and conditions as set forth in the Management Agreement.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(ii) Additional Insurance. In the event that the Issuer shall fail to maintain insurance as herein provided, the Indenture Trustee may at the direction of the Requisite Majority, upon prior written notice to the Issuer, provide such insurance, and, in such event, the Issuer shall, upon demand from time to time reimburse the Indenture Trustee for the cost thereof together with interest from the date of payment thereof at the Stated Rate on the most recently issued Class of Equipment Notes (or, if more than one Class of Equipment Notes was issued on the same date, the lowest of the Stated Rates on such Classes, determined as of the most recent Determination Date), on the amount of the cost to the Indenture Trustee of such insurance which the Issuer shall have failed to maintain. If after the Indenture Trustee has provided such insurance, the Issuer then obtains the coverage provided for in this Section 5.04(f) which was replaced by the insurance provided by the Indenture Trustee, and the Issuer provides the Indenture Trustee with evidence of such coverage reasonably satisfactory to the Indenture Trustee, the Indenture Trustee shall cancel the insurance it has provided pursuant to the first sentence of this Section 5.04(f)(ii). In such event, the Issuer shall reimburse the Indenture Trustee for all costs to the Indenture Trustee of cancellation, including without limitation any short rate penalty, together with interest from the date of the Indenture Trustee’s payment thereof at such Stated Rate.

Notwithstanding anything herein or in the Management Agreement to the contrary, any such insurance shall name the Issuer and the Indenture Trustee, for the benefit of the Noteholders, as named insureds thereunder and loss payees, as their interests may appear, with respect to such Railcars, and such insurance may be placed through insurers who are Affiliates of the Manager so long as the prices and terms thereof are consistent with the Services Standard and are comparable to those that could be obtained from comparable unaffiliated insurers.

(g) No Accounts. Except as contemplated herein, the Issuer will not have an interest in any deposit account or securities account (other than the Transaction Accounts, any bank account contemplated in this Indenture, and any other account which may be required to be established as a necessary consequence of or in order to invest in or otherwise acquire a Permitted Investment) unless (i) any such further account and the Issuer’s interest therein shall be further pledged or otherwise secured in favor of the Indenture Trustee for the benefit of the Secured Parties and (ii) any such further account is held in the custody of, and under the “control” (as such term is defined in the UCC) of, the Indenture Trustee.

(h) Notices. If at any time any creditor of the Issuer seeks to enforce any judgment or order of any competent court or other competent tribunal against any of the Collateral, the Issuer shall (i) promptly give written notice to such creditor and to such court or tribunal of the Indenture Trustee’s interests in the Collateral, (ii) if at any time an examiner, administrator, administrative receiver, receiver, trustee, custodian, sequestrator, conservator or other similar appointee (an “Insolvency Appointee”) is appointed in respect of any secured creditor or any of their assets, promptly give notice to such appointee of the Indenture Trustee’s interests in the Collateral and (iii) notify the Indenture Trustee thereof in either case of clauses (i) and (ii) above.

(i) Compliance with Agreements. The Issuer will comply with and perform all its obligations under this Indenture, the Assigned Agreements, the Leases and the other Operative Agreements to which the Issuer is a party.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(j) Information. The Issuer will at all times give to the Indenture Trustee such information as the Indenture Trustee may reasonably require for the purpose of discharging the powers, rights, duties, authorities and discretions vested in it under this Indenture, under any other Assigned Agreement or by operation of Applicable Law.

(k) Further Assurances.

(i) The Issuer will comply with all reasonable directions given to it by the Indenture Trustee to perfect the Security Interests in the Collateral (except to the extent provided in the Granting Clauses). The Issuer will execute such further documents and do all acts and things as are required at any time or times to give effect to this Indenture, the Assigned Agreements and the relevant Operative Agreements.

(ii) Without limiting the foregoing, from time to time, the Issuer shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, and shall make or cause to be made such filings with the STB and with the Registrar General of Canada and take or cause to be taken such similar actions as are described in the Granting Clauses under “Priority”, all in such manner and in such places as may be required by law (or deemed desirable by the Indenture Trustee) to fully perfect, preserve, maintain and protect the Security Interest of the Indenture Trustee for the benefit of the Secured Parties in the Railcars, related Leases and other Collateral granted hereby (including without limitation any such Railcars acquired by the Issuer from time to time after the Closing Date), and including in the proceeds thereof, it being understood that the Issuer shall not be required to make (or to cause to be made) any filings in Mexico or under any Provincial Personal Property Security Act or any other non-federal legislation in Canada. The Issuer shall deliver (or cause to be delivered) to the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, following such filing in accordance herewith. In the event that the Issuer fails to perform its obligations under this subsection, the Indenture Trustee may perform such obligations, at the expense of the Issuer, and the Issuer hereby authorizes the Indenture Trustee and grants to the Indenture Trustee an irrevocable power of attorney to take any and all steps in order to perform such obligations in the Issuer’s own name and on behalf of the Issuer, as are necessary or desirable, in the determination of the Indenture Trustee, as applicable.

(l) No Effect on Security Interest. Except as otherwise provided in this Indenture or other Operative Agreements, the Issuer will not agree to the amendment of any Assigned Agreement unless the Issuer delivers from legal counsel reasonably acceptable to the Indenture Trustee an Opinion of Counsel to the effect that such amendment will not result in the Security Interests being prejudiced (the expenses of such opinion to be paid by the Issuer).

(m) Restrictions on Amendments to Assigned Agreements and Certain Other Actions. (i) The Issuer will not take, or knowingly permit to be taken, any action which would amend, terminate, discharge or prejudice the validity or effectiveness or priority of the Security Interests or permit any party to any of the Assigned Agreements whose obligations form part of the security created by this Indenture to be released from such obligations except, in each case as permitted or contemplated by this Indenture, or the other Assigned Agreements or the Operative Agreements, (ii) without the prior written consent of

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

the Indenture Trustee (acting at the Direction of the Requisite Majority), the Issuer shall not, directly or indirectly, (A) cancel or terminate, or consent to or accept any cancellation or termination of, or amend, modify or change in any manner any Assigned Agreement or any term or condition thereof or (B) waive any default under, or any breach of or noncompliance with any term or condition of, any Assigned Agreement or authorize or approve, or consent to, any of the foregoing, and (iii) the Issuer will not knowingly take, or knowingly permit to be taken, any action which, other than the performance of its obligations under the Assigned Agreements and the Operative Agreements, would reasonably be expected to result in the lowering or withdrawal of the then current rating of any Equipment Note.

(n) Subsidiaries. The Issuer will not have or establish any Subsidiaries.

(o) Management Agreement, Administrative Services Agreement and Lease Administration Agreement. The Issuer shall at all times be a party to the Management Agreement and shall, if necessary, take any steps required of it in connection with the appointment of any Successor Manager thereunder. The Issuer shall at all times be a party to the Administrative Services Agreement or a substitute agreement substantially similar thereto. The Issuer shall at all times be a party to the Lease Administration except that, on behalf of the Issuer, the Indenture Trustee, acting at the Direction of the Requisite Majority, may terminate its and the Issuer’s involvement with the Lease Administration Agreement in connection with the permitted exercise of the rights of the Issuer or the Indenture Trustee thereunder in accordance with the terms thereof.

(p) Condition. The Issuer, at its own cost and expense, shall maintain, repair and keep each Railcar, and cause the Manager under the Management Agreement to maintain, repair and keep each Railcar as required in Section 5.5 of the Management Agreement.

(q) Use. The Issuer shall be entitled to the possession of the Railcars and to the use of the Railcars by it or any Affiliate in the United States and, subject to the provisions of the related Lease, Canada and Mexico, as provided for in the Management Agreement.

(r) Custody of Portfolio Leases. Promptly after entering into a Future Lease, the Issuer shall deliver to the Collateral Agent an originally executed counterpart of such Future Lease in accordance with the terms of the Collateral Agency Agreement.

(s) Railcar Casualty Occurrence. In the event that any Railcar shall suffer a Casualty Occurrence, the Issuer shall (or shall cause the Manager to) in each Monthly Report fully inform the Indenture Trustee of each such Casualty Occurrence that the Issuer became aware of during the month covered by such Monthly Report.

(t) Certain Reports. By and no later than ten (10) Business Days following April 30 of each year, the Issuer will furnish (or cause the Manager under the Management Agreement to furnish) to the Indenture Trustee and each Rating Agency an accurate statement, as of the preceding December 31st, (i) showing the amount, description and reporting Marks of the Railcars, the amount, description and reporting Marks of all Railcars that have suffered a Casualty Occurrence during the twelve (12) months ending on such December 31st (or since the Closing Date, in the case of the first such statement), and such other information regarding the condition or repair of the Railcars as the Indenture Trustee, acting at

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

the Direction of the Requisite Majority, may reasonably request, (ii) stating that in the case of all Railcars repainted during the period covered by such statement, the markings required by the Management Agreement shall have been preserved or replaced, and (iii) stating that, except as disclosed therein, the Issuer is not aware of any condition of any Railcar which would cause such Railcar not to comply in any material respect with the rules and regulations of the FRA and the interchange rules of the Field Manual of the AAR as they apply to the maintenance and operation of the Railcars in interchange and any other requirements under this Indenture.

(u) Inspection.

(i) Upon the occurrence of an Event of Default or a Manager Termination Event, the Indenture Trustee, at the Direction of the Requisite Majority, together with the agents, representatives, accountants and legal and other advisors of each of the foregoing (collectively, the “Inspection Representatives”), shall have the right to (i) conduct a field examination of a reasonable representative sample of the Railcars, which may not in any event exceed in the first instance one hundred (100) Railcars (each such inspection, a “Railcar Inspection”), (ii) (A) inspect all documents (the “Related Inspection Documents”), including, without limitation, all Leases, insurance policies, warranties or other agreements, relating to the Railcars and the other Collateral (each such inspection, an “Operative Agreements Inspection”) and (B) inspect each of the Issuer’s and the Manager’s books, records and databases (which shall include reasonable access to the Issuer’s and the Manager’s computers and computer records to the extent necessary to determine compliance with the Operative Agreements) (collectively, the “Books and Records”) with respect to the Railcars and the other Collateral and the Related Inspection Documents (including without limitation data supporting all reporting requirements under the Operative Agreements) (each such inspection, a “Books and Records Inspection”) and (iii) discuss (A) the affairs, finances and accounts of the Issuer (with respect to itself) and the Manager (with respect to itself and the Issuer) and the Administrator (with respect to itself), (B) the Railcars and the other Collateral, the Related Inspection Documents and the Books and Records, in each case with the principal executive officer and the principal financial officer of each of the Issuer and the Manager and the Administrator, as applicable (the foregoing clauses (A) and (B) a “Company Inspection”) (the Railcar Inspections, the Operative Agreements Inspections, the Books and Records Inspections and the Company Inspections described in clauses (i), (ii) and (iii), collectively, the “Inspections”).

(ii) All Inspections shall be at the sole cost and expense of the Issuer (including the reasonable legal and accounting fees, costs and expenses incurred by the Indenture Trustee, and its Inspection Representatives) and shall constitute part of Service Provider Fees. All Inspections shall be conducted upon reasonable request and notice to the Issuer (with respect to itself) and the Manager (with respect to itself and the Issuer) and the Administrator (with respect to itself) and shall (i) prior to an Event of Default, be conducted during normal business hours, (ii) be subject to the Issuer’s and the Manager’s and the Administrator’s, as applicable, customary security procedures, if any, and (iii) not unreasonably disrupt the Issuer’s or the Manager’s or the Administrator’s business.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iii) If in connection with or as a result of the initial Railcar Inspection, the Requisite Majority determines, in its sole discretion, that an Inspection Issue has occurred, then the Requisite Majority shall have the right to conduct (or cause to be conducted) additional Inspections from time to time consisting of additional samplings of Railcars in numbers that the Requisite Majority or its Inspection Representative determines to be a reasonable sampling (each, an “Additional Inspection” and collectively, “Additional Inspections”) sufficient to confirm the scope of any such Inspection Issues. “Inspection Issue” means the discovery that a material portion of the Railcars inspected are not being used or maintained in a manner that complies with the requirements of this Indenture.

Without prejudice to the right to conduct Inspections, all parties granted inspection rights under this Indenture shall confer with a view toward coordinating their conduct with respect to the Inspections in order to minimize the costs thereof and business disruption attendant thereto.

(v) Modifications.

(i) Required Modifications. In the event a Required Modification to a Railcar is required, the Issuer agrees to make, or cause to be made, such Required Modification (and the cost of such Required Modification shall be an Operating Expense); provided, however, that the Issuer (or applicable Lessee) may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of the law, regulation, requirement or rule requiring such Required Modification in any manner that does not materially interfere with the use, possession, operation, maintenance or return of any Railcar or materially adversely affect the rights or interests of the Issuer or the Indenture Trustee in the Railcars or otherwise expose the Issuer or the Indenture Trustee to criminal sanctions. Notwithstanding the following or anything contained herein, the Manager, at Issuer’s expense, shall make, or cause to be made, such Required Modification, and Manager also may (without any obligation to do so), at Issuer’s expense, make, or cause to be made, any anticipated Required Modification at any time prior to such Required Modification becoming effective as long as there is a Change in Law that requires such Required Modification to be made after expiration of certain grace periods. Such anticipatory action by the Manager shall not be deemed an Optional Modification.

(ii) Optional Modifications. The Issuer at any time may or may permit a Lessee to, in its discretion and at its own or such Lessee’s cost and expense, modify, alter or improve any Railcar in a manner which is not a Required Modification (an “Optional Modification”); provided that (i) no such Optional Modification shall diminish the fair market value, utility or remaining economic useful life of such Railcar below the fair market value, utility or remaining economic useful life thereof immediately prior to such Optional Modification, in more than a de minimis respect, assuming such Railcar was then at least in the condition required to be maintained by the terms of this Indenture and (ii) the Issuer, or the Manager on its behalf, shall conclude in good faith that the proposed Optional Modification is likely to enhance the marketability of the Railcar (or such Optional Modification is requested by a Lessee).

(w) Appraisals. The Issuer will, in connection with the addition after the Closing Date of any Railcar to the Issuer’s Portfolio of Railcars under this Indenture, not more than thirty (30) days prior to such Railcar becoming part of the Issuer’s portfolio, obtain an Appraisal for such Railcar from an Appraiser.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01 Acceptance of Trusts and Duties. If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The duties and responsibilities of the Indenture Trustee shall be as expressly set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee. The Indenture Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all moneys received by it in accordance with the terms hereof. The Indenture Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or negligence or bad faith or breach of its representations and warranties and the Indenture Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Operative Agreements.

Section 6.02 Absence of Duties. The Indenture Trustee shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Lessee. Notwithstanding the foregoing, the Indenture Trustee, upon written request, shall furnish to each Noteholder, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee under this Indenture.

Section 6.03 Representations or Warranties. The Indenture Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Equipment Notes, any other securities or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Indenture Trustee in its individual capacity hereby represents and warrants (i) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, and (ii) this Indenture is the legal, valid and binding obligation of USB, enforceable against USB in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

Section 6.04 Reliance; Agents; Advice of Counsel. The Indenture Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Indenture Trustee may accept a copy of a resolution of, in the case of the Issuer, and in the case of any other party to any Operative Agreement, the governing body of such Person, certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Indenture Trustee shall furnish to the Manager or the Administrator upon written request such information and copies of such documents as the Indenture Trustee may have and as are necessary for the Manager or the Administrator to perform its duties under Articles II and III hereof. The Indenture Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Issuer with respect thereto.

The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the Direction of the Holders in accordance herewith relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

The Indenture Trustee may consult with counsel as to any matter relating to this Indenture, and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or Direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or the Administrator under this Indenture or any of the Operative Agreements.

The Indenture Trustee shall not be liable for any losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Indenture Trustee hereunder) or in connection with the selection of Permitted Investments or for any investment losses resulting from Permitted Investments unless the entity that is the Indenture Trustee is the issuer or the obligor of such a Permitted Investment.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(f) or 4.01(g) hereof, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.

The Indenture Trustee shall not be charged with knowledge of any Default unless a Responsible Officer of the Indenture Trustee obtains actual knowledge of such event or the Indenture Trustee receives written notice of such event from the Issuer, the Manager, the Administrator or Noteholders owning Equipment Notes aggregating not less than 10% of the Outstanding Principal Balance of the Equipment Notes.

The Indenture Trustee shall have no duty to monitor the performance of the Issuer, the Manager, the Administrator or any other party to the Operative Agreements, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. The Indenture Trustee shall have no liability in connection with compliance by the Issuer, the Manager, the Administrator or any Lessee under a Lease with statutory or regulatory requirements related to any Railcar or any Lease. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to any Railcar or any Lease or the validity or sufficiency of any assignment or other disposition of any Railcar or any Lease.

The Indenture Trustee shall not be liable for any error of judgment reasonably made in good faith by an officer or officers of the Indenture Trustee, unless it shall be determined by a court of competent jurisdiction in a non-appealable judgment that the Indenture Trustee was negligent in making such judgment.

Except as expressly set forth in the Operative Agreements, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper document, unless any such Operative Agreement directs the Indenture Trustee to make such investigation.

The Indenture Trustee shall have no obligation to invest and reinvest any cash held in the Transaction Accounts in the absence of timely and specific written investment direction from the Administrator or the Manager or as otherwise expressly provided herein. In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon in accordance with the Operative Agreements. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity in accordance with the Operative Agreements or by any other Person or the failure of the Administrator to provide timely written investment direction.

The Indenture Trustee shall not be liable for any special, indirect, punitive or consequential damages.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Section 6.05 Not Acting in Individual Capacity. The Indenture Trustee acts hereunder solely as trustee unless otherwise expressly provided; and all Persons, other than the Noteholders to the extent expressly provided in this Indenture, having any claim against the Indenture Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as herein provided, only to the property of the Issuer for payment or satisfaction thereof.

Section 6.06 No Compensation from Noteholders. The Indenture Trustee agrees that it shall have no right against the Noteholders for any fee as compensation for its services hereunder.

Section 6.07 Notice of Defaults. As promptly and soon as practicable after, and in any event within thirty (30) days after, the occurrence of any Default hereunder, the Indenture Trustee shall transmit by mail to the Issuer and the Noteholders holding Equipment Notes, notice of such Default hereunder actually known to a Responsible Officer of the Indenture Trustee, unless such Default shall have been cured or waived.

Section 6.08 Indenture Trustee May Hold Securities. The Indenture Trustee, any Paying Agent, the Note Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity, may become the owner or pledgee of securities and, may otherwise deal with the Issuer with the same rights it would have if it were not the Indenture Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.09 Corporate Trustee Required; Eligibility. There shall at all times be an Indenture Trustee which shall meet the Eligibility Requirements. If such Person publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09 to act as Indenture Trustee, the Indenture Trustee shall resign immediately as Indenture Trustee in the manner and with the effect specified in Section 7.01 hereof.

Section 6.10 Reports by the Issuer. The Issuer shall furnish to the Indenture Trustee, within one hundred twenty (120) days after the end of each fiscal year, a brief certificate from the principal executive officer, principal accounting officer or principal financial officer of the Administrator, as applicable, as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture (it being understood that for purposes of this Section 6.10, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture).

Section 6.11 Compensation. The Issuer covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to, the fees and expenses separately agreed in writing between the Issuer and the Indenture Trustee, and will further pay or reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Section 6.12 Certain Rights of the Requisite Majority. Each of the Indenture Trustee and by its acceptance of the Equipment Notes, the Noteholders, hereby agrees that, if the Indenture Trustee shall fail to act in accordance with a Direction by the Requisite Majority (with respect to the Equipment Notes as a whole) at any time at which it is so required to act hereunder or under any other Operative Agreement, then the Requisite Majority shall be entitled to take such action directly in its own capacity or on behalf of the Indenture Trustee. If the Indenture Trustee fails to act in accordance with a Direction by the Requisite Majority when so required to act under any Operative Agreement, then the Indenture Trustee shall, upon the further Direction of the Requisite Majority, irrevocably appoint the Requisite Majority, and any authorized agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of the Indenture Trustee or its own name, to take any and all actions that the Indenture Trustee is authorized to take under any Operative Agreement, to the extent the Indenture Trustee has failed to take such action when and as required under such Operative Agreement.

ARTICLE VII

SUCCESSOR TRUSTEES

Section 7.01 Resignation and Removal of Indenture Trustee. The Indenture Trustee may resign as Indenture Trustee with respect to the Equipment Notes at any time without cause by giving at least sixty (60) days prior written notice to the Issuer, the Manager, the Administrator and the Holders, provided that the Indenture Trustee shall continue to serve as Indenture Trustee until a successor has been appointed pursuant to Section 7.02 hereof. The Requisite Majority may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Issuer, the Manager, the Administrator and the Indenture Trustee being removed. In addition, the Issuer may remove the Indenture Trustee if: (i) such Indenture Trustee fails to comply with Section 7.02(d) hereof, (ii) such Indenture Trustee is adjudged a bankrupt or an insolvent, (iii) a receiver or public officer takes charge of such Indenture Trustee or its property or (iv) such Indenture Trustee becomes incapable of acting. References to the Indenture Trustee in this Indenture include any successor Indenture Trustee appointed in accordance with this Article VII.

Section 7.02 Appointment of Successor.

(a) In the case of the resignation or removal of the Indenture Trustee under Section 7.01 hereof, the Issuer shall promptly appoint a successor Indenture Trustee; provided that the Requisite Majority may appoint, within one (1) year after such resignation or removal, a successor Indenture Trustee which may be other than the successor Indenture Trustee appointed by the Issuer, and such successor Indenture Trustee appointed by the Issuer shall be superseded by the successor Indenture Trustee so appointed by the Requisite Majority. If a successor Indenture Trustee shall not have been appointed and accepted its appointment hereunder within sixty (60) days after the Indenture Trustee gives notice of resignation or is removed, the retiring or removed Indenture Trustee, the Issuer, the Administrator, the Manager or the Requisite Majority may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed by the Requisite Majority as provided in the first sentence of this paragraph within one (1) year from the date of the appointment by such court.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(b) Any successor Indenture Trustee, however appointed, shall promptly execute and deliver to the Issuer, the Manager, the Administrator and the predecessor Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; provided that, upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee hereunder solely for the benefit of the Equipment Notes.

(c) If a successor Indenture Trustee is to be appointed with respect to only a part of the predecessor Indenture Trustee duties hereunder, the Issuer, the predecessor Indenture Trustee and the successor Indenture Trustees shall execute and deliver an Indenture Supplement which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Indenture Trustee as to which the predecessor Indenture Trustee is not retiring shall continue to be vested in the predecessor Indenture Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Equipment Notes hereunder by more than one Indenture Trustee.

(d) Each Indenture Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of an Indenture Trustee hereunder; provided that each Rating Agency shall receive notice of any replacement Indenture Trustee.

(e) Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person to which substantially all the business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (d) of this Section, be the Indenture Trustee under this Indenture without further act.

ARTICLE VIII

INDEMNITY

Section 8.01 Indemnity. The Issuer shall indemnify the Indenture Trustee (and its officers, directors, employees and agents) for, and hold it harmless from and against, any loss, liability, claim, obligation, damage, injury, penalties, actions, suits, judgments or expense (including attorney’s fees and expenses) incurred by it without negligence or bad faith on its part, arising out of or in

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Equipment Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officer’s Certificate required to be furnished hereunder. The Indenture Trustee shall notify the Holders, the Issuer and the Manager and, in the case of any such claim in excess of five percent (5%) of the Adjusted Value of the Railcars, each Rating Agency, promptly of any claim asserted against the Indenture Trustee for which it may seek indemnity; that failure to provide such notice shall not invalidate any right to indemnity hereunder except to the extent the Issuer is prejudiced by such delay. The Issuer shall defend the claim, and the Indenture Trustee shall reasonably cooperate in the defense (unless the Indenture Trustee determines that an actual or potential conflict of interest exists, in which case the Indenture Trustee shall be entitled to retain separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel). The Issuer need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnity against any loss or liability incurred by the Indenture Trustee through negligence or bad faith by the Indenture Trustee.

Section 8.02 Noteholders’ Indemnity. The Indenture Trustee shall be entitled, subject to such Indenture Trustee’s duty during an Event of Default to act with the required standard of care, to be indemnified by the Holders of the Equipment Notes before proceeding to exercise any right or power under this Indenture or the Management Agreement at the request or Direction of such Holders.

Section 8.03 Survival. The provisions of Sections 8.01 and 8.02 hereof shall survive the termination of this Indenture or the earlier resignation or removal of the Indenture Trustee.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without the Consent of the Noteholders.

(a) Without the consent of any Holder and based on an Opinion of Counsel in form and substance reasonably acceptable to the Indenture Trustee to the effect that such Indenture Supplement is for one of the purposes set forth in clauses (i) through (vii) below, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more Indenture Supplements in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to add to the covenants of the Issuer in this Indenture for the benefit of the Noteholders of all Equipment Notes then outstanding, or to surrender any right or power conferred upon the Issuer in this Indenture;

(ii) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision in this Indenture;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iii) to correct or amplify the description of any property at any time subject to the Encumbrance of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject to, or required to be subject to, the Encumbrance of this Indenture, or to subject additional property to the Encumbrance of this Indenture;

(iv) to add to the conditions, limitations and restrictions thereafter to be observed by the Issuer;

(v) if required, to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

(vi) to evidence the succession of the Indenture Trustee; or

(vii) to evidence a change in any of the Concentration Limits for which a Rating Agency Confirmation has been obtained, which for purposes of this clause (vii) shall mean satisfaction of the requirements set forth in clause (a) of the definition of Rating Agency Confirmation.

(b) No Indenture Supplement shall be entered into under this Section 9.01 unless (i) each Rating Agency shall have received prior written notice thereof and, except as set forth in the proviso at the end of this sentence, the Issuer shall have obtained a Rating Agency Confirmation in respect thereof; provided, that no such Rating Agency Confirmation shall be required if such Indenture Supplement shall have been entered into by the Indenture Trustee at the Direction of a Requisite Majority, and (ii) if applicable, any consent required by Section 10.03 shall have been obtained.

Section 9.02 Supplemental Indentures with the Consent of Noteholders.

(a) With the consent of the Requisite Majority, the Issuer and the Indenture Trustee may enter into an Indenture Supplement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Equipment Notes or of modifying in any manner the rights of the Noteholders under this Indenture or the Equipment Notes (other than any such additions, changes, eliminations or modifications described in Section 9.01 hereof); provided, however, that no such Indenture Supplement shall, without the consent of the Holder of each Outstanding Note adversely affected thereby:

(i) reduce the principal amount of any Equipment Note or the rate of interest thereon, change the priority of any payments required pursuant to this Indenture or amend or otherwise modify the Flow of Funds except in connection with the appointment of a Successor Manager as described below, or the date on which, or the amount of which, or the place of payment where, or the coin or currency in which, any Equipment Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Legal Final Maturity Date thereof;

(ii) reduce the percentage of outstanding Equipment Notes required for (a) the consent required for delivery of any Indenture Supplement, (b) the consent required for any waiver of compliance with certain provisions of this Indenture or certain Events of Default thereunder and their consequences as provided for in this Indenture or (c) the consent required to waive any payment default on the Equipment Notes;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iii) modify any provision relating to this Indenture that specifies that such provision cannot be modified or waived without the consent of each Noteholder affected thereby;

(iv) modify or alter the definition of the term “Requisite Majority” (including, without limitation, the percentages therein);

(v) impair or adversely affect the Collateral except as otherwise permitted in this Indenture;

(vi) modify or alter the provisions of this Indenture relating to mandatory prepayments;

(vii) permit the creation of any Encumbrance ranking prior to, or on a parity with, the Encumbrance of this Indenture with respect to any part of the Collateral or terminate the Encumbrance of this Indenture on any property at any time subject thereto or deprive the Noteholder of any Equipment Note of the security afforded by the Encumbrance of this Indenture; or

(viii) modify any of the provisions of this Indenture in such a manner as to affect the amount or timing of any payments of interest or principal due on any Equipment Note.

(b) Prior to the execution of any Indenture Supplement by the Issuer and the Indenture Trustee, the Issuer shall provide a written notice to each Rating Agency setting forth in general terms the substance of any such Indenture Supplement.

Section 9.03 Execution of Indenture Supplements. In executing, or accepting the additional terms created by, an Indenture Supplement permitted by this Article IX or the modification thereby of the terms created by this Indenture, the Indenture Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Indenture Supplement is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such Indenture Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 Effect of Indenture Supplements. Upon the execution of any Indenture Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Indenture Supplement shall form a part of this Indenture for all purposes.

Section 9.05 Reference in Equipment Notes to Supplements. Equipment Notes authenticated and delivered after the execution of any Indenture Supplement pursuant to this Article may, and shall if required by the Issuer, bear a notation in form as to any matter provided for in such Indenture Supplement. If the Issuer shall so determine, new Equipment Notes so modified as to conform may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Equipment Notes.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

ARTICLE X

MODIFICATION AND WAIVER

Section 10.01 Modification and Waiver with Consent of Holders. In the event that the Indenture Trustee receives a request for its consent to an amendment, modification or waiver under this Indenture, the Equipment Notes or any Operative Agreement relating to the Equipment Notes, the Indenture Trustee shall mail a notice of such proposed amendment, modification or waiver to each Noteholder asking whether or not to consent to such amendment, modification or waiver if such Noteholder’s consent is required pursuant to this Indenture; provided that any amendment, modification or waiver of the provisions described in Section 9.02 hereof is not permitted without the consent of each Noteholder required thereby; provided further, however, that any Event of Default may be waived in accordance with Section 4.04 hereof. The foregoing, however, shall not prevent the Issuer from amending any Lease of a Railcar, provided that such amendment is otherwise permitted by this Indenture and the Management Agreement.

It shall not be necessary for the consent of the Holders under this Section 10.01 to approve the particular form of any proposed amendment, modification or waiver, but it shall be sufficient if such consent approves the substance thereof. Any such amendment, modification or waiver approved by the Direction of a Requisite Majority (and, if applicable, as to which Rating Agency Confirmation is given) will be binding on all Noteholders.

The Issuer shall give each Rating Agency prior notice of any amendment under this Section 10.01 and any amendments of its constitutive documents by the Issuer, and, after an amendment under this Section 10.01 becomes effective, the Issuer shall mail to the Holders and each Rating Agency a notice briefly describing such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment, modification or waiver under this Section 10.01 becomes effective, it shall bind every Holder, whether or not notation thereof is made on any Equipment Note held by such Holder.

Section 10.02 Modification Without Consent of Holders. Subject to Section 9.01 hereof, the Indenture Trustee may agree, without the consent of any Noteholder, to any modification (other than those referred to in Section 10.01) of any provision of any Operative Agreement or of the relevant Equipment Notes to correct a manifest error or an error which is of a formal, minor or technical nature. Any such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders.

Section 10.03 Subordination and Priority of Payments. The subordination provisions contained in the Flow of Funds and Article XI hereof may not be amended or modified without the consent of each Noteholder of the Outstanding Equipment Notes. In no event shall the provisions set forth in the Flow of Funds relating to the priority of the Service Provider Fees and Operating Expenses be amended or modified. The foregoing sentences in each case are subject to the provisions of Section 9.02(b).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Section 10.04 Execution of Amendments by Indenture Trustee. In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE XI

SUBORDINATION

Section 11.01 Subordination.

(a) Each Noteholder and Service Provider agrees that its claims against the Issuer for payment of amounts are (i) subordinate to any claims ranking in priority thereto as set forth in the Flow of Funds hereof, including any post-petition interest (each such prior claim, a “Senior Claim”), which subordination shall continue until the holder of such Senior Claim (a “Senior Claimant”), or the Indenture Trustee on its behalf, has received the full cash amount of such Senior Claim, and (ii) limited in any event to the amount of funds available to the Issuer under the Flow of Funds. Any amounts not paid by the Issuer as a result of the limitation in clause (ii) of the foregoing sentence shall not constitute a “claim” against the Issuer for purposes of Section 101 of the Bankruptcy Code. Each Noteholder and Service Provider is also obligated to hold for the benefit of the Senior Claimant any amounts received by such Noteholder or Service Provider, as the case may be, which, under the terms of this Indenture, should have been paid to or on behalf of the Senior Claimant and to pay over such amounts to the Indenture Trustee for application as provided in the Flow of Funds. Each Noteholder also agrees to execute and deliver such instruments and documents, and take all further action, that a Senior Claimant may reasonably request in order to effectuate the above. Each Noteholder’s right with respect to any Collateral shall be subordinated to the rights of Senior Claimants. Amounts deposited in any Transaction Account for a defeasance of the Equipment Notes or for an Optional Redemption of the Equipment Notes will not be subject to the foregoing subordination provisions.

(b) If any Senior Claimant receives any payment in respect of any Senior Claim which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent such payment is so invalidated, declared preferential, set aside and/or required to be repaid, such Senior Claim shall be revived and continue in full force and effect, and shall be entitled to the benefits of this Article XI, all as if such payment had not been received.

(c) Each Noteholder, by its acceptance of an Equipment Note, and each other payee pursuant to the Flow of Funds, by entering into the Operative Agreement to which it is a party, authorizes and expressly directs the Indenture Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI, and appoints the Indenture Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) any actions tending towards liquidation of the property and assets of the Issuer or the filing of a claim for the unpaid balance of its Equipment Notes in the form required in those proceedings.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(d) No right of any holder of any Senior Claim to enforce the subordination of any subordinated claim shall be impaired by an act or failure to act by the Issuer or the Indenture Trustee or by any failure by either the Issuer or the Indenture Trustee to comply with this Indenture, unless such failure shall materially prejudice the rights of the subordinated claimant.

(e) Each Noteholder, by accepting an Equipment Note, and each other payee pursuant to the Flow of Funds, by entering into the Operative Agreement to which it is a party, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Claim, whether such Senior Claim was created or acquired before or after the issuance of such holder’s claim, to acquire and continue to hold such Senior Claim and such holder of any Senior Claim shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Claim.

(f) Each Noteholder, by acceptance of its Equipment Notes, ratifies and confirms the terms of this Indenture and the Operative Agreements executed in connection herewith. With respect to each Collection Period, Collections on deposit in the Collections Account will be allocated in accordance with the Flow of Funds.

ARTICLE XII

IDISCHARGE OF INDENTURE; DEFEASANCE

Section 12.01 Discharge of Liability on the Equipment Notes; Defeasance.

(a) When (i) the Issuer delivers to the Indenture Trustee all Outstanding Equipment Notes (other than Equipment Notes replaced pursuant to Section 2.08 hereof) for cancellation or (ii) all Outstanding Equipment Notes have become due and payable, whether at maturity or as a result of the mailing of a Redemption Notice pursuant to Section 3.13(d) hereof and the Issuer irrevocably deposits in the Redemption/Defeasance Account funds sufficient to pay at maturity, or upon Optional Redemption of, all Outstanding Equipment Notes, including interest thereon to maturity or the Redemption Date (other than Equipment Notes replaced pursuant to Section 2.08), and if in either case the Issuer pays all other sums payable hereunder by the Issuer including any premium, then this Indenture shall, subject to Section 12.01(c), cease to be of further effect. The Indenture Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

(b) Subject to Sections 12.01(c) and 12.02, the Issuer at any time may terminate (i) all the Outstanding Obligations or the obligations with respect to any Class of Equipment Notes and this Indenture (the “legal defeasance” option) or (ii) its obligations under Sections 5.02, 5.03, 5.04 and 4.01 (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(f) (only with respect to the Issuer) and 4.01(g) (only with respect to the Issuer)) (the “covenant defeasance” option). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

If the Issuer exercises its legal defeasance option, payment of any Equipment Notes subject to such legal defeasance may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Equipment Notes may not be accelerated because of an Event of Default (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(f), 4.01(g), and 5.02(i)).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Indenture Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 5.02(i), Article VI, Sections 8.01, 12.04, 12.05 and 12.06 shall survive until all the Equipment Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 8.01, 12.04, 12.05 and 13.07 shall survive.

Section 12.02 Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(a) The Issuer irrevocably deposits in trust in the Redemption/Defeasance Account any one or any combination of (A) cash denominated in Dollars, (B) obligations denominated in Dollars of, and supported by the full faith and credit of, the United States Government (“U.S. Government Obligations”) or (C) obligations denominated in Dollars of corporate issuers (“Corporate Obligations”) (provided that any such Corporate Obligations are rated AA+, or the equivalent, or higher, by each Rating Agency at such time and shall not have a maturity of longer than three (3) years from the date of defeasance) for the payment of all principal, premium, if any, and interest to maturity or redemption on the Class of Equipment Notes being defeased;

(b) the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations or the Corporate Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due and interest to maturity or redemption on the Class of the Equipment Notes being defeased;

(c) ninety-one (91) days pass after the deposit described in clause (a) above is made and during the 91-day period no Event of Default specified in Section 4.01(f) or (g) with respect to the Issuer occurs which is continuing at the end of the period;

(d) the deposit described in clause (a) above does not constitute a default under any other agreement binding on the Issuer;

(e) the Issuer delivers to the Indenture Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit described in clause (a) does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(f) the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(g) if the related Equipment Notes are then listed on any securities exchange, the Issuer delivers to the Indenture Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Equipment Notes to be delisted;

(h) the Issuer has obtained a Rating Agency Confirmation relating to the defeasance contemplated by this Section 12.02;

(i) the Issuer delivers to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Equipment Notes as contemplated by this Article XII have been complied with; and

(j) the Issuer shall only defease the Equipment Notes in their entirety, not partially.

Section 12.03 Application of Trust Money. The Indenture Trustee shall hold in trust in the Redemption/Defeasance Account cash, U.S. Government Obligations or Corporate Obligations deposited with it pursuant to this Article XII. It shall apply the deposited money and the money from U.S. Government Obligations or Corporate Obligations in accordance with this Indenture to the payment of principal, premium, if any, and interest on the applicable Equipment Notes. Money and securities so held in trust are not subject to Article X hereof.

Section 12.04 Repayment to the Issuer. The Indenture Trustee shall promptly turn over to the Issuer upon request any excess money or securities held by it at any time. Subject to any applicable abandoned property law, the Indenture Trustee shall pay to the Issuer upon written request any money held by it for the payment of principal or interest that remains unclaimed for two (2) years and, thereafter, Noteholders entitled to the money must look to the Issuer for payment as general creditors. Such unclaimed funds shall remain uninvested and in no event shall the Indenture Trustee be liable for interest on such unclaimed funds.

Section 12.05 Indemnity for Government Obligations and Corporate Obligations. The Issuer shall pay and shall indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Corporate Obligations, or the principal and interest received on such U.S. Government Obligations or Corporate Obligations.

Section 12.06 Reinstatement. If the Indenture Trustee is unable to apply any money or U.S. Government Obligations or Corporate Obligations in accordance with this Article XII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Equipment Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Indenture Trustee is permitted to apply all such money, U.S. Government Obligations or Corporate Obligations in accordance with this Article XII and the

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

applicable Equipment Notes; provided, however, that, if the Issuer has made any payment of interest on or principal of any Equipment Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of the Equipment Notes to receive such payment from the money, U.S. Government Obligations or Corporate Obligations held by the Indenture Trustee.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Right of Indenture Trustee to Perform. If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Indenture Trustee, whether under this Indenture or any of the other Operative Agreements or otherwise, the Indenture Trustee shall have power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations and to take any steps which the Indenture Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer; provided that no exercise or failure to exercise this power by the Indenture Trustee shall in any way prejudice the Indenture Trustee’s other rights under this Indenture or any of the other Operative Agreements.

Section 13.02 Waiver. Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Indenture Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law.

Section 13.03 Severability. In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Indenture Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Indenture Trustee to pursue any other remedy available to it.

Section 13.04 Notices. All notices, demands, certificates, requests, directions, instructions and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one (1) Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows: if to the Issuer, to: c/o American Railcar Industries, Inc., 100 Clark Street, St. Charles, Missouri 63301, Attention: Treasurer, Facsimile: (636) 940-6044; if to the Administrator, to: 100 Clark Street, St. Charles, Missouri 63301, Attention: Treasurer, Facsimile: (636) 940-6044; if to the Manager, to: 100 Clark Street, Suite 201, St. Charles, Missouri 63301, Attention: Treasurer, Facsimile: (636) 940-5109; and if to the Indenture Trustee, the Note Registrar or the Paying Agent, to: U.S. Bank National Association, Global Structured Finance, 425 Walnut Street, 6th Floor, CN-OH-W6CT, Cincinnati, Ohio, 45202.

Section 13.05 Assignments. This Indenture shall be a continuing obligation of the Issuer and shall (i) be binding upon the Issuer and its successors and assigns and (ii) inure to the benefit of and be enforceable by the Indenture Trustee, and by its successors, transferees and assigns. The Issuer may not assign any of its obligations under this Indenture, or delegate any of its duties hereunder.

Section 13.06 Currency Conversion.

(a) If any amount is received or recovered by the Administrator, the Manager or the Indenture Trustee in respect of this Indenture or any part thereof (whether as a result of the enforcement of the security created under this Indenture or pursuant to this Indenture or any judgment or order of any court or in the liquidation or dissolution of the Issuer or by way of damages for any breach of any obligation to make any payment under or in respect of the Issuer’s obligations hereunder or any part thereof or otherwise) in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by the Indenture Trustee shall, to the fullest extent permitted by Applicable Law, only constitute a discharge to the Issuer to the extent of the amount of the Agreed Currency which the Administrator, the Manager or the Indenture Trustee was or would have been able in accordance with its normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Administrator, the Manager or the Indenture Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the Issuer, the Issuer shall pay to the Administrator, the Manager or the Indenture Trustee such amount as the Administrator, Manager or the Indenture Trustee shall determine to be necessary to indemnify such Person against any loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or incurred in connection therewith) and so that such indemnity, to the fullest extent permitted by Applicable Law, (i) shall constitute a separate and independent obligation of the Issuer distinct from its obligation to discharge the amount which was originally payable by the Issuer and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Administrator, the Manager or the Indenture Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by the Issuer or any judgment or order and no proof or evidence of any actual loss shall be required.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(b) For the purpose of or pending the discharge of any of the moneys and liabilities hereby secured, the Administrator and the Manager may convert any moneys received, recovered or realized by the Administrator or the Manager, as the case may be, under this Indenture (including the proceeds of any previous conversion under this Section 13.06) from their existing currency of denomination into the currency of denomination (if different) of such moneys and liabilities and any conversion from one currency to another for the purposes of any of the foregoing shall be made at the Indenture Trustee’s then prevailing spot selling rate at its office by which such conversion is made. If not otherwise required to be applied in the Received Currency, the Administrator or the Manager, as the case may be, acting on behalf of the Indenture Trustee, shall promptly convert any moneys in such Received Currency other than Dollars into Dollars. Each previous reference in this Section to a currency extends to funds of that currency and funds of one currency may be converted into different funds of the same currency.

Section 13.07 Application to Court. The Indenture Trustee may at any time after the service of a Default Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Requisite Majority shall deem fit and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders and shall be indemnified by the Issuer against all costs, charges and expenses incurred by it in relation to any such application or proceedings.

Section 13.08 Governing Law. THIS INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 13.09 Jurisdiction.

(a) Each of the parties hereto agrees that the United States federal and New York state courts located in the City of New York shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York State courts located in the City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum.

(b) The submission to the jurisdiction of the courts referred to in Section 13.09(a) shall not (and shall not be construed so as to) limit the right of the Indenture Trustee to take proceedings against the Issuer in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(c) Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

Section 13.10 Counterparts. This Indenture may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 13.11 No Petition in Bankruptcy. The Indenture Trustee agrees, and each Noteholder shall be deemed to have agreed, that, prior to the date which is one year and one day after the payment in full of all outstanding Equipment Notes, neither the Indenture Trustee nor any Noteholder shall institute against, or join any other Person in instituting against, the Issuer an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any state of the United States. This provision shall not be deemed to preclude the Indenture Trustee and the Noteholders from taking actions to protect their respective rights and interests in any such action or proceeding to the extent commenced by the Issuer itself or commenced against the Issuer by another party.

Section 13.12 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 13.13 Reports, Financial Statements and Other Information to Noteholders.

The Indenture Trustee will make available promptly upon receipt thereof to the Noteholders via the Indenture Trustee’s Internet website at www.usbank.com/abs the Monthly Report and the annual insurance confirmation; provided that, as a condition to access to the Indenture Trustee’s website, the Issuer shall require each such Noteholder to execute a standard form documentation, and upon such execution, each such Noteholder shall be deemed to have certified that it (i) is a Noteholder, (ii) understands that such items contain material nonpublic information (within the meaning of United States Federal Securities laws), and (iii) is requesting the information solely for use in evaluating such party’s investment in the Equipment Notes and will keep such information strictly confidential (with such exceptions and restrictions to distribution of the information as are more fully set forth in the information request certification). Each time a Noteholder accesses the internet website, it will be deemed to have confirmed the representations and warranties made pursuant to the confirmation as of the date of such access. The Indenture Trustee will provide the Issuer with copies of any such Noteholder requests that are received. Assistance in using the Indenture Trustee’s website can be obtained by calling the Indenture Trustee’s customer service desk.

[SIGNATURE PAGES FOLLOW]

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

LONGTRAIN LEASING III, LLC

By:	American Railcar Industries, Inc., its sole member

By:
Name:	Umesh Choksi
Title:	Senior Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee (and as securities intermediary as described herein)

By:
Name:
Title:

[Signature Page to Indenture]

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

ANNEX A TO INDENTURE: DEFINED TERMS

“144A Book-Entry Note” means an Equipment Note sold in reliance on Rule 144A, represented by a single permanent global note in fully registered form, without coupons, the form of which shall be substantially in the form of the applicable Note Form for the Equipment Note, with the legends required by Section 2.02 hereof for a 144A Book-Entry Note inscribed thereon.

“AAR” means the Association of American Railroads or any successor thereto.

“Accounts” means all “accounts” as defined in Article 9 of the UCC, whether due or to become due, whether or not the right of payment has been earned by performance, and whether now owned or hereafter acquired or arising in the future, including Accounts Receivable from Affiliates of the Issuer.

“Accounts Receivable” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Property, together with all of the Issuer’s right, title and interest, if any, in any goods or other property giving rise to such right to payment, including any rights to stoppage in transit, replevin, reclamation and resales, and all related Security Interests, Encumbrances and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired, and all Supporting Obligations related to the foregoing and all Accounts Receivable Records.

“Accounts Receivable Records” means (a) all original copies of all documents, instruments or other writings or electronic records or other records evidencing the Accounts Receivable, (b) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Accounts Receivable, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Accounts Receivable, whether in the possession or under the control of the Issuer or any computer bureau or agent from time to time acting for the Issuer or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or lenders, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto and (e) all other written, electronic or other non-written forms of information related in any way to the foregoing or any Accounts Receivable.

“Act” has the meaning, with respect to any Noteholder, given to such term in Section 1.04(a) hereof.

“Additional Inspection” has the meaning given to such term in Section 5.04(u)(iii) of this Indenture.

“Additional Interest” means, with respect to the Equipment Notes or any Class thereof following the occurrence of a Rapid Amortization Event, interest at a rate of five percent (5%) per annum.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Additional Interest Amount” with respect to any Outstanding Equipment Notes on any Payment Date, an amount equal to the Additional Interest (if any) on the Outstanding Principal Balance of such Equipment Notes accrued during the immediately preceding Collection Period.

“Additional Railcar” means each Railcar acquired by the Issuer (other than the Railcars identified on Exhibit A to the Management Agreement) subsequent to the Closing Date in accordance with the conditions set forth in Section 5.03(c) hereof.

“Adjusted Value” means, for any individual Railcar as of any date of determination, the sum of (a) the Initial Appraised Value of such Railcar, adjusted downward as of each Payment Date after the Delivery Date of such Railcar due to depreciation based on straight line depreciation from the date of manufacture using an assumed 35-year useful life to a $3,000 residual/salvage value, plus (b) the cost of any Optional Modification or Required Modification, to the extent that ARL on its books of account would properly add such cost to the book value of such Railcar in accordance with U.S. GAAP, with the amount of such cost so added pursuant to this clause (b) to be depreciated on a straight line basis over five (5) years from the date of such Optional Modification or Required Modification, as applicable. Following the receipt of all proceeds and third party payments associated with a Casualty Occurrence with respect to a Railcar, its Adjusted Value will be deemed to be zero.

“Administrative Services Agreement” means the Administrative Services Agreement, dated as of the date hereof, among the Issuer and the Administrator.

“Administrator” means ARI, in its capacity as administrator under the Administrative Services Agreement, including its successors in interest and permitted assigns, until another Person shall have become the administrator under such agreement, after which “Administrator” shall mean such other Person.

“Affiliate” of, or a Person “affiliated” with, a specified Person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreed Currency” has the meaning given to such term in Section 13.06(a) hereof.

“Annual Report” has the meaning given to such term in Section 2.13(a) hereof.

“Applicable Law” means all applicable laws, rules, statutes, ordinances, regulations and orders of Governmental Authorities, including, without limitation, the applicable laws, rules, regulations and orders of any Railroad Authority.

“Appraisal” means for the Railcars as of the Closing Date, that certain desktop appraisal dated October 1, 2014 performed by Railroad Appraisal Associates, and for Railcars added as of any subsequent Delivery Date, a desktop appraisal of a Railcar, i.e. an appraisal without a physical inspection of a Railcar, dated within thirty (30) days prior to the applicable Delivery Date of such Railcar, by the

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

applicable Appraiser to determine the Initial Appraised Value of such Railcar, and, if such Delivery Date is not the Closing Date, considering substantially similar factors in such determination as were considered in the Appraisal delivered in connection with the Closing Date (or, if obtaining an Appraisal addressing such factors is no longer commercially feasible as a result of changes in market practice of railcar appraisers, then an appraisal that considers such factors in the valuation determination as are then commercially feasible to obtain in light of railcar appraisal market practices at that time).

“Appraiser” means Railroad Appraisal Associates, or such other independent railcar appraiser that is of comparable standing and reputation as determined in the good faith judgment of the Manager.

“Approved Excess Expenditure Amount” means any Excess Expenditure Amount to the extent that the Identure Trustee, at the written direction of the Requisite Majority, has consented to such Excess Expenditure Amount.

“ARI” means American Railcar Industries, Inc., a North Dakota corporation.

“ARL” means American Railcar Leasing LLC, a Delaware limited liability company.

“Assets” has the meaning assigned to such term in Section 5.02(e)(ii) hereof.

“Assigned Agreements” has the meaning assigned to such term in the Granting Clauses hereof.

“Assignment and Assumption Agreement” has the meaning assigned to such term, if applicable, in the Contribution and Sale Agreement.

“Authorized Agent” means any authorized Paying Agent or Note Registrar for the Equipment Notes.

“Authorized Representative” of any entity means the person or persons authorized to act on behalf of such entity.

“Available Collections Amount” means, for any Payment Date, the amount of Collections in the Collections Account as of the Determination Date for such Payment Date received during the immediately preceding Collection Period, plus or minus, as applicable, the aggregate amount of all transfers to be made to or from the Collections Account pursuant to this Indenture during the period beginning on such Determination Date and ending on such Payment Date (including transfers from the Liquidity Reserve Account pursuant to Section 3.04 hereof and including any Manager Advance, plus any amounts retained in the Collections Account instead of being distributed to the Issuer as contemplated in the Flow of Funds in connection with certain Debt Service Coverage Ratio determinations).

“Average Life Date” of each Class A-1 Note or Class A-2 Note, as applicable, means the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Note.

“Balance” means, with respect to any Transaction Account as of any date, the sum of the cash deposits in such Transaction Account and the value of any Permitted Investments held in such Transaction Account as of such date, as determined in accordance with Section 1.02(k) hereof.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. § 101 et. seq.

“Bill of Sale” has the meaning assigned such term in the Contribution and Sale Agreement.

“Book-Entry Notes” means the Regulation S Book-Entry Notes and the 144A Book-Entry Notes.

“Book LTV Ratio” has the meaning assigned to such term in Granting Clause 4(d) hereof.

“Books and Records” has the meaning assigned to such term in Section 5.04(u)(i) hereof.

“Books and Records Inspection” has the meaning assigned to such term in Section 5.04(u)(i) hereof.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, St. Paul, Minnesota or in the location of the corporate trust office of the Indenture Trustee being used for this transaction (currently Cincinnati, Ohio for USB as Indenture Trustee) are authorized by law to close.

“Capital Contribution” has the meaning assigned to such term in Section 5.02(h).

“Cash Receipts Allocation Summary” means the report prepared by ARL and the Lease Administrator and sent to the Indenture Trustee pursuant to Section 4.4 of the Lease Administration Agreement.

“Casualty Occurrence” means, with respect to any Railcar, the occurrence of the following events with respect to a Railcar: (i) damage or wear and tear or contamination or other effect on such Railcar which makes repair or continued operation uneconomic or renders such Railcar unfit for commercial use; (ii) destruction of such Railcar which constitutes a total loss, or theft or loss or disappearance (after reasonable effects by the Issuer and the Manager to locate the same) thereof for a period exceeding twelve months; (iii) the permanent return of such Railcar by a Lessee pursuant to any patent indemnity provisions; (iv) the taking or appropriating of title to such Railcar by any Governmental Authority under the power of eminent domain or otherwise; or (v) the taking or requisitioning of such Railcar for use by any Governmental Authority under the power of eminent domain or otherwise and such taking or requisition is for a period that exceeds one hundred twenty (120) days.

“Chattel Paper” means all “chattel paper” as defined in the UCC.

“Change in Law” means the occurrence, without regard to any grace periods or safe harbors provided thereunder, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, or treaty, (b) any change in any law, rule, regulation, or treaty in the administration, interpretation or application thereof by any Government Authority, (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Government Authority, or (d) change in the AAR standards, any standard, requirement, or term of doing business with or utilizing the services of a Class I Railroad, or other similar industry imposed requirements. In this regard “Government Authority” means any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Class” means one or more classes of Equipment Notes having the same rights to payment as all other Equipment Notes of such class.

“Class A-1 Notes” means the $250,000,000 Fixed Rate Secured Railcar Equipment Notes, Class A-1, issued by the Issuer pursuant to this Indenture.

“Class A-2 Notes” means the $375,487,000 Fixed Rate Secured Railcar Equipment Notes, Class A-2, issued by the Issuer pursuant to this Indenture.

“Class Account” has the meaning given to such term in Section 3.01(a) hereof.

“Class I Railroad” has the meaning given to such term by the STB.

“Clearing Agency Participant” means a Person who has an account with Clearstream.

“Clearstream” means Clearstream Banking, a French société anonyme.

“Closing Date” means January 29, 2015.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning given such term in the Granting Clauses hereof.

“Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of July 20, 2004, among the Collateral Agent and each manager and each pledgor that becomes a party thereto from time to time.

“Collateral Agent” means USB, in its capacity as collateral agent under the Collateral Agency Agreement.

“Collateral Disposition Principal Payment” means, with respect to each Railcar that is subject to a Permitted Railcar Disposition and for which a Qualifying Replacement Railcar is not acquired by the Issuer in accordance with the terms of the Operative Agreements, a pro rata repayment of the principal balances of the Class A-1 Notes and the Class A-2 Notes in accordance with Section 3.05(c) hereof in an aggregate amount equal to the excess of (i) the Net Disposition Proceeds received by the Issuer with respect to such Permitted Railcar Disposition over (ii) the Make-Whole Amount, if any, payable with respect to such Permitted Railcar Disposition.

“Collection Period” means, with respect to each Payment Date other than the first Payment Date, the period commencing on the first day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the last day of such calendar month and, in the case of the first Payment Date, the period commencing on January 1, 2015 and ending on January 31, 2015.

“Collections” for any period means all amounts (without duplication) received by the Issuer or by any Person (including without limitation, the Administrator and the Lease Administrator) receiving such amounts on behalf of the Issuer, including, but not limited to, (i) Lease Payments, (ii) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of the foregoing,

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iii) the Net Disposition Proceeds of any Scrap Value Disposition, (iv) investment income, if any, on all amounts on deposit in the Transaction Accounts, (v) any proceeds or other payments received under the Operative Agreements, (vi) any portion of the net cash proceeds of the issuance of Equipment Notes deposited in the Collections Account on the Closing Date, and (vii) any other amounts received by the Issuer, including any cash Capital Contributions designated for such purpose and made in accordance with the terms of the Operative Agreements, but not including funds to be applied in connection with an Optional Redemption and other amounts required to be paid over to any third party pursuant to any Operative Agreement.

“Collections Account” has the meaning given to such term in Section 3.01(a) hereof.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Company Inspection” has the meaning given to such term in Section 5.04(u)(i) hereof.

“Concentration Limits” means, collectively, the following concentration limits as of any Measurement Date:

(A) the sum of the Adjusted Values of all Railcars on lease to all Lessees (including sublessees) organized under the laws of Mexico shall not exceed twenty percent (20%) of the sum of the Adjusted Values of all Railcars;

(B) the sum of the Adjusted Values of all Railcars on lease to any single Lessee shall not exceed either (i) seventeen and one half of one percent (17.5%) of the sum of the Adjusted Values of all Railcars if the Lessee is investment grade or better, as rated by S&P or Moody’s or (ii) fifteen percent (15%) of the sum of the Adjusted Values of all Railcars for any other Lessee; and

(C) the sum of the Adjusted Values of all Railcars that are subject to a Lease that contains a purchase option in favor of the Lessee thereunder shall not exceed five percent (5%) of the sum of the Adjusted Values of all Railcars;

provided, however, that that if two or more lessees (each, a “Transacting Lessee”) shall engage in any transaction, whether through merger, consolidation, stock sale, asset sale or otherwise, pursuant to which a Transacting Lessee shall become the owner of, or successor by merger, to one or more other Transacting Lessees (such transaction, a “Lessee Combination”, and the purchasing lessee or the surviving entity of such Lessee Combination, the “Surviving Lessee”), then the Maximum Lessee Concentration applicable to the Surviving Lessee shall on and after the effective date of such Lessee Combination be equal to the greater of (i) the highest of the Maximum Lessee Concentration applicable to each Transacting Lessee immediately prior to the Lessee Combination, and (ii) a fraction, expressed as a percentage, the numerator of which is equal to the sum of the Adjusted Values of all Railcars and (y) on lease to all of the Transacting Lessees immediately prior to such Lessee Combination and the denominator of which is equal to the sum of the Adjusted Values of the Railcars immediately prior to such Lessee Combination; provided further that if the Maximum Lessee Concentration has been increased pursuant to clause (ii) of the preceding clause, then any additional Railcars leased to such Surviving Lessee shall not be an Eligible Railcar until the fraction, expressed as a percentage, the numerator of

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

which is equal to the sum of the Adjusted Values of all Railcars, and in each case on lease to the Surviving Lessee, and the denominator of which is equal to the sum of the Adjusted Values of the Railcars, does not exceed the amount set forth in clause (i) of the preceding clause.

“Contract” means each contract, undertaking, franchise agreement or other agreement (other than rights evidenced by Chattel Paper, Documents or Instruments), arising out of or in any way related to the Railcars or to the Equipment Notes, in or under which Issuer may now or hereafter have any right, title or interest, including, without limitation, the Management Agreement, the Contribution and Sale Agreement and any related agreements, security interests or UCC or other financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Contribution and Sale Agreement” means the Contribution and Sale Agreement, dated as of the Closing Date, between the Issuer and ARI.

“Convey” or “Conveyance” has the meaning given such term, if applicable, in the Contribution and Sale Agreement.

“Corporate Obligations” has the meaning given to such term in Section 12.02(a) hereof.

“Corporate Trust Office” means, with respect to the Indenture Trustee, the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered and, with respect to the Indenture Trustee on the Closing Date, shall be U.S. Bank National Association, 425 Walnut Street, 6th Floor, CN-OH-W6CT, Cincinnati, Ohio, 45202, Attention: Global Structured Finance/ Longtrain Leasing III, LLC, Facsimile No: (513) 632-5511, or at any other time at such other address as the Indenture Trustee may designate from time to time by notice to the Holders and the Issuer.

“Credit Bankrupt” means a Person which (i) is subject to any bankruptcy or insolvency proceeding, or (ii) has had a custodian (as defined in the Bankruptcy Code) take charge of all or substantially all of the property of such Person.

“CSA Transfer” has the meaning given to such term in Section 5.03(a)(v) hereof.

“Debt Service Coverage Ratio” means, with respect to any Payment Date, the ratio of (a) an amount equal to the excess of (i) for the prior six (6) Collection Periods, the sum of (x) the aggregate rental collections and mileage credits received by the Issuer and, with respect to the calculation of the Debt Service Coverage Ratio for the seventh (7th) Payment Date after the Closing Date, the cash Capital Contribution made on the Closing Date, (y) the aggregate amount of all Designated Railcar Capital Contributions actually received by the Issuer during such six (6) Collection Periods, and (z) the aggregate amount of all other cash Capital Contributions (i.e., not consisting of Designated Railcar Capital Contributions) actually received by the Issuer during such six (6) Collection Periods and, if any, during the period from the end of the most recently ended Collection Period and through and including such Payment Date, over (ii) for the prior six (6) Collection Periods, the sum of Operating Expenses other than the Unapproved Excess Expenditure Amount, Service Provider Fees other than the Subordinate Portion of Management Fee and deposits into the Liquidity Reserve Account, to (b) an amount equal to the sum, for the current Payment Date and each of the preceding five (5) Payment Dates, of the interest payable on the Equipment Notes on such Payment Dates and the Scheduled Principal Payment Amount for such Payment Dates (calculated, in the case of clause (b), after giving effect to any reduction in such amounts resulting from any Optional Redemption made on such Payment Date). The Debt Service Coverage Ratio shall be calculated on a trailing six-month basis, commencing on the seventh (7th) Payment Date after the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Default” means either (i) a condition, event or act which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or (ii) an Event of Default.

“Default Notice” has the meaning given to such term in Section 4.02(a) hereof.

“Definitive Note” means a note issued in definitive form pursuant to the terms and conditions of this Indenture, the form of which shall be substantially in the form of the applicable Note Form for the Equipment Note, with the legends required by Section 2.02 hereof for a Definitive Note inscribed thereon.

“Delivery Date” means each date on which any Railcar, together with any Lease related thereto and all Related Assets (as defined, if applicable, in the Contribution and Sale Agreement), is transferred to the Issuer by the Transferor thereof and includes, without limitation, the Closing Date and each other date (in respect of Additional Railcars) on which any such transfer occurs.

“Delivery Schedule” has the meaning assigned to such term, if applicable, in the Contribution and Sale Agreement.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Designated Railcar Capital Contribution” means for each (i) Designated Scrap Railcar and (ii) Railcar not in service due to it being subject to a Required Modification, (x) a Capital Contribution in an amount not to exceed the pro forma lease revenue for such Railcar for the six (6) Collection Periods used in the calculation of the Debt Service Coverage Ratio calculated at an assumed lease rate equal to the average lease rate for such type of Railcar (tank railcar or covered hopper railcar, as the case may be) on the date on which such Railcar was (i) designated as a Designated Scrap Railcar or (ii) removed from service due to it becoming subject to a Required Modification and (y) the amount, as certified by the Manager, of the funds necessary to effectuate Required Modifications on each Railcar not in service due to it becoming subject to such Required Modification.

“Designated Scrap Railcar” means a Railcar affected by a Change in Law and sold for scrap or salvage, including, but not limited to, any such Railcar that has been, or will be, the subject of a Permitted Regulatory Sale.

“Determination Date” means, with respect to a Payment Date, the last day of the calendar month prior to the month in which such Payment Date occurs.

“Direct Participants” means securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations which access the DTC system directly.

“Direction” has the meaning given to such term in Section 1.04(c) hereof.

“Document” means any “document,” as such term is defined in Section 9-102(a)(30) of the UCC.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Dollars” or “$” means the lawful currency of the United States of America.

“DTC” means The Depository Trust Company, a limited purpose trust company organized under the New York Banking Law, its nominees and their successors.

“DTC Participants” means Euroclear, Clearstream or other Persons who have accounts with DTC.

“Early Amortization Event” means, as of any Payment Date, the existence on such Payment Date of any one or more of the following events or conditions, unless it has been cured (or unless it has been waived by the Indenture Trustee at the Direction of a Requisite Majority):

(1) Commencing on the seventh (7th) Payment Date after the Closing Date, the Utilization Ratio of the Railcars as of the last day of the six (6) immediately preceding months is less than eighty percent (80%);

(2) Commencing on the seventh (7th) Payment Date after the Closing Date, if any one or more of the following shall occur: (A) the Debt Service Coverage Ratio determined in respect of the current Payment Date or any of the immediately preceding five (5) Payment Dates is less than 1.05 to 1.00; (B) the Debt Service Coverage Ratio (calculated without taking into account Capital Contributions described in clause (a)(i)(z) in the definition thereof), determined in respect of each of the eleven (11) consecutive Payment Dates immediately prior thereto and also such current Payment Date, has been and is less than 1.05 to 1.00; or (C) both of the following shall have occurred: (i) with respect to the Payment Dates occurring prior to such current Payment Date, there shall have occurred at least three (3) separate Early Amortization Events resulting from the occurrence of an event described in clause (B) of this clause (2), and (ii) Debt Service Coverage Ratio (calculated without taking into account Capital Contributions described in clause (a)(i)(z) in the definition thereof) determined in respect of the current Payment Date is less than 1.05 to 1.00;

(3) A Manager Termination Event shall have occurred and then be continuing;

(4) A Lease Administration Default shall have occurred and then be continuing; or

(5) An Excess Concentration Condition is determined to exist as of a quarterly Measurement Date and continues unremedied for one hundred eighty (180) days after the Measurement Date on which such condition was initially determined to exist.

If an Early Amortization Event of the type described in clause (1) or (2) occurs, then such Early Amortization Event shall be deemed to continue until the earlier of (x) the Determination Date immediately preceding the sixth (6th) consecutive Payment Date as of which such condition no longer exists and (y) the Business Day on which the Requisite Majority waive in writing such Early Amortization Event.

If an Early Amortization Event of the type described in clause (3) or (4) occurs, then such Early Amortization Event shall be deemed to continue until the Business Day on which the Requisite Majority waive in writing such Early Amortization Event.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

If an Early Amortization Event of the type described in clause (5) occurs, then such Early Amortization Event shall be deemed to continue until the date on which a subsequent Monthly Report certifies that such event is no longer occurring.

“Elected Class I Modification” means any alteration or modification of a railcar required by a Class I Railroad to operate on such Class I Railroad that the Issuer, or the Manager on the Issuer’s behalf, may elect to make.

“Eligibility Requirements” has the meaning given to such term in Section 2.03(b) hereof.

“Eligible Institution” means (a) USB, (b) any depository institution or trust company, with a capital and surplus of not less than $250,000,000, whose long-term unsecured debt rating from each Rating Agency is not less than A (or the equivalent) and whose deposits are insured by the Federal Deposit Insurance Corporation or (c) a federally or state chartered depository institution, with a capital and surplus of not less than $250,000,000, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b), that in each case has a long-term unsecured debt rating of not less than A (or the equivalent) or a short-term unsecured debt rating of A-1 (or the equivalent) from each Rating Agency.

“Eligible Railcar” means any Railcar that, on its applicable Delivery Date, is ready and available to operate as of such date in commercial service and otherwise perform the functions for which it was designed, and which otherwise is in compliance on such Delivery Date with the representations made by the Transferor in respect of such Railcar under the Contribution and Sale Agreement, provided that no Railcar that is leased or subleased to a Prohibited Person or located or used in a Prohibited Jurisdiction in a manner which would violate the laws of the United States (other than pursuant to a license issued by OFAC) shall be an Eligible Railcar.

“Encumbrance” means any mortgage, pledge, lien, encumbrance, charge or security interest, including, without limitation, any conditional sale, any sale without recourse against the seller, or any agreement to give any security interest over or with respect to any assets of any applicable Person.

“Equipment” means any “equipment” as defined in Section 9-102(a)(33) of the UCC.

“Equipment Note” means any Class A-1 Note or Class A-2 Note executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form attached as Exhibits A-9, A-10 and A-11 hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” means the existence of any of the events or conditions described in Section 4.01 hereof.

“Excess Concentration Condition” means a violation of one or more Concentration Limits.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Excess Expenditure Amount” means the amount of expenditures that are incurred in the discretion of the Manager under the relevant expense authorization provisions of the Management Agreement but that are expenditures in excess of those expenditures that the Manager, in the exercise of its reasonable commercial judgment, would make if the relevant Railcars were other railcars owned and/or managed by the Manager as part of the Managed Fleet.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Date” means the date on which interests in each Regulation S Temporary Book-Entry Note will be exchangeable for interests in an Unrestricted Book-Entry Note, which shall be the later of (i) the fortieth (40th) day after the later of (a) the Closing Date and (b) the completion of the distribution of the related Equipment Notes and (ii) the date on which the requisite certifications are due to and provided to the Indenture Trustee.

“Existing Lease” means a Lease in effect on the Closing Date in respect of any Railcar being conveyed to the Issuer on such date, together with any renewals thereof.

“Expected Principal Repayment Date” means the Payment Date occurring in January 2025.

“Expense Account” has the meaning given to such term in Section 3.01(a) hereof.

“FDIC” means the Federal Deposit Insurance Corporation of the United States.

“Final Principal Payment Shortfall” has the meaning given to such term in Section 3.10(d)(iv) hereof.

“Financial Asset” means any “financial asset” as such term is defined in Section 8-102(a)(9) of the UCC.

“Flow of Funds” means the provisions of this Indenture applicable to the allocation and distribution of the Available Collections Amount as set forth in Sections 3.11(a) or (b) hereof, as applicable.

“FRA” means the Federal Railroad Administration or any successor thereto.

“Full Service Leases” means Leases pursuant to which the Lessor thereunder is responsible for maintenance and repair of the Railcars that are subject thereto.

“Future Lease” means, in respect of any Railcar, a Lease of such Railcar entered into by the Issuer at any time after the Delivery Date for such Railcar and that is not an Existing Lease.

“General Intangibles” (a) means all “general intangibles” as defined in Article 9 of the UCC and (b) includes, without limitation, all Assigned Agreements, all interest rate or currency protection or hedging arrangements, all tax refunds, claims for tax refunds and tax credits, all licenses, permits, approvals, consents, variances, certifications, concessions and authorizations, all Intellectual Property, all Payment Intangibles (in each case, regardless of whether characterized as general intangibles under the UCC), limited liability company or other business records, indemnification claims, contract rights

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(including rights under leases, whether entered into as lessor or lessee and the properties and rights associated therewith), franchises, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Issuer to secure payment by an account debtor of any of the Accounts Receivable including the Issuer’s rights in all security agreements, leases and other contracts securing or otherwise relating to any Account Receivable and all warranties, rights and claims against third parties including carriers and shippers and otherwise.

“Governmental Authority” shall mean any government, legislative body, regulatory authority, court, administrative agency or commission or other governmental agency or instrumentality (or any officer or representative thereof), domestic, foreign or international, of competent jurisdiction, including the European Union.

“H.15(519)” means “Statistical Release H.15(519), Selected Interest Rates” or any successor publication published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third (3rd ) Business Day preceding the scheduled prepayment date.

“Holder” or “Noteholder” means any Person in whose name an Equipment Note is registered from time to time in the Register for such Equipment Note.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising funds to acquire such property or service, (v) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (vi) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) net payments due and payable by such Person under any hedge agreements, and (viii) all Indebtedness (as defined in clauses (i) through (vii) of this paragraph) of other Persons guaranteed by such Person.

“Indenture” has the meaning given to such term in the preamble hereto.

“Indenture Supplement” means a supplement to this Indenture.

“Indenture Trustee” has the meaning given to such term in the preamble hereof, and any successor indenture trustee appointed in accordance with the terms hereof.

“Indenture Trustee Fees” means the compensation and expenses (including attorneys fees and expenses and indemnification payments) payable to the Indenture Trustee for its services under this Indenture and the other Operative Agreements to which it is a party (if any).

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Independent Manager” means John M. LeFrere or any of his permitted successors or assigns, each of whom shall not be at the time of initial appointment or at any time while serving as Independent Manager, and has not been at any time during the preceding five (5) years: (a) a stockholder, director, officer, employee, partner, attorney or counsel of ARI, ARL or any of their respective Affiliates; (b) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with ARI, ARL, or any of their respective Affiliates; (c) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person referenced in clause (a), (b) or (c) above; provided, however, that an individual who otherwise satisfies the foregoing shall not be disqualified from serving as Independent Manager solely because such individual is at the time of initial appointment or at any time while serving as Independent Manager, or was at any time during the preceding five (5) years, an “independent director” or an “independent manager” or “non-economic member” of any Affiliate of ARI or ARL regardless of whether such individual receives compensation in exchange for such services. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person or entity, whether through ownership of voting securities, by contract or otherwise.

“Initial Appraised Value” means, with respect to a Railcar, the appraised value of such Railcar as determined in the Appraisal delivered in connection with the Conveyance thereof by the Transferor to the Issuer.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Securities (USA) Inc., and DVB Capital Markets LLC.

“Insolvency Appointee” has the meaning given to such term in Section 5.04(h) of this Indenture.

“Inspection” has the meaning given to such term in Section 5.04(u)(i) hereof.

“Inspection Issue” has the meaning given to such term in Section 5.04(u)(iii) of this Indenture.

“Inspection Representative” has the meaning given to such term in Section 5.04(u)(i) hereof.

“Institutional Accredited Investor” means a Person that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Instruments” means all “instruments” as defined in Article 9 of the UCC.

“Intellectual Property” means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be applied for or issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to any or all of the foregoing.

“Interest Accrual Period” means the period beginning on the Payment Date of a calendar month and ending on (but excluding) the Payment Date of the next calendar month, provided that the initial Interest Accrual Period for the Equipment Notes shall begin on the Closing Date and end on (but exclude) the Payment Date of the next calendar month.

“Inventory” means any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC.

“Investment Letter” means a letter substantially in the form of Exhibit B attached hereto.

“Investment Property” means all “investment property” as defined in Article 9 of the UCC.

“Involuntary Disposition” has the meaning set forth in Section 5.03(a)(ii) hereof.

“Issuance Expenses” means the aggregate amount of all subscription discounts, brokerage commissions, placement fees, resale fees, structuring fees, out of pocket transaction expenses and other similar fees, commissions and expenses relating to the issuance of the Equipment Notes.

“Issuer” has the meaning assigned in the preamble hereof.

“Issuer Documents” means this Indenture, the Management Agreement, the Administrative Services Agreement, the Contribution and Sale Agreement, any Bill of Sale, any Assignment and Assumption Agreement, the Lease Administration Agreement, a joinder to the Lease Administration Agreement, the Collateral Agency Agreement, and a joinder to the Collateral Agency Agreement.

“Issuer Fleet” means, as of the Closing Date or as of any date thereafter, the portfolio of Railcars owned by the Issuer.

“Issuer Group Member” means any of the Issuer, the Lease Administrator, ARL, the Administrator or any Affiliate of any of them.

“Law” means (a) any constitution, treaty, statute, law, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lease” means any lease of a Railcar acquired by the Issuer on the Closing Date or arising subsequent to the Closing Date as a result of remarketing activities of the Manager and leases in respect of Railcars acquired in Replacement Exchanges or in any other transaction occurring after the Closing Date including as the result of a Capital Contribution. If any lease (including, without limitation, any master lease) shall apply to both a Railcar in the Issuer Fleet and other railcars in the Managed Fleet, then the term “Lease” shall mean such lease (including, without limitation, any provisions of any master lease) only insofar as such lease applies to such Railcar in the Issuer Fleet.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Lease Administration Agreement” means the Amended and Restated Lease Administration Agreement, dated as of October 2, 2006, among ARL, the Lease Administrator, USB, and the other parties set forth therein.

“Lease Administration Default” means a default by the Lease Administrator under any of the events or conditions set forth in Section 10 of the Lease Administration Agreement.

“Lease Administrator” means ARL Lease Administrators LLC, a limited liability company organized under the laws of the State of Delaware.

“Lease Payments” means all Railroad Mileage Credits relating to a Railcar and all lease rental payments and other amounts payable by or on behalf of a Lessee under a Lease related to a Railcar but excluding Lessee payments constituting Net Disposition Proceeds not related to a Scrap Value Disposition.

“Legal Final Maturity Date” means the Payment Date occurring in January 2045.

“Lessee” means each Person who is the lessee under a Lease of a Railcar.

“Lessor” means, with respect to any Lease, the lessor under such Lease (being, in respect of Leases of Railcars, the Issuer as assignee lessor under the related Assignment and Assumption Agreement).

“Letter of Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Liquidity Reserve Account” has the meaning given to such term in Section 3.01(a) hereof.

“Liquidity Reserve Target Amount” means as of date of determination, an amount equal to the product of (a) nine (9), (b) one-twelfth (1/12), (c) the weighted average (based on unpaid principal balance) of the annual rates of interest payable by the Issuer on the unpaid principal balance of all Equipment Notes then Outstanding, and (d) the then unpaid principal balance of all Equipment Notes then outstanding, calculated without effect to all principal payments actually paid on such date.

“LLC Agreement” means that certain Agreement of Limited Liability Company of the Issuer, dated on or about the Closing Date.

“Lockbox Account” means the lockbox account at the Indenture Trustee currently used pursuant to the Lease Administration Agreement, and any lockbox account that is a replacement thereof pursuant to the Lease Administration Agreement.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Make-Whole Amount” means,

(A) for the Class A-1 Notes, an amount equal to the product of (A) a fraction (expressed as a percentage), the numerator of which is the amount of the principal balance of the Class A-1 Notes being prepaid and the denominator of which is the unpaid principal balance of all Class A-1 Notes immediately prior to such prepayment; and (B) the excess, if any, of (i) the sum of the present values of all the scheduled payments of principal and interest based upon Scheduled Targeted Principal Balances of the Class A-1 Notes from the date of such prepayment to and including the Payment Date in January 2018 (assuming full prepayment on such date), discounted monthly to the date of such prepayment at a rate equal to the Treasury Yield plus 0.75%, based on a 360-day year of twelve 30-day months, over (ii) the aggregate outstanding principal balance of the Class A-1 Notes, plus any accrued but unpaid interest thereon; and

(B) for the Class A-2 Notes, an amount equal to the product of (A) a fraction (expressed as a percentage), the numerator of which is the amount of the principal balance of the Class A-2 Notes being prepaid and the denominator of which is the unpaid principal balance of all Class A-2 Notes immediately prior to such prepayment; and (B) the excess, if any, of (i) the sum of the present values of all the principal and interest payments on the Class A-2 Notes from the date of such prepayment to and including the Payment Date in January 2022, (assuming full prepayment on such date) discounted monthly to the date of such prepayment at a rate equal to the Treasury Yield plus 0.75%, based on a 360-day year of twelve 30-day months, over (ii) the aggregate outstanding principal balance of the Class A-2 Notes, plus any accrued but unpaid interest thereon.

“Managed Fleet” means the fleet of railcars managed by the Manager as of the Closing Date or as of any date thereafter, not including the Railcars and, if a Successor Manager shall have been appointed pursuant to the Management Agreement, “Managed Fleet” means all railcars owned, leased or managed by such Successor Manager or its Affiliates, in either case, other than Railcars.

“Management Agreement” means the Railcar Management Agreement dated as of the Closing Date between the Issuer and ARL, as initial Manager thereunder.

“Management Fee” means, for any Payment Date, the compensation payable to the Manager on such Payment Date in accordance with the terms of, and designated as such in, the Management Agreement. The “Management Fee” shall include both the Senior Portion of Management Fee and the Subordinate Portion of Management Fee.

“Manager” means ARL, in its capacity as Manager under the Management Agreement, including its successors in interest, until another Person shall have become the “Manager” under such agreement, after which “Manager” shall mean such other Person.

“Manager Advance” has the meaning assigned to such term in the Management Agreement.

“Manager Termination Event” means any of the events set forth in Section 13.1 of the Management Agreement.

“Mark” means the identification mark of a railcar registered with the AAR, consisting of letters registered in the name of the owner of the railcar mark and the car number.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Maximum Lessee Concentrations” means, collectively, the concentration limits set forth in paragraphs (A) and (B) of the definition Concentration Limits.

“Measurement Date” means each of the following: (i) the Closing Date and the end of each fiscal quarter thereafter; and (ii) the date on which the Issuer shall acquire a Qualifying Replacement Railcar in connection with a Replacement Exchange.

“Member” means ARI, in its capacity as the “Member” under the LLC Agreement.

“Merger Transaction” has the meaning given to such term in Section 5.02(f) hereof.

“Modification Agreement” means any agreement between the Issuer (or the Manager acting on its behalf) and a Supplier for the purchase and/or installation of a Required Modification or an Optional Modification.

“Money” means “money” as defined in the UCC.

“Monthly Report” has the meaning given to such term in Section 2.13(a) hereof.

“Moody’s” means Moody’s Investors Service, Inc. or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer.

“Net Disposition Proceeds” means, with respect to any Railcar Disposition, (a) in respect of a Railcar Disposition consisting of a sale, other than a sale by the Issuer to the Transferor in order to remedy a breach of Transferor representation under the Contribution and Sales Agreement, the aggregate amount of cash received by or on behalf of the Issuer in connection with such transaction after deducting therefrom (without duplication) (i) reasonable and customary brokerage commissions and other similar fees and commissions and (ii) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the Issuer and are properly attributable to such transaction or to the asset that is the subject thereof, (b) in respect of a Railcar Disposition consisting of a sale by the Issuer to the Transferor pursuant to the Contribution and Sale Agreement, the related Warranty Purchase Amount paid by the Transferor to the Issuer and (c) in respect of a Railcar Disposition that is not a sale, payments received in respect of any applicable casualty or condemnation, including insurance proceeds, condemnation awards and payments received from railroads, Lessees or other third parties.

“Net Proceeds” means, with respect to the issuance of the Equipment Notes, the aggregate amount of cash received by the Issuer in connection with such issuance after deducting therefrom (without duplication) all Issuance Expenses; provided that such amount shall not be less than zero.

“Net Stated Interest Shortfall” has the meaning given to such term in Section 3.04(c) hereof.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Note Form” means with respect to an Equipment Note, the forms of the Equipment Note attached as Exhibits A-9, A-10 and A-11 hereto.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of January 23, 2015, among the Issuer, ARI, and the Initial Purchasers.

“Note Registrar” has the meaning given to such term in Section 2.03(a) hereof.

“Noteholder” or “Holder” means any Person in whose name an Equipment Note is registered from time to time in the Register for the Equipment Notes.

“Notices” has the meaning given to such term in Section 13.04 hereof.

“Officer’s Certificate” means a certificate signed (i) in the case of a corporation, by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership, by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner or limited liability company general partner (to the extent such limited liability company has officers), (iii) in the case of a commercial bank or trust company, by the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (iv) in the case of a limited liability company, any manager or member thereof, and any President, Managing Director or Vice President of (A) such limited liability company, (B) such manager or member, or (C) a manager of such manager or member.

“Operating Expense” has the meaning assigned thereto in the Management Agreement.

“Operative Agreements Inspection” has the meaning given to such term in Section 5.04(u)(i) of this Indenture.

“Operative Agreements” means the Contribution and Sale Agreement, Bill of Sale, Assignment and Assumption Agreement, the Equipment Notes, this Indenture, the Service Provider Agreements, each Officer’s Certificate of Issuer, Manager, any Transferor or Administrator in any other capacity delivered pursuant to any Operative Agreements, the Management Agreement, the Administrative Services Agreement, the Lease Administration Agreement, and the Collateral Agency Agreement.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of the Manager or the Administrator or counsel to the Issuer, that meets the requirements of Section 1.03 hereof.

“Optional Modification” has the meaning given to such term in Section 5.04(v)(ii) hereof.

“Optional Redemption” means, with respect to any Equipment Notes, a voluntary prepayment by the Issuer of all or a portion of the Outstanding Principal Balance of such Class in accordance with the terms of this Indenture; and, with respect to all Outstanding Equipment Notes, a voluntary prepayment by the Issuer of the Outstanding Principal Balance of the Equipment Notes in accordance with the terms of this Indenture.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Optional Replacement Account” has the meaning given to such term in Section 3.01(a) hereof.

“Outstanding” means with respect to the Equipment Notes at any time, all Equipment Notes previously authenticated and delivered by the Indenture Trustee except (i) the Equipment Notes cancelled by, or delivered for cancellation to, the Indenture Trustee; (ii) the Equipment Notes, or portions thereof, for which moneys have been deposited in the Redemption/Defeasance Account for the Equipment Notes; and (iii) the Equipment Notes in exchange or substitution for which other Equipment Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of this Indenture (unless proof satisfactory to the Indenture Trustee is presented that any of the Equipment Notes is held by a Person in whose hands the Equipment Note is a legal, valid and binding obligation of the Issuer). Section 1.04(c) hereof sets forth certain limitations on whether an Equipment Note held by the Issuer or any other Issuer Group Member will be considered to be Outstanding for purposes of Directions.

“Outstanding Equipment Note” means an Equipment Note that is Outstanding.

“Outstanding Obligations” means, as of any date of determination, an amount equal to the sum of (i) the Outstanding Principal Balance of, and all accrued and unpaid interest (including without limitation, Additional Interest) payable on the Equipment Notes and (ii) all other amounts owing by the Issuer from time to time to Noteholders, or to any other Person under the Operative Agreements.

“Outstanding Principal Balance” means, with respect to any Outstanding Equipment Notes, the total principal balance of such Outstanding Equipment Notes that remains unpaid and outstanding at any time.

“Paying Agent” has the meaning given to such term in Section 2.03(a) hereof. The term “Paying Agent” includes any additional Paying Agent.

“Payment Date” means the fifteenth (15th) calendar day of each month, commencing in February 2015; provided that if any Payment Date would otherwise fall on a day that is not a Business Day, such Payment Date shall be the first following day which is a Business Day.

“Payment Date Schedule” means the schedule prepared by the Administrator or the Manager pursuant to Section 3.10(e) hereof.

“Payment Intangible” means all “payment intangibles” as defined in Article 9 of the UCC.

“Permitted Affiliate Sale” has the meaning set forth in Section 5.03(a)(iv)(B) hereof.

“Permitted Discretionary Sale” has the meaning set forth in Section 5.03(a)(iv) hereof.

“Permitted Encumbrance” (i) the ownership interests of the Issuer; (ii) the interest of the Lessee as provided in any Lease and the rights of the Manager under the Management Agreement; (iii) any Encumbrance created by the Contribution and Sale Agreement, the Bill of Sale executed by the Transferor and the Issuer pursuant to the Contribution and Sale Agreement or the Assignment and

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Assumption Agreement executed by the Transferor and the Issuer pursuant to the Contribution and Sale Agreement; (iv) any Encumbrance for taxes, assessments, levies, fees and other governmental and similar charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of the affected asset, and such contest would not result in the imposition of any criminal liability on the Issuer or any assignee thereof; (v) in respect of any Railcar, any Encumbrance of a repairer, mechanic, supplier, materialman, laborer, warehousemen, workmen, employee, and the like arising in the ordinary course of business by operation of law or similar Encumbrance, provided that the proceedings relating to such Encumbrance or the continued existence of such Encumbrance does not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the affected asset, and such contest would not result in the imposition of any criminal liability on the Issuer or any assignee thereof; (vi) Encumbrances granted to the Indenture Trustee under and pursuant to the Indenture; (vii) any Encumbrances created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the Issuer or the Manager (provided that if the Issuer becomes aware of any such Encumbrance, it shall use commercially reasonable efforts to have any such Encumbrance lifted, removed and otherwise discharged); (viii) salvage rights of insurers under insurance policies covering the affected asset; (ix) any sublease permitted under any Lease or that has been approved by the Manager in accordance with the terms of the Management Agreement; (x) Encumbrances which are released or extinguished upon the transfer of the related asset to the Issuer by the applicable transferee thereof; (xi) Encumbrances arising out of judgments or awards against the Transferor which are being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of the affected asset.

“Permitted Investments” means each of the following:

(i) direct obligations of, and obligations fully guaranteed as to the timely payment of principal and interest by, the United States of America or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States of America;

(ii) demand deposits, time deposits, money market deposit accounts, certificates of deposit and bankers’ acceptances (that shall each have an original maturity of not more than 365 days) of any depository institution or trust company (including the Indenture Trustee, acting in its commercial capacity), provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated at least “Aa3” from Moody’s and “AA-” from S&P, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated “P-1” by Moody’s and “A-1” by S&P, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Equipment Notes;

(iii) commercial paper (having original maturities of not more than 270 days) of any corporation (other than the Issuer, but including the Indenture Trustee, acting in its commercial capacity), incorporated under the laws of the United States of America or any state thereof which on the date of acquisition has been rated “P-1” by Moody’s and “A-1” by S&P, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Equipment Notes;

(iv) any money market fund that has been rated “Aaa – mf” by Moody’s and “AAAm” by S&P, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Equipment Notes, or that invests solely in Permitted Investments, the investment advisor of which may be the Indenture Trustee or an Affiliate thereof;

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(v) eurodollar deposits (that shall each have an original maturity of not more than 365 days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “Aa3” from Moody’s and “AA-” from S&P, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated “P-1” by Moody’s and “A-1” by S&P, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Equipment Notes; and

(vi) other obligations or securities for which the Rating Agency Confirmation has been obtained, which for purposes of this clause (vi) shall mean satisfaction of the requirements set forth in clause (a) of the definition of Rating Agency Confirmation.

Any Permitted Investment may be purchased by the Indenture Trustee or an Affiliate thereof.

“Permitted Lease” means (a) each Existing Lease (including any renewal or extension thereof to the extent such renewal or extension complies with clauses (i), (iii), (iv) and (v) below) and (b) any agreement (other than an Existing Lease) constituting a Lease that meets all of the following requirements:

(i) the Lessee thereunder is a Permitted Lessee;

(ii) if such agreement permits the Lessee thereunder to sublease any of the Railcars subject to such Lease, then such Lease shall require that any such sublease be conditioned on (A) the Lessee’s obtaining the Lessor’s prior consent to such sublease, (B) the Lessee agreeing that any such sublease will have provisions making it terminable (as to the sublessee) at the request of the Lessor or Lessee, as applicable, and prohibiting any further subleasing by the sublessee and will not contain any purchase option in favor of the sublessee, (C) the Lease providing that no such sublease shall relieve the Lessee from liability thereunder and (D) the applicable sublessee satisfying the requirements for a “Permitted Lessee” set forth below;

(iii) such agreement was entered into on an arm’s length basis with fair market terms on the date of its execution, and does not require any prepayment of rental payments throughout the term of such agreement;

(iv) such agreement does not contain any purchase option in favor of the Lessee thereunder, other than a purchase option provision complying with the definition of a Permitted Purchase Option;

(v) such agreement (or any related consent, acknowledgment of assignment, side letter or similar written instrument executed by such Lessee) permits the assignment, pledge, mortgage or other similar disposition of the Lease of the related Railcar without notice to or consent by the Lessee (or, in the case of a written instrument described in the foregoing parenthetical, any further notice to or consent by the Lessee), it being understood that the inclusion within such permission or written instrument of language to the effect that such Lessee consent is conditioned on the assignees’ agreement that it takes its interest in the Railcar and/or related Lease subject to the rights of the Lessee in such Railcar under the Lease, including the right of quiet enjoyment, shall not in and of itself be deemed to constitute the Lease as other than a Permitted Lease; and

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(vi) such agreement contains a provision substantially to the effect that the lease rentals payable under such agreement are not subject to offset, deduction or counterclaim (except as expressly contemplated in any rental abatement provisions contained in a Full Service Lease); provided that this clause (vi) shall not apply if such agreement is subject to the terms of, or entered into pursuant to, an existing master lease agreement dated on or prior to the Closing Date which does not contain such a provision.

“Permitted Lessee” means any of the following:

(i) a railroad company or companies (that is not a Credit Bankrupt, ARL, ARI or any Affiliate of ARI or ARL) organized under the laws of the United States of America or any state thereof or the District of Columbia, Canada or any province thereof, or Mexico or any state thereof;

(ii) a company with which the Manager would do business in the ordinary course of its business with respect to railcars which it owns or manages for its own account (other than railroad companies, ARL, ARI, Affiliates of ARL, Affiliates of ARI, or Credit Bankrupts) for use in their business; and whose credit profile does not vary materially from the credit profile of Lessees of other railcars owned, leased or managed by the Manager for its own account; or

(iii) wholly-owned Subsidiaries of ARL or ARI organized under the laws of (x) Canada or any political subdivision thereof or (y) Mexico or any political subdivision thereof, in each case so long as such Leases are on an arm’s length basis.

“Permitted Purchase Option” has the meaning given such term in Section 5.01(z) of this Indenture.

“Permitted Railcar Acquisition” has the meaning given to such term in Section 5.03(d) hereof.

“Permitted Railcar Disposition” has the meaning given to such term in Section 5.03(a) hereof.

“Permitted Regulatory Sale” has the meaning set forth in Section 5.03(a)(vi) hereof.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

“Personal Property Security Act” means the Personal Property Security Act and regulations thereunder from time to time in effect in any applicable Canadian province.

“Plan” means an employee benefit plan as defined in Section 3(3) of ERISA and certain other retirement plans and arrangements that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code. “Plan” shall also include any governmental plans, church plans, and foreign plans that are subject to state, local or foreign laws that impose duties, requirements or restrictions similar to those of ERISA or the Internal Revenue Code.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Portfolio” means, at any time, all Railcars and the Leases related to such Railcars.

“Private Placement Legend” means the legend initially set forth on the Equipment Notes in the form set forth in Section 2.02 hereof.

“Pro Forma Lease” has the meaning given to such term in Section 5.03(f)(ii) hereof.

“Proceeding” means any suit in equity, action at law, or other judicial or administrative proceeding.

“Proceeds” means (a) all “proceeds” as defined in Article 9 of the UCC, (b) dividends, payments or distributions made with respect to any Investment Property and (c) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected, converted or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Prohibited Jurisdiction” means any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by the Office of Foreign Assets Control of the United States Treasury Department.

“Prohibited Person” means any of the following currently or in the future: (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or (ii) (A) an agency of the government of a Prohibited Jurisdiction, (B) an organization controlled by a Prohibited Jurisdiction, or (C) a person resident in a Prohibited Jurisdiction, to the extent the agency, organization, or person is subject to a sanctions program administered by OFAC.

“Prospective Operating Expense” means, as of any date of determination and in respect of any Payment Date, the Administrator’s (after consulting with the Manager) determination of the amount of extraordinary Operating Expense (including Required Modifications) that it knows or reasonable expects will be incurred over the next twelve (12) Collection Periods.

“Purchase Option Disposition” has the meaning given to such term in Section 5.03(a)(i) hereof.

“Purchase Price” means (a) in the case of a Permitted Railcar Acquisition, the amount to be paid to the transferor of a Railcar pursuant to the related Contribution and Sale Agreement, and (b) in the case of a Required Modification or an Optional Modification, the cost of such Required Modification or Optional Modification, as provided in the Modification Agreement (if any) with the Supplier of such Required Modification or Optional Modification.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act.

“Qualifying Replacement Railcars” means railcars which (i) are acquired from ARI by the Issuer pursuant to the terms of the Contribution and Sale Agreement, (ii) are tank railcars or covered hopper

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

railcars manufactured by ARI or one of its Affiliates in compliance with all then applicable regulatory requirements on the date on which such Railcar was manufactured and which compiles with all Required Modifications applicable to Railcars on the date on which such Railcar is acquired by the Issuer, (iii) are certified by the Manager, on behalf of the Issuer, to have at least a comparable economic useful life, generate at least the same monthly lease revenue and have a remaining lease term at least equal to two-thirds of the replaced lease term, and (iv) have, in the aggregate, a current Adjusted Value at least equal to the Adjusted Value, of the Railcar(s) replaced by such Qualifying Replacement Railcars.

“railcar” means an item of railroad rolling stock, together with (i) any and all replacements or substitutions thereof, (ii) any and all tangible components thereof and (iii) any and all related appliances, Parts, accessories, appurtenances, accessions, additions, improvements to and replacements from time to time incorporated or installed in any item thereof.

“Railcar” means, as of any date of determination, each railcar then owned by the Issuer that is subject to the Security Interest granted pursuant to this Indenture.

“Railcar Disposition” means any sale, transfer or other disposition of any Railcar (or an interest therein), including by reason of such Railcar suffering a Casualty Occurrence.

“Railcar Inspection” has the meaning given to such term in Section 5.04(u)(i) hereof.

“Railroad Authority” means the STB, the AAR, and/or any other governmental authority which, from time to time, has control or supervision of railways or has jurisdiction over the railworthiness, operation and/or maintenance of a Railcar operating in interchange.

“Railroad Mileage Credit” means each mileage credit payment made by railroads under their applicable tariffs to the registered owner of identifying marks on the railcars.

“Rapid Amortization Event” means the condition that will exist if the unpaid principal balance of all of the Equipment Notes has not been paid in full on or prior to the Expected Principal Repayment Date.

“Rating Agency” means each nationally recognized statistical rating organization hired by the Issuer to issue a rating with respect to any Equipment Notes or Class thereof; provided that such organization shall be deemed to be a Rating Agency only with respect to such Class of Equipment Notes only so long as such organization maintains a rating on such Class of Equipment Notes.

“Rating Agency Confirmation” means, with respect to any request, action, event or circumstance, and each Rating Agency then maintaining a rating on any Equipment Notes (or Class thereof) then Outstanding, either (a) written confirmation by such Rating Agency that fulfillment of such request or the taking of the requested action, or the occurrence of such event or circumstance will not itself cause the Rating Agency to downgrade or withdraw its then-current rating assigned to any such Class, or (b) written notice to such Rating Agency of such request, action, event or circumstance shall have been given by the Issuer at least ten (10) days prior to the request, action, event or circumstance (or, if Rating Agency Confirmation is required by the applicable Operative Agreement following the occurrence of an event or circumstance, such written notice shall have been given by the Issuer immediately following the

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

occurrence of such event or circumstance) and, prior to the expiration of such ten (10) day period, such Rating Agency shall not have issued any written notice that the fulfillment of such request or the taking of the requested action, or occurrence of such event or circumstance, will itself cause such Rating Agency to downgrade or withdraw its then-current rating assigned to such Class.

“Received Currency” has the meaning given to such term in Section 13.06(a) hereof.

“Record Date” means with respect to each Payment Date, the close of business on the fifth (5th) Business Day immediately preceding such Payment Date and, with respect to the date on which any Direction is to be given by Noteholders, the close of business on the last Business Day prior to the solicitation of such Direction.

“Redemption Date” means the date, which shall in each case be a Payment Date (unless otherwise designated by the Issuer in connection with a refinancing of the then Outstanding Equipment Notes), on which Equipment Notes are redeemed pursuant to an Optional Redemption.

“Redemption/Defeasance Account” means an account established by the Indenture Trustee pursuant to Section 3.08 hereof.

“Redemption Notice” means, a notice sent by the Indenture Trustee to the Holders in respect of the Equipment Notes to be redeemed, as described in Section 3.13(d) hereof.

“Redemption Price” means, with respect to any Equipment Note to be redeemed or prepaid, the sum of (x) then Outstanding Principal Balance of such Equipment Note, (y) accrued and unpaid interest on the principal balance of such Equipment Note and (z) the Make-Whole Amount (if any) for such Equipment Note.

“Register” has the meaning given to such term in Section 2.03(a) hereof.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Book-Entry Notes” means the Unrestricted Book-Entry Notes and the Regulation S Temporary Book-Entry Notes.

“Regulation S Temporary Book-Entry Note” means Equipment Notes initially sold outside the United States in reliance on Regulation S, represented by a single temporary global note in fully registered form, without coupons, the form of which shall be substantially in the form of the applicable Note Form for the Equipment Note therefor, with the legends required by Section 2.02 hereof for a Regulation S Temporary Book-Entry Note inscribed thereon.

“Related Asset” has the meaning assigned to such term in the Contribution and Sale Agreement.

“Related Inspection Documents” has the meaning assigned to such term in Section 5.04(u)(i) hereof.

“Release Identification Letter” has the meaning assigned to such term in Granting Clause 4(d) hereof.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Relevant Information” means the information provided by the Service Providers to the Administrator that is required to enable the Administrator make the calculations contemplated by Section 3.10(a) through (e) hereof.

“Remaining Weighted Average Life” for any Note, at the prepayment or determination date of such Note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) (A) the Scheduled Targeted Principal Balances (in the case of the Class A-1 Notes) or (B) the actual principal balance assuming that no principal repayment occurs prior to the Expected Principal Payment Date (in the case of the Class A-2 Notes), for each remaining Payment Date from the applicable Optional Redemption Date to the Expected Principal Payment Date by (ii) the number of days from and including the prepayment or determination date to but excluding the scheduled payment date of such principal payment, by (b) the outstanding principal balance of the Class A-1 Notes or the Class A-2 Notes, as applicable on such date of prepayment or determination.

“Replacement Exchange” means the acquisition by the Issuer of one or more Qualifying Replacement Railcars with all or a portion of the Net Disposition Proceeds from a Permitted Discretionary Sale, a Purchase Option Disposition, a Permitted Regulatory Sale, or an Involuntary Railcar Disposition, in each case within the Replacement Period applicable to such Railcar Disposition, or in a substitution exchange with the Transferor in connection with an Excess Concentration Condition, in each case as provided in Section 5.03 hereof.

“Replacement Period” means, with respect to the Issuer’s use of all or any portion of Net Disposition Proceeds as permitted in accordance with this Indenture, the period beginning on the date of the applicable Railcar Disposition and ending on the earlier of (i) the one hundred eightieth (180th) day after the date of the Issuer’s receipt of all Net Disposition Proceeds from or in respect of such Railcar Disposition (other than proceeds of a Scrap Value Disposition) and (ii) the occurrence of an Event of Default.

“Required Expense Amount” means, with respect to a Payment Date, an amount equal to the sum of (i) the Operating Expenses payable on such Payment Date, consisting of all Operating Expenses actually incurred by the Service Providers and not previously reimbursed and the amounts shown on all invoices received from the Service Providers for the reimbursement or payment of Operating Expenses due or to become due on or before such Payment Date and not previously paid or reimbursed, (ii) a reserve amount to be deposited for Operating Expenses that the Administrator, in consultation with the Manager, knows or reasonably believes are due and payable during the period beginning on such Payment Date and ending on (but excluding) the next Payment Date and (iii) a reserve amount to be deposited for Prospective Operating Expenses.

“Required Expense Deposit” has the meaning ascribed to such term in Section 3.10(a) hereof.

“Required Expense Reserve” means the sum of the amounts described in clauses (ii) and (iii) in the definition of “Required Expense Amount.”

“Required Modification” means any alteration or modification of a Railcar that is (i) an Elected Class I Modification or (ii) required by the AAR, the FRA, the United States Department of Transportation or any other United States or state governmental agency or any other Applicable Law

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(including without limitation, the laws of Mexico, Canada or any of their respective states and territories (as applicable)) and required by such entity as a condition of continued use or operation of such Railcar in interchange; provided, however, that (i) the Manager, in good faith, may contest the validity or application of any such law, rule or regulation that it would have contested if the affected Railcar had been an Other Railcar, in any reasonable manner that does not, in the opinion of the Manager, adversely affect the property or rights of the Issuer and (ii) the Manager shall not be required to make any such Required Modification in such Railcar that has been designated as (and for so long as it remains) a Designated Scrap Railcar.

“Requisite Majority” means Holders of Equipment Notes that, individually or in the aggregate, own more than fifty percent (50%) of the then Outstanding Principal Balance of all Equipment Notes (other than Equipment Notes held by ARI or its Affiliates).

“Responsible Officer” means, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer, who in the normal performance of his or her operational responsibility would have knowledge of such matter and the requirements with respect thereto; and with respect to the Indenture Trustee, any trust officer or other officer at its corporate trust office responsible for the administration of this Indenture; and when used in connection with the Issuer, shall include (i) any such officer of the Manager or the Administrator acting on behalf of the Issuer under the applicable Service Provider Agreement, as the case may be, (ii) any such officer of the Member, or (iii) any such officer of a manager of the Member.

“Rider” means a Schedule or rider to a master lease agreement between the lessor thereunder and a Lessee that evidences the lease transaction in respect of the individual railcars listed thereon, as contemplated in such master lease agreement.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to such entity’s business of rating securities, or, if such entity or its successor shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer.

“Schedule” means a schedule or Rider to a master lease agreement between the lessor thereunder and a Lessee that evidences the lease transaction in respect of the individual railcars listed thereon, as contemplated in such master lease agreement.

“Scheduled Principal Payment Amount” means, for the Class A-1 Notes on any Payment Date, the excess, if any, of (x) the then Outstanding Principal Balance of such Class A-1 Notes over (y) the Scheduled Targeted Principal Balance for such Payment Date.

“Scheduled Targeted Principal Balance” means, with respect to the Class A-1 Notes for any Payment Date, the amount set forth for such Payment Date set forth on Annex B hereto, as such amount may be adjusted downward from time to time in accordance with Section 3.14 hereof.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Scrap Value Disposition” has the meaning assigned to such term in Section 5.03(a)(iii) hereof.

“Secured Obligations” has the meaning assigned to such term in the Granting Clauses hereof.

“Secured Parties” means the holders of and/or obligees in respect of the Secured Obligations, including without limitation the Noteholders.

“Securities” means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer that (i) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (ii) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (iii) (A) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (B) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

“Securities Accounts” means all “securities accounts” as defined in Article 9 of the UCC.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Entitlements” means all “security entitlements” as defined in Article 9 of the UCC.

“Security Interests” means the security interests and other Encumbrances granted or expressed to be granted in the Collateral pursuant to this Indenture.

“Senior Claim” has the meaning given thereto in Section 11.01(a) hereof.

“Senior Claimant” has the meaning given thereto in Section 11.01(a) hereof.

“Senior Portion of Management Fee” means the product of (i) [*****] and (ii) the aggregate amount of Collections, to the extent constituting rental payments from Lessees, collected by the Manager or the Lease Administrator on behalf of the Issuer and deposited into the Collections Account during any calendar month (or portion thereof).

“Service Provider” means each of or all of (as the context may require) the Manager, the Indenture Trustee, any Authorized Agent, the Administrator, the Collateral Agent and the Lease Administrator.

“Service Provider Agreements” means, when used with respect to any Service Provider, the Management Agreement, the Administrative Services Agreement, the Lease Administration Agreement, the Collateral Agency Agreement or this Indenture and any applicable agreements providing for payment or reimbursement of fees and expenses of such Service Provider which is party thereto, or any of the foregoing individually as the context requires.

“Service Provider Fees” means all fees, expenses and indemnities due from or reimbursable by the Issuer to the Indenture Trustee, any Authorized Agent, the Manager, the Lease Administrator (to the extent not paid by the Manager) or the Collateral Agent (to the extent not paid by the Manager), in accordance with the applicable agreements with such Servicer Providers (including the Operative

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Agreements), including the Indenture Trustee Fees due to the Indenture Trustee hereunder and the Management Fee due to the Manager under the Management Agreement, but excluding any such amounts that constitute Operating Expenses.

“Services Standard” has the meaning assigned thereto in Section 3.1 of the Management Agreement.

“Shortfall Amount” has the meaning given thereto in Section 3.04(c) hereof.

“Sold Railcars” has the meaning given to such term in Section 5.03(a) hereof.

“Stated Interest” means, with respect to any Equipment Note, interest payable on the Equipment Note at the Stated Rate for the Equipment Note.

“Stated Interest Amount” means, with respect to any Equipment Notes (or Class thereof), that amount of Stated Interest due and payable on such Equipment Notes (or Class thereof) on a Payment Date, including any Net Stated Interest Shortfall attributable to any prior Payment Date and not yet paid, as described in the last sentence of Section 3.04(c) hereof.

“Stated Interest Shortfall” has the meaning given to such term in Section 3.10(d) hereof.

“Stated Rate” means (i) with respect to the Class A-1 Notes, a fixed rate of interest equal to two and 98/100 percent (2.98%) per annum, and (ii) with respect to the Class A-2 Notes, a fixed rate of interest equal to four and 06/100 percent (4.06%) per annum.

“STB” means the Surface Transportation Board of the United States Department of Transportation or any successor thereto.

“Stock” means all shares of capital stock, all beneficial interests in trusts, all partnership interests (general or limited) in a partnership, all membership interests in limited liability companies, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests, as applicable.

“Subordinate Portion of Management Fee” means the product of (i) [*****] and (ii) the aggregate amount of Collections, to the extent constituting rental payments from Lessees, collected by the Manager or the Lease Administrator on behalf of the Issuer and deposited into the Collections Account during any calendar month (or portion thereof).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Successor Manager” has the meaning assigned to such term in Section 13.2(a) of the Management Agreement.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“Supplier” means the Person that supplies or installs a Required Modification or Optional Modification and to whom payment for the Purchase Price of such Required Modification or Optional Modification is to be made.

“Supporting Obligations” means all “supporting obligations” as defined in Article 9 of the UCC.

“Tax” and “Taxes” mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

“Third Party Event” has the meaning given to such term in Section 5.04 hereof.

“Transaction Account” means each of the Collections Account, the Expense Account, the Optional Replacement Account, any Class Account, the Liquidity Reserve Account, any Redemption/Defeasance Account and any sub-accounts and ledger and sub-ledger accounts maintained with respect to any of the foregoing in accordance with this Indenture (as well as any other account, if any, established with the Indenture Trustee in accordance with Section 3.01(a) after the Closing Date).

“Transferor” has the meaning given such term in the Contribution and Sale Agreement.

“Treasury Yield” shall mean with respect to each Class A-1 Note or Class A-2 Note, as applicable, a per annum rate (expressed as a monthly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the monthly yield to maturity for United States Treasury securities maturing on the Average Life Date of such Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Note and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity of United States Treasury securities maturing on the Average Life Date of such Note is reported in the most recent H.15(519), as published in H.15(519)).

“UCC” means the Uniform Commercial Code as enacted in the State of New York, or when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Unapproved Excess Expenditure Amount” has the meaning given to such term in Section 3.11(a)(11) hereof.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

“United States Person” and “U.S. Person” have the meanings given to such terms in Regulation S under the Securities Act.

“Unrestricted Book-Entry Note” shall have the meaning given to such term in Section 2.01(b)(iv) hereof, the form of which shall be substantially in the form of the applicable Note Form for the Equipment Note, with the legends required by Section 2.02 hereof for an Unrestricted Book-Entry Note inscribed thereon.

“U.S. GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“U.S. Government Obligations” has the meaning given to such term in Section 12.02(a) hereof.

“USB” means U.S. Bank National Association, a national banking association.

“Utilization Ratio” means, as of the last day of any month, a fraction (stated as a percentage) the numerator of which is equal to the number of Railcars then on Lease and the denominator of which is equal to the total number of all Railcars. Notwithstanding the following or anything contained herein, if the Manager determines one or more Railcars to be a Designated Scrap Railcar, such Designated Scrap Railcar shall be excluded from the calculation of the Utilization Ratio until the earlier to occur of: (a) the date of such disposition of the Designated Scrap Railcar and (b) twelve months from the day on which the Manager designated such Railcar as a Designated Scrap Railcar. If such Railcar is not disposed of within twelve months from the date of the Manager’s designation of the Railcar as a Designated Scrap Railcar, such Railcar shall thereafter be included in the calculation of the Utilization Ratio. The Manager may reverse a designation of a Railcar as a Designated Scrap Railcar if the Manager determines that an alternative use for such Railcar is available which was not available at the time of such initial designation.

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Annex B

SCHEDULED TARGETED PRINCIPAL BALANCES

Period	Payment Date	Scheduled Targeted Principal Balance	Period	Payment Date	Scheduled Targeted Principal Balance	Period	Payment Date	Scheduled Targeted Principal Balance
0	Closing Date	250,000,000	41	6/15/2018	162,176,141	82	11/15/2021	73,372,289
1	2/15/2015	247,809,144	42	7/15/2018	160,043,338	83	12/15/2021	71,128,962
2	3/15/2015	245,679,091	43	8/15/2018	157,910,089	84	1/15/2022	68,929,780
3	4/15/2015	243,540,888	44	9/15/2018	155,775,803	85	2/15/2022	66,722,474
4	5/15/2015	241,400,433	45	10/15/2018	153,639,845	86	3/15/2022	64,502,817
5	6/15/2015	239,255,601	46	11/15/2018	151,498,698	87	4/15/2022	62,294,911
6	7/15/2015	237,106,627	47	12/15/2018	149,348,336	88	5/15/2022	60,107,806
7	8/15/2015	234,959,771	48	1/15/2019	147,237,696	89	6/15/2022	57,930,443
8	9/15/2015	232,803,814	49	2/15/2019	145,158,205	90	7/15/2022	55,776,672
9	10/15/2015	230,644,985	50	3/15/2019	143,074,303	91	8/15/2022	53,632,773
10	11/15/2015	228,481,343	51	4/15/2019	140,988,231	92	9/15/2022	51,510,616
11	12/15/2015	226,309,226	52	5/15/2019	138,890,731	93	10/15/2022	49,408,308
12	1/15/2016	224,179,648	53	6/15/2019	136,788,532	94	11/15/2022	47,327,191
13	2/15/2016	222,045,282	54	7/15/2019	134,680,197	95	12/15/2022	45,276,584
14	3/15/2016	219,907,591	55	8/15/2019	132,526,626	96	1/15/2023	43,298,063
15	4/15/2016	217,766,303	56	9/15/2019	130,372,300	97	2/15/2023	41,371,579
16	5/15/2016	215,622,719	57	10/15/2019	128,204,639	98	3/15/2023	39,452,176
17	6/15/2016	213,474,715	58	11/15/2019	126,027,213	99	4/15/2023	37,528,311
18	7/15/2016	211,324,358	59	12/15/2019	123,841,400	100	5/15/2023	35,596,572
19	8/15/2016	209,173,685	60	1/15/2020	121,684,896	101	6/15/2023	33,688,068
20	9/15/2016	207,021,158	61	2/15/2020	119,523,215	102	7/15/2023	31,780,935
21	10/15/2016	204,861,524	62	3/15/2020	117,350,016	103	8/15/2023	29,879,087
22	11/15/2016	202,696,362	63	4/15/2020	115,165,970	104	9/15/2023	27,985,532
23	12/15/2016	200,525,993	64	5/15/2020	112,978,033	105	10/15/2023	26,072,802
24	1/15/2017	198,401,097	65	6/15/2020	110,784,083	106	11/15/2023	24,167,152
25	2/15/2017	196,311,837	66	7/15/2020	108,579,180	107	12/15/2023	22,280,218
26	3/15/2017	194,216,326	67	8/15/2020	106,366,066	108	1/15/2024	20,428,756
27	4/15/2017	192,105,930	68	9/15/2020	104,146,845	109	2/15/2024	18,588,498
28	5/15/2017	189,984,397	69	10/15/2020	101,931,237	110	3/15/2024	16,780,248
29	6/15/2017	187,857,236	70	11/15/2020	99,711,069	111	4/15/2024	14,994,103
30	7/15/2017	185,724,104	71	12/15/2020	97,486,886	112	5/15/2024	13,204,618
31	8/15/2017	183,581,437	72	1/15/2021	95,296,419	113	6/15/2024	11,423,055
32	9/15/2017	181,425,002	73	2/15/2021	93,144,053	114	7/15/2024	9,647,249
33	10/15/2017	179,265,556	74	3/15/2021	90,989,707	115	8/15/2024	7,888,798
34	11/15/2017	177,103,198	75	4/15/2021	88,823,428	116	9/15/2024	6,174,966
35	12/15/2017	174,938,179	76	5/15/2021	86,655,001	117	10/15/2024	4,514,924
36	1/15/2018	172,814,785	77	6/15/2021	84,462,414	118	11/15/2024	2,821,315
37	2/15/2018	170,691,648	78	7/15/2021	82,259,107	119	12/15/2024	1,077,443
38	3/15/2018	168,567,255	79	8/15/2021	80,062,216	120	1/15/2025	0
39	4/15/2018	166,438,970	80	9/15/2021	77,850,526
40	5/15/2018	164,307,230	81	10/15/2021	75,618,552

B-1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-1

FORM OF CERTIFICATE TO BE GIVEN BY NOTEHOLDERS

Euroclear

151 Boulevard Jacqmain

B-1210 Brussels, Belgium

Clearstream Banking, société anonyme

f/k/a CedelBank, société anonyme

67 Boulevard Grand-Duchesse Charlotte

L-1331 Luxembourg

Re: Fixed Rate Secured Railcar Equipment Notes, [Class A-1] [Class A-2] (the “Equipment Notes”) issued pursuant to the Indenture, dated as of January 29, 2015 (as amended, restated or otherwise modified from time to time, the “Indenture”), between Longtrain Leasing III, LLC (“Issuer”) and U.S. Bank National Association (the “Indenture Trustee”).

This is to certify that as of the date hereof, and except as set forth below, the beneficial interest in the Equipment Notes held by you for our account is owned by persons that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended).

The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Equipment Notes held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

This certification excepts beneficial interests in and does not relate to U.S. $[            ] principal amount of the Equipment Notes appearing in your books as being held for our account but that we have sold or as to which we are not yet able to certify.

We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:*

By:
Account Holder

*	Certification must be dated on or after the 15th day before the date of the Euroclear or Clearstream certificate to which this certification relates.

Ex. A-1 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CLEARSTREAM

U.S. Bank National Association,

as Indenture Trustee and Note Registrar

Global Structured Finance

425 Walnut Street, 6th Floor

CN-OH-W6CT

Cincinnati, Ohio, 45202

Attention: Account Manager

Re: Fixed Rate Secured Railcar Equipment Notes, [Class A-1] [Class A-2] (the “Equipment Notes”) issued pursuant to the Indenture, dated as of January 29, 2015 (as amended, restated or otherwise modified from time to time, the “Indenture”), between Longtrain Leasing III, LLC (“Issuer”) and U.S. Bank National Association (the “Indenture Trustee”).

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) as of the date hereof, $[            ] principal amount of the Equipment Notes is owned by persons (a) that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended (the “Securities Act”)) or (b) who purchased their Equipment Notes (or interests therein) in a transaction or transactions that did not require registration under the Securities Act.

We further certify (a) that we are not making available herewith for exchange any portion of the related Regulation S Temporary Book-Entry Note excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by them with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such proceedings.

Date: Yours faithfully,

By:

Morgan Guaranty Trust Company of New York, Brussels Office,

as Operator of the Euroclear Clearance System Clearstream, société anonyme

Ex. A-2 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-3

FORM OF CERTIFICATE TO DEPOSITORY REGARDING INTEREST, PRINCIPAL, AND PREMIUMS

Euroclear

151 Boulevard Jacqmain

B-1210 Brussels, Belgium

Clearstream Banking, société anonyme

f/k/a CedelBank, société anonyme

67 Boulevard Grand-Duchesse Charlotte

L-1331 Luxembourg

Re: Fixed Rate Secured Railcar Equipment Notes, [Class A-1] [Class A-2] (the “Equipment Notes”) issued pursuant to the Indenture, dated as of January 29, 2015 (as amended, restated or otherwise modified from time to time, the “Indenture”), between Longtrain Leasing III, LLC (“Issuer”) and U.S. Bank National Association (the “Indenture Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $[            ] principal amount of the Equipment Notes that are held in the form of a beneficial interest in the Regulation S Temporary Book-Entry Note (CUSIP No. [            ]) through [insert name of Depository] by the undersigned (the “Holder”) in the name of [insert name of Participant]. The Holder of such Regulation S Temporary Book-Entry Note hereby requests the receipt of payment of interest, principal, and premium payments due and payable [on the applicable Payment Date] pursuant to Section 2.05 of the Indenture.

The Holder hereby represents and warrants that it (i) is not a U.S. person and (ii) does not hold the above-referenced Regulation S Temporary Book-Entry Note for the account or benefit of a U.S. person (other than a distributor). Terms in this sentence have the meanings given to them in Regulation S under the Securities Act of 1933, as amended.

This certificate and the statements contained herein are made for your benefit and the benefit of the Paying Agent.

[Name of Holder]

By:
Name:
Title:

Ex. A-3 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-4

FORM OF DEPOSITORY CERTIFICATE REGARDING INTEREST, PRINCIPAL, AND PREMIUMS

U.S. BANK NATIONAL ASSOCIATION, as Paying Agent

Global Structured Finance

425 Walnut Street, 6th Floor

CN-OH-W6CT

Cincinnati, Ohio, 45202

Re: Fixed Rate Secured Railcar Equipment Notes, [Class A-1] [Class A-2] (the “Equipment Notes”) issued pursuant to the Indenture, dated as of January 29, 2015 (as amended, restated or otherwise modified from time to time, the “Indenture”), between Longtrain Leasing III, LLC (“Issuer”) and U.S. Bank National Association (the “Indenture Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to $[            ] principal amount of Equipment Notes that are held in the form of a beneficial interest in the Regulation S Temporary Book-Entry Note (CUSIP No. [            ]) through [insert name of Depository] by the undersigned (the “Holder”) in the name of [insert name of Participant]. Certain Holders of the beneficial interests in such Regulation S Temporary Book-Entry Note have requested the receipt of payment of interest, principal, and premium payments due and payable [on the applicable Payment Date] pursuant to Section 2.05 of the Indenture.

We have received from such Holders certifications to the effect that they (i) are not U.S. persons and (ii) do not hold the above-referenced Regulation S Temporary Book-Entry Note for the account or benefit of U.S. persons (other than distributors). Terms in this sentence have the meanings given to them in Regulation S under the Securities Act of 1933, as amended.

Accordingly, the Holders of the beneficial interests in the Regulation S Temporary Book-Entry Note are entitled to receive interest, principal and premium, if any, in accordance with the terms of the Indenture in the amount of $[            ].

Morgan Guaranty Trust Company of New York, Brussels Office,

as Operator of the Euroclear Clearance System Clearstream, société anonyme

By:
Name:
Title:

Ex. A-4 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-5

FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM 144A BOOK-ENTRY NOTE TO REGULATION S BOOK-ENTRY NOTE

U.S. Bank National Association,

as Indenture Trustee and Note Registrar

Global Structured Finance

425 Walnut Street, 6th Floor

CN-OH-W6CT

Cincinnati, Ohio, 45202

Attention: Account Manager

Re: Fixed Rate Secured Railcar Equipment Notes, [Class A-1] [Class A-2] (the “Equipment Notes”) issued pursuant to the Indenture, dated as of January 29, 2015 (as amended, restated or otherwise modified from time to time, the “Indenture”), between Longtrain Leasing III, LLC (“Issuer”) and U.S. Bank National Association (the “Indenture Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $[            ] principal amount of Equipment Notes that are held as a beneficial interest in the 144A Book-Entry Note (CUSIP No. [            ]) with the Depository Trust Company (“DTC”) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the Regulation S Book-Entry Note (CUSIP No. [            ]) to be held with [Euroclear] [Clearstream] through DTC.

In connection with the request and in receipt of the Equipment Notes, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Equipment Notes and:

(a) pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(i) the offer of the Equipment Notes was not made to a person in the United States of America,

(ii) either (A) at the time the buy order was originated, the transferee was outside the United States of America or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States of America, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States of America,

(iii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and the other conditions of Rule 903 or Rule 904 of Regulation S, as applicable, have been satisfied, and

Ex. A-5 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

(iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

(b) with respect to transfers made in reliance on Rule 144A under the Securities Act, the Transferor does hereby certify that the Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.

This certification and the statements contained herein are made for your benefit and the benefit of Issuer.

Dated:

[Insert name of Transferor]

By:
Name:
Title:

Ex. A-5 - 2

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-6

FORM OF INITIAL PURCHASER EXCHANGE INSTRUCTIONS

Depository Trust Company

Attn: Joseph McGill

570 Washington Boulevard, 5th Floor

Jersey City, New Jersey 07310

Re: Fixed Rate Secured Railcar Equipment Notes, [Class A-1] [Class A-2] (the “Equipment Notes”) issued pursuant to the Indenture, dated as of January 29, 2015 (as amended, restated or otherwise modified from time to time, the “Indenture”), between Longtrain Leasing III, LLC (“Issuer”) and U.S. Bank National Association (the “Indenture Trustee”).

Pursuant to Section 2.07 of the Indenture, [insert name of Initial Purchaser] (the “Purchaser”) hereby requests that $[            ] aggregate principal amount of the Equipment Notes held by you for our account and represented by the Regulation S Temporary Book-Entry Note (CUSIP No. [            ]) (as defined in the Indenture) be exchanged for an equal principal amount represented by the 144A Book-Entry Note (CUSIP No. [            ]) to be held by you for our account.

Dated:

[Insert name of Purchaser], as Purchaser

By:
Name:
Title:

Ex. A-6 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-7

FORM OF CERTIFICATE TO BE GIVEN BY TRANSFEREE OR TRANSFEROR OF BENEFICIAL INTEREST IN A REGULATION S TEMPORARY BOOK ENTRY NOTE

Euroclear

151 Boulevard Jacqmain

B-1210 Brussels, Belgium

Clearstream Banking, société anonyme

f/k/a CedelBank, société anonyme

67 Boulevard Grand-Duchesse Charlotte

L-1331 Luxembourg

Re: Fixed Rate Secured Railcar Equipment Notes, [Class A-1] [Class A-2] (the “Equipment Notes”) issued pursuant to the Indenture, dated as of January 29, 2015 (as amended, restated or otherwise modified from time to time, the “Indenture”), between Longtrain Leasing III, LLC (“Issuer”) and U.S. Bank National Association (the “Indenture Trustee”).

This is to certify that as of the date hereof, and except as set forth below, for purposes of acquiring a beneficial interest in the Equipment Notes, the undersigned certifies that it is not a U.S. person (as defined in Rule 902 under the Securities Act of 1933, as amended).

The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Equipment Notes held by you in which the undersigned intends to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:

[Insert name of Transferee]

By:
Name:
Title:

Ex. A-7 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-8

FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM UNRESTRICTED BOOK-ENTRY NOTE TO 144A BOOK-ENTRY NOTE

U.S. Bank National Association, as Note Registrar

Global Structured Finance

425 Walnut Street, 6th Floor

CN-OH-W6CT

Cincinnati, Ohio, 45202

Attention: Account Manager

Longtrain Leasing III, LLC,

as Issuer

100 Clark Street

Saint Charles, MO 63301

Re: Fixed Rate Secured Railcar Equipment Notes, [Class A-1] [Class A-2] (the “Equipment Notes”) issued pursuant to the Indenture, dated as of January 29, 2015 (as amended, restated or otherwise modified from time to time, the “Indenture”), between Longtrain Leasing III, LLC (“Issuer”) and U.S. Bank National Association (the “Indenture Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $[            ] principal amount of Equipment Notes that are held as a beneficial interest in the Regulation S Book-Entry Note (CUSIP No. [            ]) with the Depository Trust Company (“DTC”) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the 144A Book-Entry Note (CUSIP No. [            ]) to be held with [Euroclear] [Clearstream] through DTC.

In connection with the request and in receipt of the Equipment Notes, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Equipment Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act [to a transferee that the Transferor reasonable believes is purchasing such Equipment Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act].

This certification and the statements contained herein are made for your benefit and the benefit of Issuer.

Dated:

[Insert name of Transferee]

By:
Name:
Title:

Ex. A-8 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-9

FORM OF 144A BOOK-ENTRY NOTES

[See Attached]

Ex. A-9 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

[FORM OF CLASS A-1 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

EACH PURCHASER OF A NOTE (OR ANY INTEREST THEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT (A) EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS; OR (2) (A) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL, CHURCH OR FOREIGN PLAN, A VIOLATION OF APPLICABLE LAW) AND (B) THE NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF SECTION 2510.3-101 OF REGULATIONS ISSUED BY THE UNITED STATES DEPARTMENT OF LABOR, AND AGREES TO SO TREAT THE NOTES; AND (B) IT WILL NOT SELL OR OTHERWISE TRANSFER THE NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN THIS SENTENCE.

THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Ex. A-9 - 2

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

LONGTRAIN LEASING III, LLC

FIXED RATE SECURED RAILCAR EQUIPMENT NOTES, CLASS A-1

Up to $250,000,000	CUSIP No.: 543190 AA0
No. 1	ISIN No.: US543190AA07
January 29, 2015	European Common Code: 117932427

KNOW ALL PERSONS BY THESE PRESENTS that LONGTRAIN LEASING III, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to Two Hundred Fifty Million Dollars ($250,000,000), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of January 29, 2015 (as amended, restated, or otherwise modified from time to time, the “Indenture”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture.

Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to Two Hundred Fifty Million Dollars ($250,000,000) pursuant to the Indenture. Class A-1 Notes are one of two duly authorized classes of notes of the Issuer issued pursuant to the Indenture.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Note is transferable as provided in the Indenture, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

The Issuer, the Indenture Trustee, and any other agent of the Issuer may treat the person in whose name this Note is registered as the absolute owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, or any other such agent shall be affected by notice to the contrary.

The Notes are subject to prepayment, at the times and subject to the conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture.

Ex. A-9 - 3

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture may be made only to the extent and in circumstances permitted by the Indenture.

The Holder of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture, or to institute, appear in, or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture; provided, however, that nothing contained in the Indenture shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 13.11 of the Indenture.

Each purchaser of a Note (or any interest therein) shall be deemed to represent and warrant to the Initial Purchasers, the Issuer, the Indenture Trustee, and the Manager that (a) either (1) it is not acquiring the Note with Plan assets; or (2) (A) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign Plan, a violation of Applicable Law) and (B) the Notes are rated investment grade or better and such Person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of Section 2510.3-101 of regulations issued by the United States Department of Labor, and agrees to so treat the Notes; and (b) it will not sell or otherwise transfer the Notes or any interest therein otherwise than to a purchaser or transferee that represents and agrees with respect to its purchase, holding, and disposition of the Notes to the same effect as the purchaser’s representation and agreement set forth in this sentence.

This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

All terms and provisions of the Indenture are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED, AND DECLARED, that all acts, conditions, and things required to exist, happen, and be performed precedent to the execution and delivery of the Indenture and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-9 - 4

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, LONGTRAIN LEASING III, LLC has caused this Note to be duly executed by its duly authorized representative on this 29th day of January 2015.

LONGTRAIN LEASING III, LLC

By:	American Railcar Industries, Inc., its sole member

By:
Name:	Umesh Choksi
Title:	Chief Financial Officer

This Note is one of the Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Ex. A-9 - 5

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

[FORM OF CLASS A-2 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

EACH PURCHASER OF A NOTE (OR ANY INTEREST THEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT (A) EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS; OR (2) (A) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL, CHURCH OR FOREIGN PLAN, A VIOLATION OF APPLICABLE LAW) AND (B) THE NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF SECTION 2510.3-101 OF REGULATIONS ISSUED BY THE UNITED STATES DEPARTMENT OF LABOR, AND AGREES TO SO TREAT THE NOTES; AND (B) IT WILL NOT SELL OR OTHERWISE TRANSFER THE NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN THIS SENTENCE.

THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Ex. A-9 - 6

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

LONGTRAIN LEASING III, LLC

FIXED RATE SECURED RAILCAR EQUIPMENT NOTES, CLASS A-2

Up to $375,487,000	CUSIP No.: 543190 AB8
No. 1	ISIN No.: US543190AB89
January 29, 2015	European Common Code: 117932451

KNOW ALL PERSONS BY THESE PRESENTS that LONGTRAIN LEASING III, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to Three Hundred Seventy-Five Million Four Hundred Eight-Seven Thousand Dollars ($375,487,000), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of January 29, 2015 (as amended, restated, or otherwise modified from time to time, the “Indenture”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture.

Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to Three Hundred Seventy-Five Million Four Hundred Eight-Seven Thousand Dollars ($375,487,000) pursuant to the Indenture. Class A-2 Notes are one of two duly authorized classes of notes of the Issuer issued pursuant to the Indenture.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Note is transferable as provided in the Indenture, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

The Issuer, the Indenture Trustee, and any other agent of the Issuer may treat the person in whose name this Note is registered as the absolute owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, or any other such agent shall be affected by notice to the contrary.

The Notes are subject to prepayment, at the times and subject to the conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture.

Ex. A-9 - 7

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture may be made only to the extent and in circumstances permitted by the Indenture.

The Holder of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture, or to institute, appear in, or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture; provided, however, that nothing contained in the Indenture shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 13.11 of the Indenture.

Each purchaser of a Note (or any interest therein) shall be deemed to represent and warrant to the Initial Purchasers, the Issuer, the Indenture Trustee, and the Manager that (a) either (1) it is not acquiring the Note with Plan assets; or (2) (A) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign Plan, a violation of Applicable Law) and (B) the Notes are rated investment grade or better and such Person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of Section 2510.3-101 of regulations issued by the United States Department of Labor, and agrees to so treat the Notes; and (b) it will not sell or otherwise transfer the Notes or any interest therein otherwise than to a purchaser or transferee that represents and agrees with respect to its purchase, holding, and disposition of the Notes to the same effect as the purchaser’s representation and agreement set forth in this sentence.

This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

All terms and provisions of the Indenture are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED, AND DECLARED, that all acts, conditions, and things required to exist, happen, and be performed precedent to the execution and delivery of the Indenture and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-9 - 8

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, LONGTRAIN LEASING III, LLC has caused this Note to be duly executed by its duly authorized representative on this 29th day of January 2015.

LONGTRAIN LEASING III, LLC

By:	American Railcar Industries, Inc., its sole member

By:
Name:	Umesh Choksi
Title:	Chief Financial Officer

This Note is one of the Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Ex. A-9 - 9

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-10

FORM OF REGULATION S TEMPORARY BOOK-ENTRY NOTES

[See Attached]

Ex. A-10 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

[FORM OF CLASS A-1 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

EACH PURCHASER OF A NOTE (OR ANY INTEREST THEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT (A) EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS; OR (2) (A) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL, CHURCH OR FOREIGN PLAN, A VIOLATION OF APPLICABLE LAW) AND (B) THE NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF SECTION 2510.3-101 OF REGULATIONS ISSUED BY THE UNITED STATES DEPARTMENT OF LABOR, AND AGREES TO SO TREAT THE NOTES; AND (B) IT WILL NOT SELL OR OTHERWISE TRANSFER THE NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN THIS SENTENCE.

Ex. A-10 - 2

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

EACH INVESTOR THAT IS A PERSON WHO IS NOT A U.S. PERSON AND TO WHOM THE OFFER AND SALE OF THE NOTES MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S (“PERMITTED NON-U.S. PERSON”) UNDERSTANDS THAT THE NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY BOOK-ENTRY NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK-ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS FORTY (40) DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Ex. A-10 - 3

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

LONGTRAIN LEASING III, LLC

FIXED RATE SECURED RAILCAR EQUIPMENT NOTES, CLASS A-1

Up to $250,000,000	CUSIP No.: U54248 AA4
No. 1	ISIN No.: USU54248AA42
January 29, 2015	European Common Code: 117932486

KNOW ALL PERSONS BY THESE PRESENTS that LONGTRAIN LEASING III, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to Two Hundred Fifty Million Dollars ($250,000,000), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of January 29, 2015 (as amended, restated, or otherwise modified from time to time, the “Indenture”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture.

Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to Two Hundred Fifty Million Dollars ($250,000,000) pursuant to the Indenture. Class A-1 Notes are one of two duly authorized classes of notes of the Issuer issued pursuant to the Indenture.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Note is transferable as provided in the Indenture, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

The Issuer, the Indenture Trustee, and any other agent of the Issuer may treat the person in whose name this Note is registered as the absolute owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, or any other such agent shall be affected by notice to the contrary.

The Notes are subject to prepayment, at the times and subject to the conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture.

Ex. A-10 - 4

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture may be made only to the extent and in circumstances permitted by the Indenture.

The Holder of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture, or to institute, appear in, or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture; provided, however, that nothing contained in the Indenture shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 13.11 of the Indenture.

Each purchaser of a Note (or any interest therein) shall be deemed to represent and warrant to the Initial Purchasers, the Issuer, the Indenture Trustee, and the Manager that (a) either (1) it is not acquiring the Note with Plan assets; or (2) (A) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign Plan, a violation of Applicable Law) and (B) the Notes are rated investment grade or better and such Person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of Section 2510.3-101 of regulations issued by the United States Department of Labor, and agrees to so treat the Notes; and (b) it will not sell or otherwise transfer the Notes or any interest therein otherwise than to a purchaser or transferee that represents and agrees with respect to its purchase, holding, and disposition of the Notes to the same effect as the purchaser’s representation and agreement set forth in this sentence.

This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

All terms and provisions of the Indenture are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED, AND DECLARED, that all acts, conditions, and things required to exist, happen, and be performed precedent to the execution and delivery of the Indenture and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-10 - 5

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, LONGTRAIN LEASING III, LLC has caused this Note to be duly executed by its duly authorized representative on this 29th day of January 2015.

LONGTRAIN LEASING III, LLC

By:	American Railcar Industries, Inc., its sole member

By:
Name:	Umesh Choksi
Title:	Chief Financial Officer

This Note is one of the Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Ex. A-10 - 6

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

[FORM OF CLASS A-2 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

EACH PURCHASER OF A NOTE (OR ANY INTEREST THEREIN) SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT (A) EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS; OR (2) (A) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL, CHURCH OR FOREIGN PLAN, A VIOLATION OF APPLICABLE LAW) AND (B) THE NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF SECTION 2510.3-101 OF REGULATIONS ISSUED BY THE UNITED STATES DEPARTMENT OF LABOR, AND AGREES TO SO TREAT THE NOTES; AND (B) IT WILL NOT SELL OR OTHERWISE TRANSFER THE NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN THIS SENTENCE.

Ex. A-10 - 7

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

EACH INVESTOR THAT IS A PERSON WHO IS NOT A U.S. PERSON AND TO WHOM THE OFFER AND SALE OF THE NOTES MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S (“PERMITTED NON-U.S. PERSON”) UNDERSTANDS THAT THE NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY BOOK-ENTRY NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK-ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS FORTY (40) DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Ex. A-10 - 8

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

LONGTRAIN LEASING III, LLC

FIXED RATE SECURED RAILCAR EQUIPMENT NOTES, CLASS A-2

Up to $375,487,000	CUSIP No.: U54248 AB2
No. 1	ISIN No.: USU54248AB25
January 29, 2015	European Common Code: 117932508

KNOW ALL PERSONS BY THESE PRESENTS that LONGTRAIN LEASING III, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to Three Hundred Seventy-Five Million Four Hundred Eight-Seven Thousand Dollars ($375,487,000), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of January 29, 2015 (as amended, restated, or otherwise modified from time to time, the “Indenture”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture.

Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to Three Hundred Seventy-Five Million Four Hundred Eight-Seven Thousand Dollars ($375,487,000) pursuant to the Indenture. Class A-2 Notes are one of two duly authorized classes of notes of the Issuer issued pursuant to the Indenture.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Note is transferable as provided in the Indenture, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

The Issuer, the Indenture Trustee, and any other agent of the Issuer may treat the person in whose name this Note is registered as the absolute owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, or any other such agent shall be affected by notice to the contrary.

The Notes are subject to prepayment, at the times and subject to the conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture.

Ex. A-10 - 9

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture may be made only to the extent and in circumstances permitted by the Indenture.

The Holder of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture, or to institute, appear in, or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture; provided, however, that nothing contained in the Indenture shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 13.11 of the Indenture.

Each purchaser of a Note (or any interest therein) shall be deemed to represent and warrant to the Initial Purchasers, the Issuer, the Indenture Trustee, and the Manager that (a) either (1) it is not acquiring the Note with Plan assets; or (2) (A) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign Plan, a violation of Applicable Law) and (B) the Notes are rated investment grade or better and such Person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of Section 2510.3-101 of regulations issued by the United States Department of Labor, and agrees to so treat the Notes; and (b) it will not sell or otherwise transfer the Notes or any interest therein otherwise than to a purchaser or transferee that represents and agrees with respect to its purchase, holding, and disposition of the Notes to the same effect as the purchaser’s representation and agreement set forth in this sentence.

This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

All terms and provisions of the Indenture are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED, AND DECLARED, that all acts, conditions, and things required to exist, happen, and be performed precedent to the execution and delivery of the Indenture and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-10 - 10

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, LONGTRAIN LEASING III, LLC has caused this Note to be duly executed by its duly authorized representative on this 29th day of January 2015.

LONGTRAIN LEASING III, LLC

By:	American Railcar Industries, Inc., its sole member

By:
Name:	Umesh Choksi
Title:	Chief Financial Officer

This Note is one of the Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Ex. A-10 - 11

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-11

FORM OF PERMANENT REGULATION S GLOBAL NOTES

[See Attached]

Ex. A-11 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

[FORM OF CLASS A-1 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED, OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO A PERSON THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH NOTE IN AN AMOUNT OF AT LEAST $100,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE SUPPLEMENTS.

EACH PURCHASER OF A NOTE (OR ANY INTEREST THEREIN) SHALL REPRESENT OR BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE, AND THE MANAGER THAT (A) EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS; OR (2) (A) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL, CHURCH OR FOREIGN PLAN, A VIOLATION OF APPLICABLE LAW) AND (B) THE NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF SECTION 2510.3-101 OF REGULATIONS ISSUED BY THE UNITED STATES DEPARTMENT OF LABOR, AND AGREES TO SO TREAT THE NOTES; AND (B) IT WILL NOT SELL OR OTHERWISE TRANSFER THE NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN THIS SENTENCE.

Ex. A-11 - 2

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

EACH INVESTOR THAT IS A PERSON WHO IS NOT A U.S. PERSON AND TO WHOM THE OFFER AND SALE OF THE NOTES MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S (“PERMITTED NON-U.S. PERSON”) UNDERSTANDS THAT THE NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY BOOK-ENTRY NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK-ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS FORTY (40) DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Ex. A-11 - 3

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

LONGTRAIN LEASING III, LLC

FIXED RATE SECURED RAILCAR EQUIPMENT NOTES, CLASS A-1

Up to $250,000,000	CUSIP No.: U54248 AA4
Note No.: 1	ISIN No.: USU54248AA42
January 29, 2015	European Common Code: 117932486

KNOW ALL PERSONS BY THESE PRESENTS that LONGTRAIN LEASING III, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to Two Hundred Fifty Million Dollars ($250,000,000), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of January 29, 2015 (as amended, restated, or otherwise modified from time to time, the “Indenture”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture.

Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to Two Hundred Fifty Million Dollars ($250,000,000) pursuant to the Indenture. Class A-1 Notes are one of two duly authorized classes of notes of the Issuer issued pursuant to the Indenture.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Note is transferable as provided in the Indenture, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

The Issuer, the Indenture Trustee, and any other agent of the Issuer may treat the person in whose name this Note is registered as the absolute owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, or any other such agent shall be affected by notice to the contrary.

The Notes are subject to prepayment, at the times and subject to the conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture.

Ex. A-11 - 4

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture may be made only to the extent and in circumstances permitted by the Indenture.

The Holder of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture, or to institute, appear in, or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture; provided, however, that nothing contained in the Indenture shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 13.11 of the Indenture.

Each purchaser of a Note (or any interest therein) shall be deemed to represent and warrant to the Initial Purchasers, the Issuer, the Indenture Trustee, and the Manager that (a) either (1) it is not acquiring the Note with Plan assets; or (2) (A) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign Plan, a violation of Applicable Law) and (B) the Notes are rated investment grade or better and such Person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of Section 2510.3-101 of regulations issued by the United States Department of Labor, and agrees to so treat the Notes; and (b) it will not sell or otherwise transfer the Notes or any interest therein otherwise than to a purchaser or transferee that represents and agrees with respect to its purchase, holding, and disposition of the Notes to the same effect as the purchaser’s representation and agreement set forth in this sentence.

This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

All terms and provisions of the Indenture are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED, AND DECLARED, that all acts, conditions, and things required to exist, happen, and be performed precedent to the execution and delivery of the Indenture and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-11 - 5

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, LONGTRAIN LEASING III, LLC has caused this Note to be duly executed by its duly authorized representative on this 29th day of January 2015.

LONGTRAIN LEASING III, LLC

By:	American Railcar Industries, Inc., its sole member

By:
Name:	Umesh Choksi
Title:	Chief Financial Officer

This Note is one of the Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Ex. A-11 - 6

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

[FORM OF CLASS A-2 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT SUCH NOTE MAY BE RESOLD, PLEDGED, OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) TO A PERSON THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH NOTE IN AN AMOUNT OF AT LEAST $100,000 AND DELIVERS A PURCHASER LETTER TO THE INDENTURE TRUSTEE IN THE FORM ATTACHED TO THE SUPPLEMENTS.

EACH PURCHASER OF A NOTE (OR ANY INTEREST THEREIN) SHALL REPRESENT OR BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE, AND THE MANAGER THAT (A) EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS; OR (2) (A) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL, CHURCH OR FOREIGN PLAN, A VIOLATION OF APPLICABLE LAW) AND (B) THE NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF SECTION 2510.3-101 OF REGULATIONS ISSUED BY THE UNITED STATES DEPARTMENT OF LABOR, AND AGREES TO SO TREAT THE NOTES; AND (B) IT WILL NOT SELL OR OTHERWISE TRANSFER THE NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN THIS SENTENCE.

Ex. A-11 - 7

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

EACH INVESTOR THAT IS A PERSON WHO IS NOT A U.S. PERSON AND TO WHOM THE OFFER AND SALE OF THE NOTES MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S (“PERMITTED NON-U.S. PERSON”) UNDERSTANDS THAT THE NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY BOOK-ENTRY NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK-ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS FORTY (40) DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Ex. A-11 - 8

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

LONGTRAIN LEASING III, LLC

FIXED RATE SECURED RAILCAR EQUIPMENT NOTES, CLASS A-2

Up to $375,487,000	CUSIP No.: U54248 AB2
No. 1	ISIN No.: USU54248AB25
January 29, 2015	European Common Code: 117932508

KNOW ALL PERSONS BY THESE PRESENTS that LONGTRAIN LEASING III, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to Three Hundred Seventy-Five Million Four Hundred Eight-Seven Thousand Dollars ($375,487,000), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of January 29, 2015 (as amended, restated, or otherwise modified from time to time, the “Indenture”), and (ii) interest on the outstanding principal amount of this Note on the dates and in the amounts set forth in the Indenture. Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture.

Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Note is payable at the times and in the amounts set forth in the Indenture by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to Three Hundred Seventy-Five Million Four Hundred Eight-Seven Thousand Dollars ($375,487,000) pursuant to the Indenture. Class A-2 Notes are one of two duly authorized classes of notes of the Issuer issued pursuant to the Indenture.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Note is transferable as provided in the Indenture, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

The Issuer, the Indenture Trustee, and any other agent of the Issuer may treat the person in whose name this Note is registered as the absolute owner hereof for all purposes, and none of the Issuer, the Indenture Trustee, or any other such agent shall be affected by notice to the contrary.

The Notes are subject to prepayment, at the times and subject to the conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Indenture.

Ex. A-11 - 9

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Note and on all future holders of this Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Note. Supplements and amendments to the Indenture may be made only to the extent and in circumstances permitted by the Indenture.

The Holder of this Note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture, or to institute, appear in, or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture; provided, however, that nothing contained in the Indenture shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 13.11 of the Indenture.

Each purchaser of a Note (or any interest therein) shall be deemed to represent and warrant to the Initial Purchasers, the Issuer, the Indenture Trustee, and the Manager that (a) either (1) it is not acquiring the Note with Plan assets; or (2) (A) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign Plan, a violation of Applicable Law) and (B) the Notes are rated investment grade or better and such Person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of Section 2510.3-101 of regulations issued by the United States Department of Labor, and agrees to so treat the Notes; and (b) it will not sell or otherwise transfer the Notes or any interest therein otherwise than to a purchaser or transferee that represents and agrees with respect to its purchase, holding, and disposition of the Notes to the same effect as the purchaser’s representation and agreement set forth in this sentence.

This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

All terms and provisions of the Indenture are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED, AND DECLARED, that all acts, conditions, and things required to exist, happen, and be performed precedent to the execution and delivery of the Indenture and the issuance of this Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-11 - 10

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, LONGTRAIN LEASING III, LLC has caused this Note to be duly executed by its duly authorized representative on this 29th day of January 2015.

LONGTRAIN LEASING III, LLC

By:	American Railcar Industries, Inc., its sole member

By:
Name:	Umesh Choksi
Title:	Chief Financial Officer

This Note is one of the Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Ex. A-11 - 11

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

FORM OF INVESTMENT LETTER TO BE DELIVERED IN CONNECTION WITH

TRANSFERS TO NON-QIB ACCREDITED INVESTORS

[INSERT DATE]

U.S. Bank National Association

Global Structured Finance

425 Walnut Street, 6th Floor

CN-OH-W6CT

Cincinnati, Ohio, 45202

Attention: Account Manager

Ladies and Gentlemen:

In connection with our proposed purchase of $[            ] of the Fixed Rate Secured Railcar Equipment Notes, [Class A-1] [Class A-2] (the “Notes”) issued by LONGTRAIN LEASING III, LLC (“Issuer”), we confirm that:

(i) we have received a copy of the final Offering Memorandum, dated January 23, 2015 (the “Offering Memorandum”), relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption “RESTRICTIONS ON TRANSFERS AND NOTICE TO INVESTORS” in such Offering Memorandum, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Memorandum;

(ii) we understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture, dated as of January 29, 2015 (as amended, restated or otherwise modified from time to time, the “Indenture”), between the Issuer and U.S. Bank National Association (the “Indenture Trustee”) relating to the Notes, and that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth under “RESTRICTIONS ON TRANSFERS AND NOTICE TO INVESTORS” in the Offering Memorandum and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”);

(iii) we understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Notes, we will do so only (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “Institutional Accredited Investor” (as defined below) that, prior to such transfer, furnishes to the Indenture Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (substantially in the form of this letter), (D) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, (E) pursuant to the

Ex. B - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

exemption from registration provided by Rule 144 under the Securities Act (if available), (F) pursuant to another applicable exemption from registration under the Securities Act, provided we provide an opinion of counsel acceptable to the Issuer, or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein;

(iv) we (or any account for which we are exercising sole investment discretion) are an “Institutional Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which are acting are each able to bear the economic risk of our or its investment for an indefinite period of time;

(v) we are acquiring Notes for or own account (or an account for which we are exercising sole investment discretion) for investment and not with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts (each of which is an Institutional Accredited Investor) for which we are acting as fiduciary shall remain at all times within our control;

(vi) we represent and warrant with respect to any Notes that either (i) no assets of a Plan (as defined in the Offering Memorandum) have been used to purchase the Notes or (ii) one or more statutory or administrative exemptions applies so that the use of such Plan assets to purchase and hold the Notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code; and

(vii) we understand that, on any proposed resale of any Notes, we will be required to furnish to the Indenture Trustee and the Issuer such certifications, legal opinions and other information as the Indenture Trustee and Issuer may reasonably require in order to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend substantially to the foregoing effect.

Terms used in this letter and not defined shall have the meanings assigned in the Offering Memorandum.

The Issuer, the Initial Purchasers and the Indenture Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:
Name:
Title:

Address:

Ex. B - 2

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT C-1

FORM OF MONTHLY REPORT

[See Exhibit C to the Management Agreement]

Ex. C-1 - 1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT C-2

FORM OF ANNUAL REPORT

Longtrain Leasing III, LLC	CONFIDENTIAL

Monthly Servicer Report
Collection Period	MM/DD/YYYY - MM/DD/YYYY
Payment Date	MM/DD/YYYY

Collection Account Balance at January 1, YYYY		$000,000,000.00

For the prior twelve (12) Collection Periods the Sum of Funds Available from
Lease Payments		$000,000,000.00
Sale Proceeds		$000,000,000.00
Manager Advances		$000,000,000.00
Railroad Mileage Credits		$000,000,000.00
Net Cash Proceeds of Asset Dispositions (other than Casualties and Condemnations)		$000,000,000.00
Casualty Proceeds		$000,000,000.00
Interest Deposited from earnings on the Collection Account and other accounts		$000,000,000.00
Interest on Liquidity Reserve Account		$000,000,000.00
Released from the Liquidity Reserve Account		$000,000,000.00
Capital Contributions		$000,000,000.00
Other Deposits to Collection Account		$000,000,000.00

Total Available for Distribution for the Year		$000,000,000.00

Distribution of Available Funds
(after the payment of any related Railroad Mileage Credit reimbursements)

1) For the prior twelve (12) Collection Periods the Sum of Required Expense Amounts for
Payment or reimbursement of Operating Expenses at the Payment Date		$000,000,000.00
Current Balance of Expense Account	$000,000,000.00
Balance of Expense Account after reserve for Operating Expenses	$000,000,000.00
Required reserve for Operating Expenses		$000,000,000.00

Ex. C-2-1

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Longtrain Leasing III, LLC	CONFIDENTIAL

Monthly Servicer Report
Collection Period	MM/DD/YYYY - MM/DD/YYYY
Payment Date	MM/DD/YYYY

2) For the prior twelve (12) Collection Periods the Sum of Service Provider Fees for
To the payment of the Indenture Trustee	$000,000,000.00
To the payment of the Manager, the Senior Portion of Management Fee [*****]	$000,000,000.00
		$000,000,000.00

3) For the prior twelve (12) Collection Periods the Sum of Manager Advances
To the repayment of any outstanding Manager Advances	$000,000,000.00
To the payment of any interest accrued on outstanding Manager Advances	$000,000,000.00
		$000,000,000.00

4) For the prior twelve (12) Collection Periods the Sum of Interest Payments
Class A-1 current interest paid	$000,000,000.00
Class A-2 current interest paid	$000,000,000.00
Class A-1 past due interest paid	$000,000,000.00
Class A-2 past due interest paid	$000,000,000.00
Total Interest Payments		$000,000,000.00

5) For the prior twelve (12) Collection Periods the Sum of Liquidity Reserve Account
Deposit to or release from Liquidity Reserve Account		$000,000,000.00

6) For the prior twelve (12) Collection Periods the Sum of Scheduled Principal Payment Amounts
Class A-1 Scheduled Principal Payment Amounts		$000,000,000.00

7) For the prior twelve (12) Collection Periods the Sum of Early Amortization Events
If an Early Amortization Event has occurred and is then continuing, to the payment of the unpaid principal balance of the Class A-1 Notes and the Class A-2 Notes, on a pro rata basis
Class A-1 principal		$000,000,000.00
Class A-2 principal		$000,000,000.00

Ex. C-2-2

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Longtrain Leasing III, LLC	CONFIDENTIAL

Monthly Servicer Report
Collection Period	MM/DD/YYYY - MM/DD/YYYY
Payment Date	MM/DD/YYYY

Total principal paid in connection with an Early Amortization Event		$000,000,000.00

8) For the prior twelve (12) Collection Periods the Sum of Rapid Amortization Events
If a Rapid Amortization Event has occurred, to the payment of the unpaid principal balance of the Class A-2 Notes	$000,000,000.00

9) For the prior twelve (12) Collection Periods the Sum of Additional Interest Amounts
Class A-1 Additional Interest due		$000,000,000.00
Class A-2 Additional Interest due		$000,000,000.00
Class A-1 Additional Interest paid		$000,000,000.00
Class A-2 Additional Interest paid		$000,000,000.00
	$000,000,000.00

10) For the prior twelve (12) Collection Periods the Sum of Issuer Indemnities Payable to the Initial Purchaser	$000,000,000.00

11) For the prior twelve (12) Collection Periods the Sum of Reimbursement for Optional Modifications and Excess Expenditures		$000,000,000.00
To the Issuer, or the Manager on its behalf, for Optional Modifications		$000,000,000.00
To the Manager, for reimbursement of the Unapproved Excess Expenditure Amount		$000,000,000.00

12) For the prior twelve (12) Collection Periods the Sum of Manager Fees		$000,000,000.00
Subordinate Portion of Management Fee [*****]	$000,000,000.00

13) For the prior twelve (12) Collection Periods the Sum of Excess Cash

To the Issuer, all remaining amounts, which shall, unless the Issuer decides otherwise, be distributed to the Member; provided, however, that if the Debt Service Coverage Ratio (calculated without taking into account Capital Contributions described in clause (a)(i)(z) in the definition thereof) determined in respect of the current Payment Date (commencing on the seventh (7th) Payment Date after the Closing Date) is less than 1.05 to 1.00, then the Issuer shall retain all such remaining amounts in the Collections Account until the next Payment Date, on which date it will continue to be included within the Available Collections Amount and will be applied on such next Payment Date in accordance with the Flow of Funds, as applicable.

		$000,000,000.00

Collections Account Balance at December 31, YYYY		$000,000,000.00

Ex. C-2-3

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Form of Annual Report

PORTFOLIO CHARACTERISTICS – Collateral Information (By Lessee)

#	Lessee ID	Industry	Lease Type	Car Type	Car Description	Quantity	Adjusted Value of Railcars	Wtd. Avg. Original Term	Wtd. Avg. Build Date
1	ID	Categories as in the OM	Full Lease / Net Lease	Covered Hopper / Tank	Description	0,000	$000,000,000.00	000.00 months	MM/DD/YYYY
2
3
4
5

PORTFOLIO CHARACTERISTICS – Collateral Information – Casualty Occurance for YYYY Calendar Year (By Lessee)

#	Lessee ID	Industry	Lease Type	Car Type	Car Description	Quantity	Adjusted Value of Railcars	Wtd. Avg. Original Term	Wtd. Avg. Build Date
1	ID	Categories as in the OM	Full Lease / Net Lease	Covered Hopper / Tank	Description	0,000	$000,000,000.00	000.00 months	MM/DD/YYYY
2
3
4
5

Ex. C-2-4

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

Form of Annual Report

Statement of Compliance with Sections 5.04(t)(ii) and (iii) of the Indenture

The Issuer (or the Manager on the Issuer’s behalf) declares that during the calendar year YYYY, all Railcars repainted during the period, or the markings required by the Management Agreement have been preserved or replaced. The Issuer, except as disclosed herein, is not aware of any condition of any Railcar which would cause such Railcar not to comply in any material respect with the rules and regulations of the FRA and the interchange rules fo the Field Manual of the AAR as they apply to the maintenance and operation of the Railcars in interchange and any other requirements under the Indenture.

Dated	MM/DD/YYYY

American Railcar Leasing LLC, as Manager

By:

Name:
Title:

Ex. C-2-5

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

EXHIBIT D

FORM OF PAYMENT DATE SCHEDULE

[See Exhibit C to the Management Agreement]

Ex. D-1